UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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2020 NOTICE OF ANNUAL MEETING &
PROXY STATEMENT

July 22, 2020

Dear Shareholder:

You are cordially invited to attend the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Capri Holdings Limited, to be held at 1:00 p.m., local time, on September 23, 2020, at Baker & McKenzie LLP, 100 New Bridge Street, London, 6JA EC4V. Information concerning the matters to be considered and voted upon at the Annual Meeting is set out in the attached Notice of 2020 Annual Meeting of Shareholders and proxy statement.

Looking at Fiscal 2020, we were pleased with the progress of our strategic initiatives across the company. Prior to the impact of COVID-19, our earnings per share outlook was largely on track with our expectations. While we expect fiscal 2021 to be significantly impacted by the effects of the virus, we are encouraged as we reopen our stores globally with initial revenue exceeding our expectations. We have a portfolio of three iconic, founder-led fashion luxury houses that inspire passion and excitement in customers who value design innovation and exceptional quality. Looking ahead, we plan to continue to execute on our growth initiatives. We remain confident in the long-term opportunities for each of our unique luxury brands and believe Capri Holdings is poised to resume its growth trajectory in fiscal 2022.

While our Proxy Statement primarily focuses on fiscal 2020, we cannot ignore the effect that the COVID-19 pandemic is having on our business and operations. We have taken a number of actions to reduce our compensation and payroll, including reducing our Board of Directors’ annual total cash compensation for fiscal 2021 by 50% and reducing the base salary of our named executive officers (other than me) by 20%. I have voluntarily elected to forego my base salary for fiscal 2021, except for the minimum necessary to cover benefits and certain other perquisites. These actions are detailed further in our Proxy Statement. In addition, we have engaged in a number of initiatives to preserve cash flows and maintain our financial strength, including reducing capital expenditures and eliminating all non-essential operating expenses, significantly reducing inventory purchases, extending payment terms and suspending our share buyback program. We have also amended our Revolving Credit and Term Loan Facility and entered into a new 364-day Revolving Credit Facility to improve our financial flexibility and liquidity position.

I would also like to express my heartfelt condolences to the individuals, families and communities affected by the unjust and tragic deaths of George Floyd and Rayshard Brooks as well as the countless victims that have come before them. The systemic discrimination that has led us to this point is deplorable and untenable. At Capri, we stand against racism, discrimination and violence of any kind. As an organization and as individuals, we have an opportunity to positively impact the future. Capri Holdings is committed to listening, learning and taking the necessary actions to support long-term positive change for the Black community. While we foster an inclusive environment where employees of diverse backgrounds are welcomed, valued and celebrated, there is more work that we can do to increase diversity at all levels inside our company. We are working on significant initiatives to create change within our organization.

We are also proud to drive positive environmental and social change within our organization and our world. On April 22, 2020, the 50th Anniversary of Earth Day, we released our first group-wide corporate social responsibility strategy, building upon the meaningful initiatives that each of our brands has already been working on, and outlining our global strategy to achieve significant, measurable goals across a range of important environmental and social sustainability issues, including material sourcing, greenhouse gas emissions, water use, waste reduction, diversity and inclusion and philanthropic giving. We recognize that as our company grows, so do our responsibilities, and welcome the opportunity to do more. We are committed to improving the way we work in order to better the world in which we live.

Thank you for your continued support. We look forward to seeing you at our 2020 Annual Meeting.

Sincerely,
John D. Idol
Chairman and Chief Executive Officer

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS
To Our Shareholders:
Notice is hereby given that the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Capri Holdings Limited, a British Virgin Islands corporation (the “Company”), will be held at Baker & McKenzie LLP, 100 New Bridge Street, London, United Kingdom 6JA EC4V, on September 23, 2020 at 1:00 p.m., local time, for the following purposes:
1.To elect three Class III directors for a three-year term and until the election and qualification of their respective successors in office;
2.To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 27, 2021;
3.To hold a non-binding advisory vote on executive compensation (“say on pay”);
4.To consider and vote upon the approval of the Capri Holdings Limited Second Amended and Restated Omnibus Incentive Plan; and
5.To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on July 15, 2020 as the record date for the Annual Meeting (the “Record Date”), and only holders of record of ordinary shares of the Company at such time will be entitled to notice of or to vote at the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement for the Annual Meeting. On or about July 22, 2020, we intend to mail to our shareholders of record as of the Record Date a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy statement and a copy of our Annual Report on Form 10-K for the fiscal year ended March 28, 2020 (the “2020 Annual Report”). The Notice also provides instructions on how to vote online and on how to receive a paper copy of the proxy materials by mail.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to be Held on September 23, 2020
The Notice, proxy statement and the 2020 Annual Report are available at www.proxyvote.com.
YOUR VOTE IS IMPORTANT
Based on current New York Stock Exchange rules your broker will NOT be able to vote your ordinary shares with respect to the election of directors (Proposal No. 1), the say on pay vote (Proposal No. 3) or the approval of the Capri Holdings Limited Second Amended and Restated Omnibus Incentive Plan (Proposal No. 4) if you have not provided instructions to your broker. We strongly encourage you to provide instructions to your broker to vote your ordinary shares and exercise your right as a shareholder.

We intend to hold our annual meeting in person. If you are a shareholder of record as of the Record Date, you will be admitted to the meeting upon presenting a form of photo identification. If you own ordinary shares beneficially through a bank, broker or otherwise, you will be admitted to the meeting upon presenting a form of photo identification and proof of share ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of share ownership for this purpose.
We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials and federal, state and local governments may issue in light of COVID-19. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). If we take this step, we will announce the decision to do so in advance by issuing a press release and filing such press release as definitive additional soliciting material with the Securities and Exchange Commission.
Regardless of whether or not you plan to attend the Annual Meeting, please follow the instructions you received to authorize a proxy to vote your ordinary shares as soon as possible to ensure that your ordinary shares are represented at the Annual Meeting. Any shareholder that decides to attend the Annual Meeting may, if so desired, revoke their prior proxy by voting their ordinary shares at the Annual Meeting.
By order of the Board of Directors,
Hannah Merritt
Corporate Secretary
London, United Kingdom
July 22, 2020

PROXY STATEMENT

2020 Annual Meeting of Shareholders
Wednesday, September 23, 2020
GENERAL INFORMATION
This proxy statement is being provided to solicit proxies on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Capri Holdings Limited (the “Company,” “Capri Holdings,” “we,” “our” or “us”) for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, September 23, 2020, at 1:00 p.m., local time, at Baker & McKenzie LLP, 100 New Bridge Street, London, United Kingdom, 6JA EC4V, and any adjournment or postponement thereof. We expect to first make this proxy statement available, together with a copy of our Annual Report on Form 10-K for the fiscal year ended March 28, 2020 (the “2020 Annual Report”), to shareholders on or about July 22, 2020.
Internet Availability of Proxy Materials
We have elected to provide access to our proxy materials over the Internet in accordance with the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”). Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record as of the close of business on July 15, 2020 (the “Record Date”). All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice. This permits us to conserve natural resources and reduces our printing costs, while giving shareholders a convenient and efficient way to access our proxy materials and vote their ordinary shares.
We intend to mail the Notice on or about July 22, 2020 to all shareholders of record entitled to vote at the Annual Meeting as of the close of business on the Record Date. On that same date, we will also mail a printed copy of this proxy statement, our 2020 Annual Report and form of proxy to certain shareholders who had previously requested printed copies.

Who May Vote

Only holders of record of our ordinary shares at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 150,306,584 ordinary shares were issued and outstanding. Each ordinary share is entitled to one vote at the Annual Meeting.

1 | 2020 Proxy Statement

What Constitutes a Quorum

Shareholders may not take action at the Annual Meeting unless there is a quorum present at the meeting. A meeting of shareholders is duly constituted, and a quorum is present, if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote on resolutions of shareholders to be considered at the meeting. Abstentions and broker non-votes (as described below) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.
Broker Non-Votes and Abstentions
Broker non-votes occur when brokers holding shares in street name for beneficial owners do not receive instructions from the beneficial owners about how to vote their shares. An abstention occurs when a shareholder withholds such shareholder’s vote by checking the “ABSTAIN” box on the proxy card, or similarly elects to abstain via Internet or telephone voting. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, including the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2) and such broker non-votes are counted as shares entitled to vote on such proposal. Based on current New York Stock Exchange (“NYSE”) rules, your broker will NOT be able to vote your shares with respect to the election of directors (Proposal No. 1), the say on pay vote (Proposal No. 3) or the approval of the Capri Holdings Limited Second Amended and Restated Omnibus Incentive Plan (Proposal No. 4) if you have not provided instructions to your broker. In the absence of voting instructions, broker non-votes will not be counted as entitled to vote on Proposals No. 1, 3 or 4 and will not affect the outcome of these matters, assuming a quorum is obtained. We strongly encourage you to provide instructions to your broker to vote your ordinary shares and exercise your right as a shareholder. Abstentions are treated as shares that are entitled to vote and will have the same effect as a vote “AGAINST” a proposal.
Vote Required
Proposal No. 1 (Election of Directors): Under applicable British Virgin Islands law and our Amended and Restated Memorandum and Articles of Association (our “Memorandum”), directors are elected by the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and voted, if a quorum is present. Our Memorandum does not provide for cumulative voting. Under our Corporate Governance Guidelines, a director nominee, running uncontested, who receives more “AGAINST” than “FOR” votes is required to tender his or her resignation for consideration by the Governance, Nominating and Corporate Social Responsibility Committee. See “Corporate Governance—Director Nomination Process and Elections; Board Diversity.”
Proposal No. 2 (Auditor Ratification): The ratification of the appointment of Ernst & Young LLP, our proposed independent registered public accounting firm for the fiscal year ending March 27, 2021 (“Fiscal 2021”), requires the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted, if a quorum is present.

2 | 2020 Proxy Statement

Proposal No. 3 (Say on Pay): Our Board of Directors is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement. Under our Memorandum, the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted is required to approve this resolution, if a quorum is present. The vote is non-binding and advisory in nature, but our Compensation and Talent Committee and our Board will take into account the outcome of the vote when considering future executive compensation arrangements, to the extent they can determine the cause or causes of any significant negative voting results.

Proposal No. 4 (Capri Holdings Limited Second Amended and Restated Omnibus Incentive Plan): The affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted is required to approve this resolution, if a quorum is present, pursuant to our Memorandum.
Voting Process and Revocation of Proxies
If you are a shareholder of record, you may cast your vote in any of the following ways:

Internet	QR Code	Telephone	Mail	In Person
Go to www.proxyvote.com. You will need the 16-digit control number included in your proxy card or Notice.	Scan the QR code included on your proxy card or Notice. You will need the 16-digit control number.	Call (800) 690-6903 and provide your 16-digit control number.	Mark, date, sign and return the proxy card to the address provided in the proxy materials.	See “Attendance at Annual Meeting.”

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on September 22, 2020. Submitting your proxy by any of these methods will not affect your ability to attend the Annual Meeting and vote at the Annual Meeting.
If your ordinary shares are held in “street name,” meaning you are a beneficial owner with your shares held through a bank or brokerage firm, you will receive voting instructions from your bank or brokerage firm. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting will also be offered to shareholders owning shares through certain banks and brokers.
The Company will retain an independent tabulator to receive and tabulate the proxies.
If you submit proxy voting instructions and direct how your shares will be voted, the individuals named as proxies will vote your shares in the manner you indicate. If you submit proxy voting instructions but do not direct how your shares will be voted, the individuals named as proxies will vote your shares:
“FOR” the election of the three Class III nominees for director (Proposal No. 1);

3 | 2020 Proxy Statement

“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 27, 2021 (Proposal No. 2);
“FOR” the compensation of our named executive officers (Proposal No. 3); and
“FOR” the approval of the Capri Holdings Limited Second Amended and Restated Omnibus Incentive Plan (Proposal No. 4).
It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the individuals named as proxies will vote in accordance with their discretion with respect to such matters.
A shareholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•attending the Annual Meeting and voting at the Annual Meeting;
•voting by Internet or telephone (only the last vote cast by each shareholder of record will be counted), provided that the shareholder does so before 11:59 p.m. Eastern Time on September 22, 2020;
•delivering a written notice, at the address given below, bearing a date later than that indicated on the proxy card or the date you voted by Internet or telephone, but prior to the date of the Annual Meeting, stating that the proxy is revoked; or
•signing and delivering a subsequently dated proxy card prior to the vote at the Annual Meeting.
You should send any written notice or new proxy card to Capri Holdings Limited, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you are a shareholder of record you may request a new proxy card by calling the Company at its principal executive office in London at (44) 207 632 8600.

Any shareholder owning shares in street name may change or revoke previously given voting instructions by contacting the bank or brokerage firm holding the ordinary shares or by obtaining a legal proxy from such bank or brokerage firm and voting at the Annual Meeting. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.
Attendance at the Annual Meeting
We intend to to hold the Annual Meeting in person. Only shareholders or their legal proxy holders are invited to attend the Annual Meeting. To be admitted to the Annual Meeting, you will need a form of photo identification (such as a driver’s license or passport), and if you hold your ordinary shares in street name you must also bring valid proof of ownership of your ordinary shares or a valid legal proxy. If you are a shareholder of record, you will be admitted to the Annual Meeting only if we are able to verify your shareholder status by checking your name against the list of registered shareholders on the Record Date. If you hold your ordinary shares in street name through a bank or brokerage firm, a brokerage statement or a letter from a bank or broker reflecting your ownership as of the Record Date is sufficient proof of ownership to be admitted to the Annual Meeting.
No cameras, recording equipment, electronic devices or large bags, briefcases or packages will be permitted in the Annual Meeting. Attendees may be asked to pass through security prior to entering the Annual Meeting.

4 | 2020 Proxy Statement

The Company encourages members of its Board of Directors to attend the Annual Meeting. Representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, may also attend the Annual Meeting along with certain members of management of the Company and outside counsel.
We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials and federal, state and local governments may issue in light of COVID-19. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). If we take this step, we will announce the decision to do so in advance by issuing a press release and filing such press release as definitive additional soliciting material with the Securities and Exchange Commission.
Electronic Delivery of Proxy Materials and Annual Report
The Notice, proxy statement and the 2020 Annual Report are available at www.proxyvote.com. In the future, instead of receiving copies of the Notice of Internet Availability of Proxy Materials, proxy statement and the annual report in the mail, shareholders may elect to view the proxy materials for the annual meeting on the Internet or to receive proxy materials for the annual meeting by e-mail. The Notice will provide you with instructions regarding how to view our proxy materials over the Internet and how to instruct us to send future proxy materials to you by e-mail. Receiving your proxy materials online permits the Company to conserve natural resources and saves the Company the cost of producing and mailing documents to your home or business, while giving you an automatic link to the proxy voting site.
If you are a shareholder of record with ordinary shares registered in your own name, you may enroll in electronic delivery service by contacting American Stock Transfer & Trust Company, our transfer agent, at (800) 937-5449, or by following the instructions on their website at www.astfinancial.com. If you hold your shares in street name through a bank or brokerage firm, check the information provided to you by your bank or broker or contact your bank or broker for information on electronic delivery service.

5 | 2020 Proxy Statement

Householding
The SEC permits companies to send a single Notice, and for those shareholders that elect to receive a paper copy of proxy materials in the mail, one copy of this proxy statement, together with our 2020 Annual Report, to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. If you are a shareholder of record with ordinary shares registered in your own name and you are interested in consenting to the delivery of a single notice or proxy statement and annual report to your household, you may do so by contacting American Stock Transfer & Trust Company, our transfer agent, at (800) 937-5449, or by following the instructions on their website at www.astfinancial.com. If your household has multiple accounts holding our ordinary shares in street name, you may have already received a householding notification from your broker. Please contact your broker directly if you hold your shares in street name and have any questions concerning the householding process or require additional copies of the Notice, the 2020 Annual Report or this proxy statement. The broker will arrange for delivery of a single set of materials (if requested) or a separate copy of the Notice, and, if so requested, a separate copy of these proxy materials promptly upon your written or verbal request. You may decide at any time to revoke your decision to receive a single copy of the proxy materials for your household, and thereby receive multiple copies of the proxy materials by contacting our transfer agent, if you are a record holder, or your broker, if you hold your ordinary shares in street name.
Solicitation of Proxies
We will pay the cost of soliciting proxies for the Annual Meeting. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of our ordinary shares. Solicitation may be undertaken by written or electronic mail, telephone, personal contact, facsimile or other similar means by our directors, officers and employees without additional compensation.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Board Composition
Our Board of Directors consists of eight members. Our Memorandum provides that our Board of Directors must be composed of between one and twelve members. The number of directors is determined from time to time by a resolution of the directors. John D. Idol, our Chief Executive Officer, serves as the Chairman of our Board of Directors. He has primary responsibility for providing leadership and guidance to our Board and for managing the affairs of our Board.
Our Board of Directors is divided into three classes. Pursuant to our Memorandum, our directors are appointed at the annual meeting of shareholders for a period of three years, with each director serving until the third annual meeting of shareholders following his or her election. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of shareholders in the year of such expiration. Any additional directorships resulting from an increase in the number of directors or a vacancy will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

6 | 2020 Proxy Statement

John D. Idol, Robin Freestone and Ann Korologos are Class III directors and their term will expire on the date of the upcoming Annual Meeting. Accordingly, we are nominating Mr. Idol, Mr. Freestone and Ms. Korologos for re-election at the Annual Meeting. If elected, each of them will serve as a Class III director until our annual meeting of shareholders in 2023 and until the election and qualification of their respective successors in office.
The following table lists each of our directors, their respective ages and positions and the class in which they serve as of the date of this proxy statement:

Name	Age	Position	Class	Term Expiring
John D. Idol	61	Chairman and Chief Executive Officer	III	2020 (nominated for re-election)
M. William Benedetto	79	Lead Director	I	2021
Robin Freestone	61	Director	III	2020 (nominated for re-election)
Judy Gibbons	63	Director	II	2022
Ann Korologos	78	Director	III	2020 (nominated for re-election)
Stephen F. Reitman	72	Director	I	2021
Jane Thompson	48	Director	II	2022
Jean Tomlin	65	Director	I	2021
Director Nominees
Class III Director Nominees for Election at the 2020 Annual Meeting

John D. Idol
Chairman

Director since: December 2003; Chairman since September 2011
Age: 61
Principal Occupation: Chief Executive Officer of Capri Holdings Limited
Board Committees: None
Qualifications: CEO for over 15 years with intimate knowledge of our business operations and strategy; more than 30 years of experience in the retail industry with extensive knowledge of sales and marketing, product development, operations, finance and strategy; and prior public company board and CEO experience
Mr. Idol has been our Chief Executive Officer since December 2003. Previously, from July 2001 until July 2003, Mr. Idol served as Chairman and Chief Executive Officer and a director of Kasper ASL, Ltd., whose lines included the Anne Klein brand. Prior to that, from July 1997 until July 2001, Mr. Idol served as Chief Executive Officer and a director of Donna Karan International Inc. Mr. Idol also served as Ralph Lauren’s Group President and Chief Operating Officer of Product Licensing, Home Collection and Men’s Collection from 1994 until 1997.

7 | 2020 Proxy Statement

Robin Freestone

Director since: November 2016
Age: 61
Principal Occupation: Retired Chief Financial Officer
Board Committees: Audit Committee (Chair) and Compensation and Talent Committee
Qualifications: Esteemed FTSE 100 executive with significant experience across a broad array of international businesses, including as chief financial officer
Mr. Freestone was Chief Financial Officer of Pearson Plc, from 2006 through August 2015, having previously served as Deputy Chief Financial Officer since 2004. Prior to that, he held a number of senior financial positions at Amersham plc from 2000 to 2004, Henkel Chemicals UK Ltd from 1995 to 2000 and ICI/Zeneca Agrochemicals Ltd (now Syngenta) from 1985 to 1995. He began his financial and accounting career at Touche Ross (now Deloitte). Mr. Freestone also serves as a non-executive director of Smith and Nephew plc and as Chairman of the Board of moneysupermarket.com.
Ann Korologos

Director since: March 2013
Age: 78
Principal Occupation: Former U.S. Secretary of Labor; Chairman Emeritus of The Aspen Institute
Board Committees: Governance, Nominating and Corporate Social Responsibility Committee (Chair) and Compensation and Talent Committee
Qualifications: Significant knowledge and experience in the areas of international markets, marketing, regulatory and government affairs, policy making and corporate governance; and seasoned public company board member
Ms. Korologos is a former U.S. Secretary of Labor. She is Chairman Emeritus of The Aspen Institute, a nonprofit organization, and previously served as the Chairman of the Board of Trustees of the RAND Corporation from April 2004 to April 2009. Ms. Korologos has significant public company board experience and currently serves as a director of Host Hotels & Resorts, Inc. She previously served on the boards of AMR Corporation (and its subsidiary, American Airlines), Kellogg Company, Harman International Industries, Inc. and Vulcan Materials Company, among others.
Vote Required and Board Recommendation
If a quorum is present, directors are elected by the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and voted. Ordinary shares that constitute broker non-votes are not considered entitled to vote on Proposal No. 1 and will not affect the outcome of this matter, assuming a quorum is present. Abstentions will have the same effect as a vote “AGAINST” this proposal.
Our Board of Directors has no reason to believe that any of the nominees listed above would be unable to serve as a director of the Company. If, however, any nominee were to become unable to serve as a director, the proxy holders will have discretionary authority to vote for a substitute nominee.

8 | 2020 Proxy Statement

Our Board of Directors unanimously recommends a vote “FOR” the election of the three Class III director nominees named above. Unless contrary voting instructions are provided, the persons named as proxies will vote “FOR” the election of John D. Idol, Robin Freestone and Ann Korologos to hold office as directors until the 2023 annual meeting of shareholders and until the election and qualification of their respective successors in office.
Continuing Directors
Class I Directors for Election at the 2021 Annual Meeting

M. William Benedetto
Lead Director

Director since: December 2011
Age: 79
Principal Occupation: Co-founder and retired chairman emeritus of The Benedetto Gartland Group
Board Committees: Audit Committee and Compensation and Talent Committee
Qualifications: Strong financial background; significant experience as an executive in the financial services industry; and prior public company board experience (including as audit committee and compensation committee chairman)
Mr. Benedetto is a co-founder and retired chairman emeritus of The Benedetto Gartland Group, a boutique investment bank founded in 1988 that specializes in raising equity capital for private equity firms and providing other investment banking services. From 1983 to 1988, Mr. Benedetto served as executive vice president, director and manager of Dean Witter Reynolds, Inc.’s Investment Banking Division. From 1980 to 1983, Mr. Benedetto served as head of corporate finance for Warburg, Paribas Becker, and previously Mr. Benedetto served as an executive in the financial services industry since 1978. Mr. Benedetto was lead director of Donna Karan International from 1996 to 2001 and chaired its audit and compensation committees. Mr. Benedetto was a member of the board of directors of Georgetown University, as well as the chairman of its board of regents, until June 30, 2010, and was a director of FidelisCare, a non-for-profit healthcare insurance company, until 2018.

Stephen F. Reitman

Director since: December 2011
Age: 72
Principal Occupation: President of Reitmans (Canada) Limited
Board Committees: Audit Committee and Governance, Nominating and Corporate Social Responsibility Committee
Qualifications: Extensive experience as an executive in the retail industry with in-depth industry knowledge and strong retail operations background

Mr. Reitman has served on the board of directors of Reitmans (Canada) Limited (“Reitmans”), a specialty ladies’ wear retailer based in Canada, since 1984, and was appointed President and Chief Executive Officer of Reitmans on January 15, 2020. Previously, from November 2017 through January 2020, he served as President and Chief Operating Officer of Reitmans (having also held this role from June 2010 to June 2014) and prior thereto served as President of Reitmans from June 2014 through November 2017. From 1984 until June 2010, Mr. Reitman served as Executive Vice President and Chief Operating Officer of Reitmans.

9 | 2020 Proxy Statement

Jean Tomlin

Director since: March 2013
Age: 65
Principal Occupation: Retired human resources executive
Board Committees: Compensation and Talent Committee (Chair) and Governance, Nominating and Corporate Social Responsibility Committee
Qualifications: Extensive management experience in human resources and unique insight into human resources matters
Ms. Tomlin served as Director of Human Resources of the London Organising Committee of the Olympic and Paralympic Games from 2006 through the end of March 2013. Previously, she was the Director of Human Resources of Marks & Spencer plc, a major British retailer. Ms. Tomlin also spent 15 years at Prudential plc and nine years at Ford Motor Company in the UK in various human resources management positions. Currently, Ms. Tomlin also serves as a director of J. Sainsbury plc, the UK’s third-largest food retailer and grocery store operator, and Holdingham Group Limited, a privately owned management consultancy business.
Class II Directors for Election at the 2022 Annual Meeting
Judy Gibbons

Director since: November 2012
Age: 63
Principal Occupation: Retired technology executive
Board Committees: Audit Committee and Governance, Nominating and Corporate Social Responsibility Committee
Qualifications: Over 25 years of experience as a business leader in technology sector with strong strategic and operational knowledge of digital media, e-commerce and technology
Ms. Gibbons was employed by Accel Partners in Europe as a venture partner and board member, focusing primarily on early stage equity investments across mobile applications, digital advertising, e-commerce and social media from 2005 until 2010. Prior to joining Accel Partners, Ms. Gibbons was Corporate Vice President at Microsoft where she spent ten years in international leadership roles in the company’s Internet division. Previously, she has held senior positions at Apple Inc. and Hewlett Packard. Ms. Gibbons currently serves as a non-executive director of Hammerson plc, and Chairman of Which? Limited. She previously served as a director of Guardian Media Group plc.
Jane Thompson

Director since: January 2015
Age: 48
Principal Occupation: Co-Founder and Director of The Fusion Labs
Board Committees: Audit Committee and Compensation and Talent Committee
Qualifications: Over 10 years of experience in e-commerce, digital marketing and technology with expertise in customer relationship management (CRM)

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Ms. Thompson is currently Co-Founder and Director of The Fusion Labs, a UK-based digital marketing and e-commerce company, which operates a network of niche e-commerce sites. From 2007 to 2009, Ms. Thompson was Managing Director, International at IAC/InterActiveCorp, a leading interactive media and Internet company, and from 2003 to 2007, she held various senior roles at Match.com LLC, including as Senior Vice President and General Manager, North America. She also previously worked as a management consultant at Bain & Company in London. Ms. Thompson is an active investor in digital businesses as well as a director of Listcorp.com, Stitch.net and Lightsense Technologies Ltd. She holds a MBA from the Wharton School of the University of Pennsylvania.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which are available on our website at www.capriholdings.com and in print to any shareholder who requests a copy from our Corporate Secretary. The Corporate Governance Guidelines set forth our corporate governance principles and reflect the governance rules of NYSE listed companies, and address, among other governance matters, Board composition and responsibilities, committees, director compensation, Board and committee self-appraisals, CEO compensation and executive succession planning.
Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics, which is applicable to all of our directors, executive officers and employees, including our CEO and CFO. A copy of our Code of Business Conduct and Ethics is available on our website at www.capriholdings.com and in print to any shareholder who requests a copy from our Corporate Secretary. Our Code of Business Conduct and Ethics reflects our commitment to a culture of honesty, integrity and accountability and outlines the basic principles and policies with which all of our directors, executive officers and employees are expected to comply. We proactively promote ethical behavior and encourage our directors, executive officers and employees to report violations of the Code of Business Conduct and Ethics, unethical behavior or other concerns either directly to a supervisor, the Human Resources Department or the Legal Department or through an anonymous toll-free telephone hotline.
We also expect all of our employees (including our executive officers) and our directors to promptly report any potential relationships, actions or transactions, including those involving immediate family members, that reasonably could be expected to give rise to a conflict of interest to our General Counsel, Chief Human Resources Officer and Head of Internal Audit, in the case of potential conflicts involving an executive officer or director, or to the employee’s supervisor or a representative of our Human Resources Department, in the case of potential conflicts involving any other employee. If we amend or waive the Code of Business Conduct and Ethics with respect to any of our directors or our CEO or CFO, we will promptly disclose such amendment or waiver as required by applicable law and the NYSE and will post such amendment or waiver on the Investor Relations page of our website referenced above.

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Independence of Board
A majority of our directors and each member of our Audit Committee, Compensation and Talent Committee and Governance, Nominating and Corporate Social Responsibility Committee are required to be “independent” within the meaning of the NYSE listing standards and the guidelines for director independence set forth in our Corporate Governance Guidelines. The Governance, Nominating and Corporate Social Responsibility Committee reviews the independence of all members of the Board for purposes of determining which Board members are deemed independent and which are not. The Governance, Nominating and Corporate Social Responsibility Committee and our Board of Directors affirmatively determined that M. William Benedetto, Robin Freestone, Judy Gibbons, Ann Korologos, Stephen F. Reitman, Jane Thompson and Jean Tomlin are each independent.
Committees of the Board
Our Board of Directors has three standing committees: an Audit Committee, a Compensation and Talent Committee and a Governance, Nominating and Corporate Social Committee. The following table sets forth the current members of each committee:

	Audit Committee	Compensation and Talent Committee	Governance, Nominating and Corporate Social Responsibility Committee
M. William Benedetto L
Robin Freestone
Judy Gibbons
Ann Korologos
Stephen F. Reitman
Jane Thompson
Jean Tomlin
_______________________________
Chairperson Member Financial Expert Lead Director L

Audit Committee
The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the accounting and financial reporting processes of the Company and the related internal controls, including the integrity of the financial statements and other financial information of the Company; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the audit of the Company’s financial statements; (v) the performance of the Company’s internal audit function and the independent auditor; and (vi) such other matters mandated by applicable law or NYSE rules.
In carrying out these responsibilities, the Audit Committee, among other things:

•Selects, determines compensation of, evaluates and, where appropriate, replaces the independent auditor;
•Approves all audit engagement fees and terms and all non-audit engagements with the independent auditor;

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•Evaluates annually the performance of the independent auditor and the lead audit partner;
•Reviews annual audited and quarterly unaudited financial statements with management and the independent auditor;
•Reviews reports and recommendations of the independent auditor;
•Reviews the scope and plan of work to be done by the internal audit group and annually reviews the performance of the internal audit group and the appointment, replacement and compensation of the person responsible for the Company’s internal audit function;
•Reviews management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s related attestation;
•Oversees the Company’s risk assessment and risk management policies, procedures and practices;
•Establishes procedures for receiving and responding to complaints regarding accounting, internal accounting controls or auditing matters;
•Reviews and, if appropriate, approves related person transactions; and
•Evaluates its own performance annually and reports regularly to the Board.
A complete copy of the Audit Committee Charter is available on our website at www.capriholdings.com.
The Board of Directors has determined that each member of the Audit Committee satisfies the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE rules, and that each member of the Audit Committee is financially literate. Furthermore, the Board of Directors has determined that each of Messrs. Benedetto and Freestone is an “audit committee financial expert” under the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002.
Compensation and Talent Committee
The Compensation and Talent Committee has direct responsibility for the compensation of the Company’s executive officers, including the CEO, and for the Company’s incentive compensation and equity-based plans.
In carrying out these responsibilities, the Compensation and Talent Committee, among other things:

•Reviews the Company’s compensation strategy to ensure it is appropriate;
•Reviews and approves the corporate goals and objectives of the Company’s CEO, evaluates the CEO’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determines and approves the CEO’s compensation level, perquisites and other benefits based on this evaluation;
•Recommends and sets appropriate compensation levels for the Company’s named executive officers;
•Evaluates the potential risks associated with the Company’s compensation policies and practices;
•Reviews, evaluates and makes recommendations to the Board with respect to incentive compensation plans, equity-based plans and director compensation, and is primarily responsible for setting performance targets under annual cash incentive and long-term equity incentive compensation plans, and certifying the achievement level of any such performance targets;

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•Reviews our annual equity share usage rate and aggregate long-term equity incentive grant value on a regular basis to ensure that the dilutive and earnings impact of equity compensation remains appropriate, affordable and competitive;
•Reviews the Company’s programs relating to diversity and inclusion, leadership and talent development;
•Reviews the Company’s global HR strategy and strategic priorities;
•Retains (or terminates) consultants to assist in the evaluation of director and executive officer compensation;
•Reviews executive compensation-related regulatory developments and industry wide compensation practices and general market trends in order to ensure compliance with law and assess the adequacy and competitiveness of the Company’s compensation programs; and
•Evaluates its own performance annually and reports regularly to the Board.
A complete copy of the Compensation and Talent Committee Charter is available on our website at www.capriholdings.com.
Compensation Committee Interlocks and Insider Participation
No person who served as a member of our Compensation and Talent Committee during Fiscal 2020 has served as one of our executive officers or employees or has any relationship requiring disclosure under Item 404 of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).
None of our executive officers serves as a member of the board of directors or as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board or our Compensation and Talent Committee.
Governance, Nominating and Corporate Social Responsibility Committee
The purpose of the Governance, Nominating and Corporate Social Responsibility Committee (the “Governance Committee”) is to perform, or assist the Board in performing, the duties of the Board relating to: (i) identification and nomination of directors; (ii) areas of corporate governance; (iii) succession planning for the CEO and other members of senior management; (iv) annual performance evaluations of the Board and the committees of the Board; (v) oversight of the Company’s corporate social responsibility program in order to ensure appropriate supervision of our goal-setting and public reporting process relating to corporate social responsibility and sustainability; and (v) the other duties and responsibilities set forth in its charter.

In carrying out these responsibilities, the Governance Committee, among other things:

•Reviews Board and committee composition and size;
•Identifies candidates qualified to serve as directors;
•Assists the Board in determining whether individual directors have material relationships with the Company that may interfere with their independence;
•Establishes procedures for the Governance Committee to exercise oversight of the evaluation of senior management;
•Reviews and discusses management succession and makes recommendations to the Board with respect to potential successors to the CEO and other key members of senior management;

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•Reviews and assesses the adequacy of the Company’s Corporate Governance Guidelines;
•Reviews policies and practices of the Company and monitors compliance in the areas of corporate governance;
•Oversees the Company’s program relating to corporate social responsibility, including environmental, social and other matters of significance relating to sustainability; and
•Evaluates its own performance annually and reports regularly to the Board.
A complete copy of the Governance Committee Charter is available on our website at www.capriholdings.com.
Board and Committee Meeting Attendance
Our Board of Directors held eight meetings and each of the Audit Committee, the Compensation and Talent Committee and the Governance Committee held four meetings in Fiscal 2020. During Fiscal 2020, each of our directors attended at least 75% of the total number of meetings of our Board of Directors, and each attended at least 75% of the total number of meetings of each committee of our Board of Directors on which such director served. All of our non-employee directors are invited to attend all committee meetings. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings. Directors are encouraged (but not required) to attend our annual meeting of shareholders. John D. Idol, M. William Benedetto, Robin Freestone, Judy Gibbons, Stephen Reitman, Jane Thompson and Jean Tomlin attended our annual meeting of shareholders held in 2019.
Executive Sessions
Pursuant to our Corporate Governance Guidelines, the Board is required to meet at least quarterly in executive session without management directors or any members of management, whether or not they are directors, present. Our Lead Director, M. William Benedetto, presides over executive sessions of the Board of Directors.
Director Nomination Process and Elections; Board Diversity
The Governance Committee is responsible for, among other things, identifying individuals qualified to become members of the Board in a manner consistent with the criteria approved by the Board. The Corporate Governance Guidelines set forth qualifications and criteria for our directors. The Board of Directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. We do not have a formal policy on diversity, but the Governance Committee and the Board will assess an individual’s independence, diversity, age, skills and experience in the context of the needs of the Board.
The Governance Committee will consider candidates recommended by our executive officers and directors, including our Chairman and CEO, employees and others. In addition, the Governance Committee may engage third-party search firms to identify qualified director candidates. When identifying and evaluating candidates, the Governance Committee determines whether there are any evolving needs of the Board that require an expert in a particular field. The Chair of the Governance Committee and some or all of the members of the Board of Directors (including the Chairman and CEO) will interview potential candidates that the Governance Committee deems appropriate. The Governance Committee will listen to feedback received from those directors that had the opportunity to meet with the potential candidate. If the Governance Committee deems appropriate, it will recommend the nomination of the candidate to the full Board for approval.

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The Governance Committee will also consider candidates proposed by shareholders of the Company and all candidates will be evaluated in the same manner regardless of the source of such nomination so long as shareholder nominations are properly submitted to us. Shareholders wishing to recommend persons for consideration by the Governance Committee as nominees for election to the Board must do so in accordance with the procedures set forth in “Proposals of Shareholders for the 2021 Annual Meeting” and in compliance with our Memorandum.
In accordance with the Memorandum, directors must be elected by the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the meeting and voted. In the event an incumbent director fails to receive a simple majority of the votes in an uncontested election, such incumbent director is required to tender a resignation letter in accordance with the Company’s Corporate Governance Guidelines. The Governance Committee will then make a recommendation to the Board as to whether to accept or reject the resignation or whether such other action should be taken. The Board will act on the resignation, taking into account the Governance Committee’s recommendation, and publicly disclose its decision regarding the resignation within 90 days following certification of the election results.
The Governance Committee, in making its recommendation, may consider any factors and other information that it considers appropriate and relevant, including, without limitation, the stated reasons why shareholders voted “against” such director, the director’s length of service and qualifications, the director’s contributions to the Company, compliance with applicable NYSE rules and listing standards and the Corporate Governance Guidelines. The incumbent director will remain active and engage in Board activities while the Governance Committee and the Board decide whether to accept or reject such resignation or take other action, but the incumbent director will not participate in deliberations by the Governance Committee or the Board regarding whether to accept or reject the director’s resignation.
Board Leadership Structure; Lead Independent Director
John D. Idol, our CEO, has been the Chairman of our Board of Directors since shortly before our initial public offering in December 2011 (the “IPO”). The Board believes that the Company can most effectively execute its business plans and strategy and drive value for shareholders if Mr. Idol, who has intimate knowledge of our business operations and strategy and extensive experience in the retail industry, serves the combined role of Chairman and CEO. A combined Chairman and CEO serves as a bridge between the Board and management, and provides our Board and Company with unified leadership. The Board believes that Mr. Idol’s unified leadership enables us to better communicate our vision and strategy clearly and consistently across our organization and to customers and shareholders.

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M. William Benedetto serves as Lead Director in order to provide for strong and independent leadership on the Board. As Lead Director, Mr. Benedetto: (i) presides at meetings of the Board in the absence of, or upon the request of, the Chairman, including executive sessions of the non-management directors; (ii) serves as principal liaison to facilitate communications between the other directors and the Chairman, without inhibiting direct communications between the Chairman and the other directors; (iii) consults with the Chairman in the preparation of the annual Board meeting schedule and in determining the need for special meetings of the Board; (iv) suggests to the Chairman agenda items for meetings of the Board and approves the agenda as well as the substance and timeliness of information sent to the Board; (v) calls meetings of the non-management directors when necessary and appropriate; (vi) leads the evaluation process and provides feedback to the CEO in consultation with the Chair of the Compensation and Talent Committee; (vii) serves as the liaison to shareholders who request direct communications with the Board; (viii) performs such other duties as the Board may from time to time delegate; and (ix) assists in optimizing the effectiveness of the Board and ensures that it operates independently of management.

In addition to the active and independent leadership that the Lead Director brings to the Board, the independent chairs of each of the Board’s standing committees provide leadership for matters under the jurisdiction of their respective committees.
Risk Oversight
Management is responsible for understanding and managing the risks that we face in our business, and the Board of Directors is responsible for overseeing management’s overall approach to risk management. The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks to ensure our risk management policies are consistent with our corporate strategy. The Board regularly reviews the major strategic, operational, financial and legal risks relating to the Company as well as potential options for mitigating these risks. The Company’s independent and internal auditors and other relevant third parties work with senior management (and in connection with their oversight responsibility, the Board and its committees) to ensure that enterprise-wide risk management is incorporated into the Company’s business and strategy.
The Board has delegated to its committees responsibility for elements of the Company’s risk management program that relate specifically to matters within the scope of each such committee’s duties and responsibilities. The Audit Committee is responsible for the oversight of accounting, auditing and financial-related risks. The Compensation and Talent Committee periodically reviews the various design elements of our compensation program to determine whether any of its aspects encourage excessive or inappropriate risk-taking. See “Compensation and Talent Committee Risk Assessment.” The Compensation and Talent Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Governance Committee manages risks associated with the independence of the Board, compliance by the Company with corporate governance policies and rules, succession planning for the CEO and other key members of senior management and environmental, social and sustainability related risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about those risks. The Company believes that the Board and its committees provide appropriate risk oversight of the Company’s business activities and strategic initiatives.

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In connection with the recent COVID-19 pandemic, the Board, together with management, has overseen our efforts to mitigate the financial, human capital management and other business and operational risks related to the outbreak.
Communications with the Board and the Audit Committee
Shareholders and interested parties may contact any of the Company’s directors, including the Chairman, the non-management directors as a group, the Lead Director, the chair of any committee of the Board of Directors or any committee of the Board by writing them as follows:
Capri Holdings Limited
33 Kingsway
London, United Kingdom
WC2B 6UF
Attn: Corporate Secretary
Concerns relating to accounting, internal controls or auditing matters should be communicated to the Company through the Corporate Secretary and such matters will be handled in accordance with the procedures established by the Audit Committee. Any concerns may be reported anonymously.

Required Certifications
The Company has filed with the SEC, as an exhibit to its most recently filed Annual Report on Form 10-K, the certifications of its Chief Executive Officer and Chief Financial Officer required under the Sarbanes-Oxley Act of 2002. The Company has also timely submitted to the NYSE the Section 303A Annual CEO Certification for the fiscal year ended March 30, 2019 (“Fiscal 2019”), and such certification was submitted without any qualifications.

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Executive Officers
The following table sets forth information regarding each of our executive officers as of the date of this proxy statement:

Name	Age	Position
John D. Idol(1)	61	Chairman and CEO
Thomas J. Edwards, Jr.	55	Executive Vice President, CFO and COO
Krista A. McDonough	40	Senior Vice President, General Counsel & Chief Sustainability Officer
Daniel T. Purefoy	50	Senior Vice President, Global Operations
__________________________________________
(1)Biographical information regarding Mr. Idol is set forth under “Proposal No. 1 Election of Directors—Director Nominees—Class I Director Nominees for Election at the 2020 Annual Meeting.”
Thomas J. Edwards, Jr. is the Executive Vice President, Chief Financial Officer and Chief Operating Officer of Capri Holdings and has been with the Company since April 2017. Previously, Mr. Edwards served as Executive Vice President and Chief Financial Officer of Brinker International, Inc. Prior to that, he held numerous positions within finance at Wyndham Worldwide from 2007 to 2015, including having served as Executive Vice President and Chief Financial Officer of the Wyndham Hotel Group from March 2013 to March 2015. Mr. Edwards has also held a number of financial and operational leadership positions in the consumer goods industry, including as Vice President, Consumer Innovation and Marketing Services at Kraft Foods and Vice President, Finance at Nabisco Food Service Company.
Krista A. McDonough is the Senior Vice President, General Counsel and Chief Sustainability Officer of Capri Holdings. She assumed the role of General Counsel in October 2016 and was recently appointed Chief Sustainability Officer. She has been with the Company since August 2011 in various legal roles, including, previously, as Deputy General Counsel. Prior to joining Capri Holdings, Ms. McDonough was an attorney in the corporate department of Paul, Weiss, Rifkind, Wharton and Garrison LLP, where she specialized in capital markets and securities law, from 2005 to 2011.

Daniel T. Purefoy has been the Senior Vice President, Global Operations since March 30, 2020. He has been with the Company since October 2014 in roles of increasing responsibility in the areas of operations, supply chain, strategy, engineering and procurement, most recently serving as Division Vice President, Global Operations Services. Previously, Mr. Purefoy held senior roles at The Home Depot from 2008 to 2014 and Dell from 2005 to 2008. He worked as a management consultant for Kurt Salmon Associates from 1996 to 2005. He was also a Captain in the United States Army.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our ordinary shares as of July 15, 2020 by:
•each person known to us to beneficially own more than five percent of our outstanding ordinary shares based solely on our review of SEC filings;
•each of our named executive officers;
•each of our directors; and
•all directors and executive officers as a group.

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Beneficial ownership is based upon 150,306,584 ordinary shares outstanding as of July 15, 2020, unless otherwise indicated in the footnotes to the table. In addition, ordinary shares issuable upon exercise of share options or other derivative securities that are exercisable as of July 15, 2020 or will become exercisable within 60 days of July 15, 2020 are deemed outstanding for purposes of computing the percentage of the person holding such options or other derivative securities, but are not deemed outstanding for purposes of computing the percentage owned by any other person. All of the ordinary shares listed in the table below are entitled to one vote per share and each of the persons described below has sole voting power and sole investment power with respect to the shares set forth opposite his, her or its name, except as otherwise noted. Unless otherwise indicated, the address of each executive officer named in the table below is c/o Capri Holdings Limited, 11 West 42nd Street, New York, New York 10036, and the address of each director named in the table below is 33 Kingsway, London, United Kingdom WC2B 6UF.

Beneficial Owner	Ordinary Shares Beneficially Owned	Percent of Ordinary Shares Beneficially Owned
5% or More Shareholder
BlackRock, Inc.(1)	19,039,946	12.7%
The Vanguard Group(2)	15,726,788	10.4%
Eminence Capital, LP(3)	13,174,539	8.7%
Invesco Ltd(4)	11,683,032	7.7%
Named Executive Officers and Directors
John D. Idol(5)	3,450,339	2.3%
Thomas J. Edwards, Jr.(6)	61,316	*
Krista A. McDonough(7)	24,524	*
Pascale Meyran(8)	36,457	*
Cathy Marie Robinson(8)	—	*
M. William Benedetto	24,486	*
Robin Freestone	9,247	*
Judy Gibbons	24,151	*
Ann Korologos	20,578	*
Stephen F. Reitman	17,709	*
Jane Thompson	14,278	*
Jean Tomlin	15,274	*
All Executive Officers and Directors as a Group (13 persons)	3,706,473	2.5%
 _________________________________
* Represents beneficial ownership of less than one percent of the Company’s ordinary shares outstanding.
(1) Based on Amendment No. 1 to the Schedule 13G filed with the SEC by BlackRock, Inc. (“BlackRock”) on June 9, 2020. The mailing address for BlackRock is 55 East 52nd Street, New York, New York 10022. BlackRock may be deemed to have sole voting power with respect to 18,123,942 ordinary shares and sole dispositive power with respect to 19,039,946 ordinary shares.
(2) Based on Amendment No. 7 to the Schedule 13G filed with the SEC by The Vanguard Group (“Vanguard”) on February 12, 2020. The mailing address for Vanguard is 100 Vanguard Blvd, Malvern, Pennsylvania 19355. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 172,455 shares or 0.11% of the ordinary shares outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 130,668 shares or 0.08% of the ordinary shares outstanding of the Company as a result of its serving as investment manager of Australian investment offerings. Vanguard may be deemed to have sole voting power with respect to 223,233 ordinary shares and shared voting power with respect to 40,071 ordinary shares. Vanguard may be deemed to have sole dispositive power with respect to 15,472,361 ordinary shares and shared dispositive power with respect to 254,419 ordinary shares.
(3) Based on Amendment No. 1 to Schedule 13G filed with the SEC by Eminence Capital, LP (“Eminence Capital”) and Ricky C. Sandler, a U.S. Citizen (“Mr. Sandler,” and together with Eminence Capital, “Eminence”) on February 14, 2020. The mailing address for Eminence is 399 Park Avenue, 25th Floor, New York, New York 10022. Eminence Capital serves as the management company or investment adviser to, and may be deemed to have shared voting and dispositive power over the ordinary shares and options held by, various investment funds (the “Eminence Funds”) and separately managed accounts (the “Eminence SMAs,” and together with the Eminence Funds, the “Eminence Funds and SMAs”) under its management and control. The general partner of Eminence Capital is Eminence Capital GP, LLC, the sole managing member of which is Mr. Sandler. Mr. Sandler is the Chief Executive Officer of Eminence Capital and may be deemed to have shared voting and dispositive power with respect to the ordinary shares and options held by the Eminence Funds and SMAs and sole voting and dispositive power with respect to the ordinary shares directly owned by family and other related accounts over which Mr. Sandler has investment discretion. Collectively, Eminence may be deemed to have sole voting and dispositive power with respect to 8,325 ordinary shares and options and shared voting and dispositive power with respect to 13,174,539 ordinary shares and options.

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(4) Based on the Schedule 13G filed with the SEC by Invesco Ltd. (“Invesco”) on February 13, 2020. The mailing address for Invesco is 555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309. Invesco, in its capacity as a parent holding company to its investment advisers, may be deemed to beneficially own the ordinary shares of the Company which are held of record by clients of Invesco. Invesco may be deemed to have sole voting power with respect to 10,539,212 ordinary shares and sole dispositive power with respect to 11,683,032 ordinary shares.
(5) For Mr. Idol, this amount includes 370,505 options to purchase ordinary shares that are vested and exercisable or will become vested and exercisable within 60 days of July 15, 2020. This amount also includes 54,600 ordinary shares held by the Idol Family Foundation and 2,046,254 ordinary shares held by certain grantor retained annuity trusts (“GRATs”) established by Mr. Idol (as grantor) for the benefit of his children. Mr. Idol is not the trustee of the GRATs. Mr. Idol may be deemed to have shared voting and dispositive power over the ordinary shares held by the Idol Family Foundation and by the GRATs, and therefore, may be deemed to have beneficial ownership over such ordinary shares.
(6) For Mr. Edwards, this amount includes 6,125 options to purchase ordinary shares that are vested and exercisable or will become vested and exercisable within 60 days of July 15, 2020.
(7) For Ms. McDonough, this amount includes 8,677 options to purchase ordinary shares that are vested and exercisable or will become vested and exercisable within 60 days of July 15, 2020.
(8) Based on information available to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our ordinary shares to file initial reports of ownership and reports of changes in ownership of our ordinary shares with the SEC. To our knowledge, based solely on our review of the copies of the Section 16(a) reports furnished to us during and with respect to Fiscal 2020 and representations from certain reporting persons, we believe that all reportable transactions during such fiscal year were reported on a timely basis.

Securities Trading Policy and Hedging
Our executive officers, directors and certain other employees and related parties are prohibited from trading in Company shares during certain prescribed blackout periods that typically begin two weeks prior to the end of each fiscal quarter and end two days after the public release of our quarterly earnings announcement. We also prohibit all of our employees and directors from engaging in buying shares of the Company on margin, short sales, buying or selling puts, calls, options or other derivatives or engaging in hedging transactions in respect of securities of the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Shareholders Agreement
On July 11, 2011, we entered into a Shareholders Agreement (the “Shareholders Agreement”) with certain of our pre-IPO shareholders, including John D. Idol. The Shareholders Agreement contains certain registration rights described below which have remained operative since our IPO.
If we propose to register any of our shares under the Securities Act either for our own account or for the account of others, we must give prompt notice to Mr. Idol of our intent to do so and the number and class of shares to be registered, and he will have piggyback registration rights and will be entitled to include any part of his registrable securities in such registration, subject to certain exceptions.

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In addition, if we are eligible to use a shelf registration statement on Form S-3 or Form F-3 in connection with a secondary public offering of our ordinary shares, then, if Mr. Idol, either individually or together as a group with certain other pre-IPO shareholders, holds at least 4% of the ordinary shares that were outstanding as of the date of the Shareholders Agreement, he will be entitled to unlimited demand registrations, subject to certain limitations including, among others, that he must propose to sell registrable securities at an aggregate price to the public (net of any underwriters’ discounts or commissions) of at least $20,000,000. Following the filing of a shelf registration statement on Form S-3 or F-3, the holders of a majority of the registrable securities included therein may initiate a shelf take-down offering, and we must use our reasonable best efforts to effect an amendment or supplement to such shelf registration statement for such offering.

The registration rights described above are subject to customary limitations and exceptions, including our right to withdraw or defer a registration in certain circumstances and certain cutbacks by the underwriters if marketing factors require a limitation on the number of shares to be underwritten in a proposed offering.
In connection with the potential registrations described above, we have agreed to indemnify Mr. Idol against certain liabilities. In addition, we will bear all fees, costs and expenses associated with such registrations, excluding underwriting discounts and commissions and similar brokers’ fees, transfer taxes and certain costs of more than one counsel for all of the selling shareholders in an offering.
Other Relationships
We entered into an Aircraft Time Sharing Agreement with John D. Idol on December 12, 2014 relating to such executive’s personal use of the Company-owned aircraft. Pursuant to the Aircraft Time Sharing Agreement, Mr. Idol is permitted to use the Company aircraft with flight crew for personal purposes at no charge to the executive, except that the executive is required to reimburse the Company for the operating expenses of such flights chargeable pursuant to Federal Aviation Regulations. In Fiscal 2020, amounts reimbursed by Mr. Idol to the Company for personal use of the aircraft were less than $120,000. See “Executive Compensation—Summary Compensation Table—All Other Compensation” for the aggregate incremental costs to the Company of Mr. Idol’s personal aircraft use.

Related Person Transactions Policies and Procedures
We have adopted a written Related Person Transactions Policy (the “Related Person Policy”), which sets forth our policy with respect to the review, approval and ratification of certain related party transactions by our Audit Committee. In accordance with the Related Person Policy, our Audit Committee has overall responsibility for the implementation of, and compliance with, the Related Person Policy.
For the purposes of the Related Person Policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related party (as defined in the Related Person Policy) had, has or will have a direct or indirect material interest. A “related party transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or our Compensation and Talent Committee.

22 | 2020 Proxy Statement

The Related Person Policy requires that notice of a proposed related party transaction be provided to our Legal Department prior to entering into such transaction. If our Legal Department determines that such transaction is a related party transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Related Person Policy, our Audit Committee may approve only those related party transactions that are in, or are not inconsistent with, our best interests. In the event that we become aware of a related party transaction that has not been previously reviewed and approved or ratified under the Related Person Policy and that is ongoing or has been completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related party transaction.
The Related Person Policy also provides that our Audit Committee will review certain previously approved or ratified related party transactions that are ongoing to determine whether the related party transaction remains in our best interests and the best interests of our shareholders. Additionally, we also make periodic inquiries of executive officers and directors with respect to any potential related party transaction of which they may be a party or of which they may be aware (including through annual director and officer questionnaires).
AUDIT COMMITTEE REPORT
The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the accounting and financial reporting processes of the Company and the related internal controls. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.

23 | 2020 Proxy Statement

During Fiscal 2020, the Audit Committee met and held discussions with management, the internal auditor and the independent registered public accounting firm and met independently as a committee. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements as of and for the fiscal year ended March 28, 2020 with management and the independent registered public accounting firm. These discussions included a review of the reasonableness of significant judgments, the quality, not just acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee. In addition, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and the independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee discussed with the independent registered public accounting firm all matters required to be discussed by the standards established by the Public Company Accounting Oversight Board (United States) as well as the firm’s independence. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent registered public accounting firm.
In reliance on the reviews and discussions referred to above, and the receipt of the unqualified opinions from Ernst & Young LLP dated July 8, 2020, with respect to the consolidated financial statements of the Company as of and for the fiscal year ended March 28, 2020, and with respect to the effectiveness of the Company’s internal control over financial reporting, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2020, for filing with the U.S. Securities and Exchange Commission.
AUDIT COMMITTEE

Robin Freestone (Chair)
M. William Benedetto
Judy Gibbons
Stephen F. Reitman
Jane Thompson

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending March 27, 2021. EY has served as the Company's independent registered public accounting firm since fiscal 2014. A resolution will be presented to our shareholders at the Annual Meeting to ratify EY's appointment.
Independent Auditor Fees
The fees related to services rendered by EY for Fiscal 2019 and Fiscal 2020 were as follows (in thousands):

24 | 2020 Proxy Statement

	Fiscal 2019 ($)	Fiscal 2020 ($)
Audit Fees	5,574	6,271
Audit-Related Fees	557	225
Tax Fees	20	1,426
All Other Fees	—	—
Audit Fees
Audit fees for Fiscal 2019 and Fiscal 2020 consist of fees related to the integrated audit of the consolidated financial statements of the Company, including quarterly reviews and statutory audits of foreign subsidiaries, accounting consultations and other audit services, including, relating to foreign acquisitions and restructurings. For Fiscal 2019, audit fees included Jimmy Choo’s Sarbanes-Oxley Section 404 and IT implementation and Versace year-end audit and statutory audits, including audit procedures associated with purchase accounting and the opening balance sheet of Versace. For Fiscal 2020, audit fees included Versace's Sarbanes-Oxley Section 404 and statutory audits as well as fees associated with the implementation of the new lease accounting standard (ASC 842 — Leases) and additional costs associated with COVID-19.
Audit-Related Fees
Audit-related fees for Fiscal 2019 consist of fees related to due diligence in connection with the Versace acquisition, and audit-related fees for Fiscal 2020 consist of fees related to due diligence in connection with the acquisition of a footwear factory in Italy.
Tax Fees
Tax fees for Fiscal 2019 consist of fees related to routine tax advisory services, including in connection with the U.S. Tax Cuts and Jobs Act of 2017 (the “Jobs Act”), and tax fees for Fiscal 2020 consist of fees related to tax services in connection with international tax matters, tax supply chain and transfer pricing matters and routine tax advisory services.
All Other Fees
There were no other fees in Fiscal 2019 or Fiscal 2020.

Pre-Approval Policies and Procedures
It is the policy of the Audit Committee to pre-approve all services, audit and non-audit, to be provided to the Company by its independent registered public accounting firm. Under the policy, the Audit Committee is generally required to pre-approve the provision by the Company’s independent registered public accounting firm of specific audit, audit-related, tax and other non-audit services, subject to the fee limits established from time to time by the Audit Committee, as being consistent with auditor independence.
All services provided by EY as our independent registered public accounting firm for Fiscal 2019 and Fiscal 2020 were pre-approved by the Audit Committee.
Representatives of EY are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement and will be available to respond to appropriate shareholder questions.

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Vote Required and Board Recommendation
Approval of this proposal requires the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted, as well as the presence of a quorum representing a majority of all of our outstanding ordinary shares, either in person or by proxy. Ordinary shares that constitute broker non-votes are counted as shares entitled to vote on Proposal No. 2. Abstentions will have the same effect as a vote “AGAINST” this proposal.
Our Board of Directors unanimously recommends a vote “FOR” the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 27, 2021.

PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
Results of 2019 Shareholder Advisory Vote
On August 1, 2019, at the 2019 annual meeting of shareholders, our say on pay proposal passed with approximately 81.0% of the votes cast in favor of our executive compensation program.
Fiscal 2020 Say on Pay Proposal
We are submitting to our shareholders for approval a non-binding resolution to ratify named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. This proposal gives our shareholders the opportunity to vote to approve, on a non-binding advisory basis, our executive pay program and policies through the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in the proxy statement for the 2020 Annual Meeting of Shareholders.”
Our compensation structure is centered on a pay for performance philosophy, and this pay for performance focus is designed to align the interests of our executives and our shareholders, motivate our executives to achieve our targeted financial and other performance objectives, reward them for their achievements when those objectives are met or exceeded, and to provide for reductions in compensation when results fall below target and no incentive compensation if results do not achieve a threshold level of performance. With these principles in mind, we structure our compensation program as a competitive total pay package, which we believe allows us to attract, retain and motivate executives with the skills and knowledge we require and promote the stability of our management team, which we view as vital to the success of our business.
Our executive compensation program is more fully described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement. We believe our executive compensation programs are structured to best support our Company and our business objectives and that a vote in favor of the compensation of our named executive officers is warranted.

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Vote Required and Board Recommendation
Approval of the above resolution requires the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted, as well as the presence of a quorum representing a majority of all of our outstanding ordinary shares, either in person or by proxy. The vote is advisory and non-binding in nature, but our Compensation and Talent Committee and our Board will take into account the outcome of the vote when considering future executive compensation arrangements, to the extent they can determine the cause or causes of any significant negative voting results.
Our Board of Directors unanimously recommends a vote “FOR” approval of the advisory resolution on executive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis explains the Fiscal 2020 compensation program for our Chairman and Chief Executive Officer (CEO), our Chief Financial Officer (CFO) and our three other most highly compensated executive officers (referred to collectively as our “named executive officers” or “NEOs”). It includes a discussion of our compensation objectives and pay-for-performance philosophy, the material elements of compensation earned by, awarded to or paid to our NEOs in Fiscal 2020, and the processes we used in reaching compensation decisions.
For Fiscal 2020, our named executive officers were:

Name	Position
John D. Idol	Chairman and Chief Executive Officer
Thomas J. Edwards, Jr.	Executive Vice President, Chief Financial Officer and Chief Operating Officer
Krista A. McDonough	Senior Vice President, General Counsel & Chief Sustainability Officer
Pascale Meyran(1)	Senior Vice President, Chief Human Resources Officer
Cathy Marie Robinson(2)	Senior Vice President, Chief Operations and Transformation Officer
_________________________________
(1)Ms. Meyran separated from employment with the Company effective September 20, 2019. She continued to provide consulting services to the Company through the end of the fiscal year in order to assist the Company in transitioning the role of Chief Human Resources Officer.
(2)Ms. Robinson’s last day of employment with the Company was March 27, 2020 (the last business day of Fiscal 2020).

Executive Summary

Fiscal 2020 Financial Performance Highlights

Our Fiscal 2020 results, prior to COVID-19, reflected continued progress towards our strategic objectives. We continued to gain traction on our growth initiatives at Versace and Jimmy Choo and were on target to stabilize trends at Michael Kors. In addition, our Fiscal 2020 earnings per share outlook was largely on track with our expectations. Ultimately, the COVID-19 pandemic had a dramatic negative impact overall on our financial results. While our total revenue for Fiscal 2020 grew 6% as compared to the prior year, overall our financial performance did not meet our expectations and a number of our financial targets were below those established by our Compensation and Talent Committee. Selected key financial highlights for Fiscal 2020 include:

Key Financial Measure(1)	Fiscal 2020 as a % of Fiscal 2019	Fiscal 2020 as a % of Target(2)
Revenue	106.0%	92.5%
Adjusted Earnings Per Share	78.3%	80.9%
Adjusted Free Cash Flow	105.7%	114.3%
Adjusted Operating Income	84.6%	85.4%
__________________
(1) The performance measures used under the Capri Holdings Limited Amended and Restated Omnibus Incentive Plan (the “Incentive Plan”), including the executive cash incentive program (the “Cash Incentive Plan”), which is a component of the Incentive Plan, that were approved at the beginning of the performance period provided for certain non-GAAP adjustments so that performance measures would more consistently reflect underlying business operations than the comparable GAAP measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is set forth in Annex B of this proxy statement. The non-GAAP financial results and reconciliations may differ from those disclosed in our Fiscal 2020 and Fiscal 2019 earnings releases as additional operational charges were excluded in accordance with the terms of our Incentive Plan.
(2) Target refers to the target performance hurdle under the Incentive Plan for Fiscal 2020. Revenue was not used as a performance measure under the Incentive Plan. Target revenue refers to Fiscal 2020 revenue guidance provided to investors.

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Fiscal 2020 Pay for Performance Highlights

As a result of our pay for performance philosophy the overall incentive compensation awarded to our NEO’s declined in Fiscal 2020 compared with the prior year and were earned or paid at or below target. These awards reflect our underperformance on a number of key financial metrics, while at the same time, attaining at or above target results for other important financial and operational objectives. The specific payouts for our NEO’s, for each of their short and long-term incentives, was as follows:

	Annual Cash Incentive		Performance-Based RSUs
NEO(1)	Fiscal 2020 Payout as % of Target	Actual Payout Increase / Decrease from Prior Year	Fiscal 2019-2020(2) LTIP Earned as % of Target	Actual Payout Increase / Decrease from Prior Year
John D. Idol	100%(3)	(50.0)%	126.0%	N/A(4)
Chairman and Chief Executive Officer

Thomas J. Edwards, Jr.	93.3%(5)	(30.0)%	126.0%	(24.0)%
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Krista A. McDonough	93.3%(5)	(30.0)%	126.0%	(24.0)%
Senior Vice President, General Counsel and Chief Sustainability Officer
__________________
(1) Excludes Ms. Meyran and Ms. Robinson who were not employed on the last day of Fiscal 2020 and were not eligible for payouts under the Company’s long-term incentive plans for Fiscal 2020.
(2) The Fiscal 2019-2020 performance period is complete. This award is subject to an additional one year vesting requirement (subject to the named executive officer’s continued employment with the Company through the vesting date).
(3) The performance metrics for Mr. Idol under the Cash Incentive Plan for Fiscal 2020 were adjusted earnings per share (weighted 50%) and adjusted free cash flow (weighted 50%).
(4) Mr. Idol does not have any PRSUs with a performance period ending in the prior fiscal year because he did not receive any long-term equity incentive awards in Fiscal 2018.
(5) The performance metrics for Mr. Edwards and Ms. McDonough under the Cash Incentive Plan for Fiscal 2020 were adjusted operating income (weighted 30%), division operating expense goal (weighted 60%) and individual performance goals (weighted 10%).

Given the strong connection made between our financial results and the compensation of our executive officers, the Board recommends that shareholders vote FOR the approval of our non-binding advisory resolution on executive compensation.

CEO Realizable Pay

The below comparison of realizable pay to target pay, based on the grant date opportunity, and total shareholder return (“TSR”) illustrates how performance outcomes have impacted pay over the three-year period ended on March 28, 2020 for our Chairman and CEO, John D. Idol.

During the three-year period ending March 28, 2020, Capri’s TSR was -69.3%. As shown below, Mr. Idol’s realizable pay during the same three-year period was -27.9% below target, and his realizable long-term incentive pay was -72.1% below target. We believe that this relationship demonstrates meaningful alignment of CEO pay with shareholder interests particularly because our share price declined significantly the last month of the fiscal year due to the unprecedented, wide-ranging and severe impact that the COVID-19 pandemic had on the stock market generally and the retail industry more specifically. For example, our average share price was $26.76 for the 90-day period from January through March that coincides with our fourth fiscal quarter. Using this 90-day average, Capri’s three-year TSR would have been -29.7% which closely aligns to the decrease in Mr. Idol’s average realizable pay.

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The graphs below show average target and realizable pay:

__________________
“Target Pay” and “Target LTI” reflects what the Compensation and Talent Committee would have expected Mr. Idol to earn if Capri’s financial performance was in line with approved performance objectives and represents the average of salary, target annual incentive, and grant date fair value of long-term incentives (LTI) as reported in the Summary Compensation Table for the fiscal years indicated. “Realizable Pay” and “Realizable LTI” capture the impact of actual results on annual cash incentive plan payouts and performance-based RSU payouts, as well as the impact of changes in the Company’s share price on long-term incentive awards granted during the three-year period ended March 28, 2020, by valuing equity awards based on the most recent fiscal year-end share price of $11.67. Realizable pay reflects the average of salary, actual cash bonus, the market value of RSUs, and the market value of PRSUs awarded for the three-year period. Realizable LTI reflects the average market value of RSUs and PRSUs for the same period. For PRSU awards with completed performance periods, the calculation includes actual shares earned, and for PRSU awards with incomplete performance periods, the calculation includes the target number of shares awarded. Share options granted in Fiscal 2018 have been excluded from the Target LTI and Realizable LTI calculations because they were underwater as of the last day of Fiscal 2020. The amount reported in the above graphs as realizable compensation differs substantially from the amounts reported as total compensation in the Summary Compensation Table and is not a substitute for those numbers. For more information, see the narrative disclosure and footnotes accompanying the Summary Compensation Table included in this proxy statement.

Special Note About Compensation and COVID-19

The COVID-19 pandemic began impacting our business in the fourth quarter of Fiscal 2020 and has significantly impacted our business, financial condition, results of operations and cash flows in fiscal 2021. As a result of the COVID-19 pandemic, and in response to government orders and proactive decisions we have made to protect the health and safety of our employees, consumers and communities, at various points during the course of the pandemic we temporarily closed almost all of our retail stores globally. In addition, we expect that traffic to our retail stores (and the retail operations of department stores and other third-party retailers that sell our products) once they reopen will be adversely affected by the COVID-19 pandemic. Our supply chains have also been negatively impacted by the virus and may experience additional disruptions. In addition, many of our wholesale customers are experiencing liquidity constraints or other financial difficulties, causing a reduction in the amount of merchandise purchased from us and our product licensing partners, an increase in order cancellations and/or the need to extend payment terms. The full extent of the impact of COVID-19 on our business and operating results cannot be predicted with certainty, and will depend largely on the duration and severity of the pandemic and other future events outside of our control.

We have taken a number of compensation and pay related actions to significantly reduce our costs, including reducing overall salaries at various levels throughout the organization by approximately 20%, restructuring our corporate workforce to generate additional payroll savings, furloughing retail field employees in many countries, and applying for government subsidies in Europe. The following additional actions were taken:

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•Mr. Idol has voluntarily elected to forego his base salary for fiscal 2021, except for the minimum necessary to cover his benefits and certain other perquisites.

•The other named executive officers have agreed to reduce their base salary by 20%.

•There will be no merit increases for fiscal 2021.

•The Cash Incentive Plan has been suspended for fiscal 2021. The Compensation and Talent Committee may, in its discretion, determine whether any cash bonus payments outside the Cash Incentive Plan are appropriate or warranted depending on actual performance for fiscal 2021.

•Equity awards have been granted on schedule in June 2020 but were granted solely in the form of RSUs due to the difficulty in setting performance targets given the uncertainty of the impact of COVID-19 on our business. Mr. Idol’s award was reduced from approximately $7.5 million in the prior fiscal year to $6.0 million (a reduction of 20%). The other NEOs received RSUs with a grant date fair value in line with the prior fiscal year. As these awards were issued in fiscal 2021, further information will be provided in next year’s proxy statement.

Looking Ahead

Prior to suspending the Cash Incentive Plan for fiscal 2021 due to COVID-19, and in order to ensure that our compensation practices continue to be aligned with our pay for performance philosophy as our Company and the operating environment evolve, the Compensation and Talent Committee re-evaluated the appropriateness of the Cash Incentive Plan’s performance metrics and performance scales. In determining appropriate adjustments, the Compensation and Talent Committee considered whether the Cash Incentive Plan’s design was sufficiently motivational for its executives while maintaining rigorous financial goals and objectives without encouraging excessive risk taking. The Compensation and Talent Committee also considered the need to align goals and objectives of the executive team in order to incentivize the management team to work in unison towards financial metrics that drive shareholder value and growth. With this in mind, the Compensation and Talent Committee made the following changes to the cash incentives for its executive officers:

•Same performance metrics for Mr. Idol and all other executive officers. Mr. Idol and each of the other executive officers will be measured based on the same financial metrics in order to uniformly encourage our executive officers to drive shareholder value, profitability and increased cash flows for the Company. In addition, executive officers will no longer have the opportunity to earn a portion of the annual cash incentive based on individual performance, further aligning the executive officer’s annual cash incentive with Company performance.

•Align goal setting and the performance and payout range with operating budget. In light of the changing retail landscape, our Company’s historical performance, and the other changes made to the Cash Incentive Plan that are described in this section, the Compensation and Talent Committee determined that in future years it will align performance hurdles at threshold, target, and maximum with our Company’s operating budget. While the prior performance objectives were challenging, it was determined that the range of performance potentialities was too narrow. Accordingly, in widening the performance range, we retain our challenging performance target while ensuring that

31 | 2020 Proxy Statement

maximum payouts would only be obtained for truly exceptional performance. The Compensation and Talent Committee believes that these changes are aligned with market norms, reflect a meaningful increase in the performance range, further manage risk, and will serve to improve alignment between executive’s pay and Company performance.

•Interpolate performance. Annual cash incentive payments for all of the executive officers will be interpolated based on the actual level of attainment of the performance metrics. The Compensation and Talent Committee believes it is appropriate to interpolate because it motivates our executive officers to continue striving for incremental achievement of financial targets as even marginal increased performance is rewarded. Further, the Compensation and Talent Committee believes that interpolation is aligned with market norms and ensures that the Cash Incentive Plan remains a competitive employee benefit.

The Compensation and Talent Committee intends to implement these changes to the Cash Incentive Plan when it is reinstated post-fiscal 2021.

Executive Compensation Best Practices and Philosophy

What We Do	What We Don't Do
✓Pay for performance	✗No hedging of company securities
✓Share ownership guidelines	✗No guaranteed salary increases
✓Double trigger vesting	✗No grants below fair market value
✓Clawback policy	✗No repricing without shareholder approval
✓Review of share utilization	✗No equity awards included in severance calculations
✓Independent consultant	✗No gross-up taxes
✓Independent committee	✗No excessive executive perquisites

Our executive compensation program reflects our philosophy of compensating our executives, including our named executive officers, in ways that are designed to achieve the following primary goals of:

•Aligning executives’ interests with those of our shareholders by making a meaningful portion of compensation tied to our financial performance and share price;
•Balancing long- and short-term focus so that our executives are incentivized to grow our business but also motivated to think long-term, with a significant portion of compensation in the form of equity awards;
•Attracting, retaining and motivating senior management;
•Promoting collaborative leadership behavior to maximize the achievement of our financial and strategic goals and objectives; and
•Rewarding the unique performance, career histories, contributions and skill sets of each of our executive officers.

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Our primary business objective is to drive sustained increases in shareholder value through ongoing revenue and earnings growth. As such, our compensation structure is centered on a pay for performance philosophy designed to align the interests of our executives with those of our shareholders, motivate our executives to achieve targeted financial and other performance objectives, reward them for their achievements when those objectives are met or exceeded, and likewise, reduce compensation when results fall below expectations. With these principles in mind, we structure our compensation program as a competitive total pay package to attract, retain and motivate executives with the skills and knowledge required for the success of our business. We compare our executive compensation to a group of selected competitors (as discussed below); however, in setting our named executive officer compensation levels, we do not target any specific market percentile at our selected competitors because our Compensation and Talent Committee believes that compensation of the named executive officers should reflect the overall financial performance of our Company. To that end, a significant portion of our named executive officers’ compensation is at-risk and provided in the form of variable or performance-based compensation. We believe this is appropriate given our named executive officers’ abilities to influence our overall performance and execute our key growth strategies.

Fiscal 2020 Executive Compensation Program Overview

Elements of Compensation

Our executive compensation program is comprised of both fixed and variable (performance-based) elements, with a significant emphasis placed on performance-based compensation. The four principal elements of Fiscal 2020 compensation for our NEOs were:
1.Base Salary — provides a stable level of fixed compensation commensurate with the executive’s role, experience and duties.
2.Annual Cash Incentive Awards — designed to encourage our NEOs to achieve or exceed pre-established, objective annual Company and/or divisional and individual performance goals.
3.Time-Based Restricted Share Units (RSUs) — directly aligns the long-term interests of the NEOs with those of our shareholders because the value of the RSUs is based on our share price.
4.Performance-Based RSUs — provides our NEOs with an opportunity to earn equity if predetermined and objective long-term performance goals are attained or exceeded.
Fiscal 2020 Compensation Decisions
Fiscal 2020 Base Salary
We believe competitive base salaries are necessary to attract and retain qualified, high-performing executives. On an annual basis, or as the circumstances otherwise require, the Compensation and Talent Committee considers whether any increase in base salary is warranted with respect to each of the named executive officers based on such executive’s responsibilities, performance, experience, expected future contributions and the base salary of similarly situated executives at our selected competitors.

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None of our named executive officers received an increase in base salary in Fiscal 2020, except for Cathy Marie Robinson who received a base salary increase of $50,000 for assuming additional responsibilities in connection with our planned ERP implementation. Ms. Robinson’s last day of employment with the Company was March 27, 2020 (the last business day of Fiscal 2020).

As of the last day of Fiscal 2020, the base salaries of our named executive officers were as follows:

Named Executive Officer	Base Salary ($)	% Increase from Prior Year
John D. Idol	1,350,000	0%
Thomas J. Edwards, Jr.	800,000	0%
Krista A. McDonough	500,000	0%
Pascale Meyran(1)	—	N/A
Cathy Marie Robinson	550,000	10%
__________________
(1) Ms. Meyran was not employed by the Company on the last day of Fiscal 2020. As of September 20, 2019, Ms. Meyran’s last day of employment with the Company, her base salary was $500,000 (same as the prior fiscal year).
Fiscal 2020 Performance-Based Compensation
Fiscal 2020 Annual Cash Incentive
NEOs are eligible to earn annual cash incentive awards that are variable, at-risk and based on the achievement of specific and measurable short-term performance goals. Tying a portion of total compensation to annual financial performance permits us to adjust the performance measures each year to reflect changing objectives and those that may be of special importance for a particular year.
Fiscal 2020 Annual Cash Incentive Payouts
Annual cash incentive targets and maximum cash incentive opportunities for each named executive officer are fixed percentages of such named executive officer’s base salary. Under the Cash Incentive Plan, NEOs can earn a cash incentive based on the achievement of the performance goal at threshold, target or maximum. The table below sets forth the threshold, target and maximum annual cash incentive opportunity (in dollars and as a percentage of base salary), and the actual Fiscal 2020 cash incentive payout earned by each of our NEOs pursuant to the Cash Incentive Plan:

Named Executive Officer	Threshold Cash Incentive (% of Base Salary)	Threshold Cash Incentive ($)	Target Cash Incentive (% of Base Salary)	Target Cash Incentive ($)	Maximum Cash Incentive (% of Base Salary)	Maximum Cash Incentive ($)	Actual Fiscal 2020 Cash Incentive ($)	Actual Fiscal 2020 Cash Incentive (as a % of Target Cash)
John D. Idol	100	1,350,000	200	2,700,000	400	5,400,000	2,700,000	100.0%
Thomas J. Edwards, Jr.	50	400,000	75	600,000	100	800,000	560,000	93.3%
Krista A. McDonough	25	125,000	37.5	187,500	50	250,000	175,000	93.3%
Pascale Meyran(1)	25	125,000	37.5	187,500	50	250,000	N/A
Cathy Marie Robinson(1)	25	137,500	37.5	206,250	50	275,000	N/A
__________________
(1) Ms. Meyran was not employed by the Company on the last day of Fiscal 2020 and Ms. Robinson’s last day of employment with the Company was on the last business day of Fiscal 2020. Accordingly, neither was eligible for an annual cash incentive pursuant to the Cash Incentive Plan.

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CEO Fiscal 2020 Annual Cash Incentive Targets and Payout
For Fiscal 2020, the performance targets under the Cash Incentive Plan for John D. Idol was adjusted earnings per share (EPS) and adjusted free cash flow (with each weighted at 50%). The Compensation and Talent Committee believes that adjusted EPS and adjusted free cash flow are appropriate metrics for Mr. Idol, who is our Chairman and CEO, because these metrics are comprehensive indicators of the Company’s overall profitability and cash flows and are aligned with the interests of our shareholders. Target levels for Mr. Idol were established at the beginning of Fiscal 2020 prior to the COVID-19 pandemic and were set at or above the prior year’s performance. Threshold, target and maximum performance hurdles and actual levels of achievement and payout for Mr. Idol for Fiscal 2020 were as follows:

		Fiscal 2020 Performance Hurdles
	Weight	Threshold	Target	Maximum	Actual	% of Target Hurdle Attained	Payout as % of Target Cash Opportunity
Adjusted EPS Goal(1)	50%	$4.67	$4.81	$4.95	$3.89	80.9%	0%
Adjusted Free Cash Flow Goal(1)	50%	$496.0	$545.0	$600.0	$623.0	114.3%	200%
				Total Payout as % of Target Cash			100%
__________________
(1) Adjusted in accordance with the terms of the Incentive Plan. Adjusted metrics under the Incentive Plan may differ from as reported adjusted financial metrics disclosed in our public filings. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is set forth in Annex B to this proxy statement.

Accordingly, since the threshold adjusted EPS goal for Mr. Idol was not attained but the adjusted free cash flow goal was attained above the maximum performance level, Mr. Idol earned an amount equal to 100.0% of his target annual cash incentive opportunity (in dollars) for Fiscal 2020.

Other NEOs Fiscal 2020 Annual Cash Incentive Targets and Payout

The Fiscal 2020 Cash Incentive Plan metrics, organizational level of measure, and the weighting and objective for each, for Mr. Edwards and Ms. McDonough, were established as follows:

Organization	Metric	Weight	Objective
Capri	Adjusted Operating Income	30%	•Manage corporate capital expenditures
Division	Division Operating Expense (“DOE”) Goal	60%	•Ensure budget compliance
			•Manage expenses
Individual	Operational and Strategic Objectives	10%	•Drive individual contributions to strategic plan

Neither Ms. Meyran nor Ms. Robinson were eligible for annual cash incentives pursuant to the Cash Incentive Plan for Fiscal 2020.

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The target adjusted operating income goal for Fiscal 2020 was set below actual adjusted operating income for Fiscal 2019 because Fiscal 2020 was intended to be an investment year for our Company as part of our conversion to a global fashion luxury group causing us to plan for a reduction in operating income as part of our annual internal operating budget. We believe that the Fiscal 2020 adjusted operating income performance target was nonetheless rigorous, without encouraging excessive risk taking, because the target was aligned with our long-term strategy and external guidance; attainment of the overall Capri corporate performance target at varying levels represents only 30% of the executive’s total annual cash incentive opportunity; and annual cash incentive payouts are capped at a percentage of the executive’s base salary.
In addition, Mr. Edwards and Ms. McDonough are each part of a division that constitutes a cost center. For Fiscal 2020, the performance metric for the divisional component (weighted 60%) was based on the executive’s DOE Goal, which is set at the beginning of the fiscal year in connection with the setting of our overall internal annual operating budget, and executive’s level of savings versus his / her divisional DOE Goal. We specifically chose this metric because managing costs is a key component of our Company’s success and these are directly in the control of each of these executives.
Finally, for Fiscal 2020, executive’s individual performance (weighted 10%) against strategic, operational and leadership goals that were linked to the Company’s strategic priorities and tailored to the executive’s responsibilities was factored into each of Mr. Edwards and Ms. McDonough’s annual cash incentive opportunity for the fiscal year.

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The performance hurdles and resulting performance for each metric and payout are outlined below:

	Fiscal 2020 Performance Hurdles			Fiscal 2020 Adjusted Results(1)	Payout as a % of Maximum Hurdle	Payout as % of Target Cash Opportunity
	Threshold	Target	Maximum
Thomas J. Edwards, Jr.
Capri Adjusted Operating Income	$859.1 million	$884.2 million	$910.7 million	$755.4 million	0%	0%
Divisional Savings v. DOE Goal	DOE Goal	DOE Goal - 3 to 5.99%	DOE Goal - 6% or more	(15.7)%	100%	80%
Individual Performance(2)	—	—	—	✓	100%	13.3%
Krista A. McDonough
Capri Adjusted Operating Income	$859.1 million	$884.2 million	$910.7 million	$755.4 million	0%	0%
Divisional Savings v. DOE Goal	DOE Goal	DOE Goal - 3 to 5.99%	DOE Goal - 6% or more	(19.8)%	100%	80%
Individual Performance(3)	—	—	—	✓	100%	13.3%
__________________
(1) Adjusted in accordance with the terms of the Incentive Plan. Adjusted metrics under the Incentive Plan may differ from as reported adjusted financial metrics disclosed in our public filings. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is set forth in Annex B to this proxy statement.
(2) For Mr. Edwards, reflects individual performance awarded at the maximum level for his exceptional individual contributions in the areas of strategic planning, leadership and effective team management and for attainment of specific objectives in support of key financial, operational and IT initiatives within the organization.
(3) For Ms. McDonough, reflects individual performance awarded at the maximum level for her exceptional individual contributions in the areas of strategic planning, leadership and effective team management and for attainment of specific objectives in support of key legal, risk management, compliance and sustainability initiatives within the organization.
When we consider the performance achievement for each of the above measures and its respective waiting in determining each of Mr. Edwards and Ms. McDonough’s annual cash incentive award, each of Mr. Edwards and Ms. McDonough earned an amount equal to 93.3% of their respective target annual cash incentive opportunity (in dollars) for Fiscal 2020.
Fiscal 2020 Long-Term Equity Incentive Compensation
Long-term equity incentive grants typically occur annually as one of the major elements of compensation of our executive officers. Equity incentive awards are “at risk” and subject to ongoing vesting conditions as further discussed below. We believe that long-term equity incentive awards are an important component of our executive compensation program because share-based compensation aligns the interests of our executives with the interests of our shareholders, rewards our executives to the extent our share price increases, balances our short-term cash components of compensation, fosters a long-term commitment to us and aids in the retention of senior executives in an industry in which the market for talent is highly competitive.
In Fiscal 2020, our long-term equity incentive awards were comprised 50% of time-based RSUs and 50% of PRSUs. The Compensation and Talent Committee believes the mix of long-term equity incentive awards is appropriate because the value of the RSUs is tied to our share price, RSUs assist in our ability to retain key executives in a highly competitive market for talent, and we remain focused on the attainment of our long-term growth plan through the multi-year performance goals for PRSUs which aligns the interests of our executives with our shareholders.

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Time-Based RSUs
RSUs granted under the Incentive Plan, unless otherwise provided in an award agreement, typically become vested and exercisable with respect to 25% of the ordinary shares underlying the RSUs on each of the first four anniversaries of the date that the RSU is granted, so long as the participant continues to be employed by or provides services to us on the relevant vesting date, unless the employee is retirement eligible or otherwise dies or becomes permanently disabled within the meaning of the Incentive Plan. In addition, the vesting of certain RSUs granted to John D. Idol are subject to satisfaction of a minimum performance target that requires that the Company’s EBITDA equal at least $250.0 million for the Company’s most recently completed fiscal year ending immediately prior to the first vesting date.
Performance-Based RSUs
PRSUs will generally vest after three years only upon achievement of pre-established two-year cumulative performance goals, subject to the executive’s continued employment through the vesting date, unless the executive is retirement eligible or otherwise dies or becomes permanently disabled within the meaning of the Incentive Plan. The Compensation and Talent Committee believes that a two-year performance period with an additional one-year vesting (three-year total vest) is appropriate for these awards because it allows for multi-year goals while reducing the impact of non-controllable events on the goal setting process. The Compensation and Talent Committee discussed converting the PRSUs to a three-year measurement period but it determined that market volatility, and our evolving strategy of becoming a global fashion luxury group, left too much uncertainty to allow us to determine the three-year performance hurdles in a manner that would have continued to be motivational and retentive.
The performance targets for each measure are set by the Compensation and Talent Committee in alignment with the Company’s long-term strategic plan, are intended to drive our strategy, and are sufficiently challenging without requiring or encouraging excessive risk-taking by our executives. The threshold and maximum performance goals and payout levels establish a meaningful baseline and demanding maximum performance standard designed to reward executives appropriately for varying levels of performance. Performance targets for the PRSUs that were granted in Fiscal 2020 were established at the beginning of the fiscal year and prior to the COVID-19 pandemic.
The number of ordinary shares earned with respect to such PRSUs will range from 0-150% of the shares originally subject to the award, depending on the level of actual achievement. To the extent the applicable performance metric for the Company during the performance period exceeds the threshold level but is less than the target or maximum, the percentage of PRSUs that will become vested will be calculated using straight-line interpolation (rounded to the nearest whole percentage), as determined by the Compensation and Talent Committee in its sole discretion. To the extent that threshold is not attained with respect to the applicable performance target, no PRSUs will be earned or become vested and instead will be automatically forfeited.

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The PRSUs granted in June 2019 (our Fiscal 2020) will vest in June 2022 based 50% on the level of attainment of a cumulative average adjusted operating margin rate financial metric and 50% on the level of attainment of a cumulative adjusted cash flow from operations financial metric for the two year period commencing on the first day of Fiscal 2020 and ending on the last day of Fiscal 2021. The Compensation and Talent Committee believes that adjusted operating margin rate is an appropriate measure of Company performance since it is a measure of profitability, and that adjusted cash flow from operations is an appropriate measure of Company performance because it is a comprehensive indicator of the amount of cash that the Company generates, including the effects of our strategic and capital plans. Both metrics are aligned with measures often used by the investment community.
The performance level and performance goal for the PRSUs granted in Fiscal 2020 are set forth below:

Performance Level	Cumulative Average Adjusted Operating Margin Rate for the Performance Period (Weighted 50%) (%)	Cumulative Adjusted Cash Flow from Operations for the Performance Period (Weighted 50%) (in thousands)	% of PRSUs That Will Become Vested On the Vesting Date
Threshold	14.60	$1,636,000	50%
Target	15.00	$1,818,000	100%
Maximum	15.40	$2,000,000	150%

Long-Term Equity Incentive Awards to NEOs

The target, or grant date fair value, of the long-term equity incentive awards that each of our NEOs is eligible to receive in June of each year is based on the executive’s individual performance and contributions in the prior year. For example, the target awards disclosed as grants in Fiscal 2020 (which is the subject of this Compensation Discussion and Analysis) were determined based on each executive’s performance and contributions in our Fiscal 2019. Over the years, each NEO’s target award has varied noticeably, based on their prior year individual performance. Furthermore, one-half of the long-term equity incentive award consists of PRSUs that vest contingent on future performance. Accordingly, there is a performance requirement both to receive a grant of PRSUs, and a performance requirement for the grant of PRSUs to vest.

For purposes of the long-term equity incentive awards granted in June 2019 (our Fiscal 2020) as a reward for executive’s individual performance and contributions in Fiscal 2019, the Compensation and Talent Committee awarded long-term equity incentive awards to our NEOs as follows:

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Named Executive Officer	Restricted Share Units(#)	Performance- Based Restricted Share Units(1)(#)	Est. LTI Value($)(2)
John D. Idol	110,750	110,750	7,500,000
Thomas J. Edwards, Jr.	22,150	22,150	1,500,000
Krista A. McDonough	14,767	14,767	1,000,000
Pascale Meyran	7,383	7,383	500,000
Cathy Marie Robinson	32,487	14,767	1,600,000
_________________________________________
(1)The PRSUs will vest after three years in June 2022 based on achievement of pre-established cumulative performance goals for the applicable two-year performance period (March 31, 2019 to March 27, 2021), subject to the named executive officer’s continued employment with the Company through the vesting date, unless the executive officer is retirement eligible or otherwise dies or becomes permanently disabled within the meaning of the Incentive Plan. Each PRSU represents a contingent right to receive one ordinary share of the Company. The value of the ordinary shares earned with respect to such PRSUs will range from 0-150% of the value of the shares originally subject to the award, depending on actual achievement. The number of units in this column assumes performance-based restricted share units vest at target.
(2)Reflects estimated long-term equity incentive value. See “Executive Compensation—Summary Compensation Table” for the aggregate grant date fair value computed in accordance with Accounting Standards Codification topic 718, “Stock Compensation,” as issued by the Financial Accounting Standards Board (disregarding any forfeiture assumptions).

Since the Compensation and Talent Committee grants long-term equity incentive awards to each NEO based on prior year performance, we believe that the awards granted to our NEOs in June 2020 (our Fiscal 2021) based on the executive’s performance in Fiscal 2020 is a more accurate indicator of the actual long-term incentive grant value for each NEO in Fiscal 2020 as it takes into account the level of attainment of the executive’s objective and subjective performance goals for the fiscal year to which this proxy statement applies. The Compensation and Talent Committee determined that all NEOs employed by us on the date of grant in June 2020 (our Fiscal 2021) earned a grant of long-term incentive awards with the below grant date fair values:

Named Executive Officer	LTI Grant Date Fair Value (Est. $)(1)
John D. Idol	6,000,000
Thomas J. Edwards, Jr.	1,500,000
Krista A. McDonough	1,000,000
________________
(1) Reflects estimated grant date fair value rounded to the nearest whole number. Because SEC disclosure rules require that we only include the grant date fair value of share-based long-term equity incentive awards actually granted in the applicable fiscal year, our long-term equity incentive awards made in Fiscal 2021 in respect of Fiscal 2020 performance as set forth in the table above are not shown in the Fiscal 2020 line in the Summary Compensation Table (but will appear in the Fiscal 2021 line in next year’s Summary Compensation Table for the NEOs). Accordingly, the grant date fair value reflected in the table above may differ substantially from the amounts determined under SEC rules and reported in the Summary Compensation Table for Fiscal 2020. The long-term equity incentive value for the NEOs in this section is not a substitute for the amount as reported in the Summary Compensation Table. For more information, see the narrative disclosure and footnotes accompanying the Summary Compensation Table included in this proxy statement.

Mr. Idol received a grant of long-term incentive awards with a grant date fair value below the prior year grant because certain objective financial criteria for Fiscal 2020 was not attained. Nonetheless, the Compensation and Talent Committee believed it was necessary and appropriate to award equity to Mr. Idol as he did meet or exceed a number of other objective performance goals and the Compensation and Talent Committee believes that granting long-term incentive awards to Mr. Idol provides an effective and valuable tool to retain Mr. Idol given his importance to the execution of our business strategy and in light of Mr. Idol’s decision to forego his base salary due to the impact of COVID-19.

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PRSU Targets and Payout for Completed Measurement Periods
The Compensation and Talent Committee granted PRSUs in June 2018 to the named executive officers that will vest after three years in June 2021, subject to achievement of pre-established performance goals for the two-year performance period commencing on April 1, 2018 (the first day of Fiscal 2019) and continuing through March 28, 2020 (the last day of Fiscal 2020), subject to the executive officer’s continued employment with the Company through the June 2021 vesting date, unless the executive officer is retirement eligible or otherwise dies or becomes permanently disabled within the meaning of the Incentive Plan. The PRSUs will vest 50% on the level of attainment of a cumulative average adjusted operating margin rate financial metric and 50% on the level of attainment of a cumulative adjusted cash flow from operations financial metric.
The performance level, performance goal and percentage of PRSUs that will vest in June 2021 for the performance period completed as of the end of Fiscal 2020 are set forth below:

Performance Level	Cumulative Average Adjusted Operating Margin Rate for the Performance Period (Weighted 50%) (%)	Cumulative Adjusted Cash Flow from Operations for the Performance Period (Weighted 50%) (in thousands)	% of PRSUs That Will Become Vested On the Vesting Date
Threshold	15.65	$1,531,000	50%
Target	16.15	$1,685,000	100%
Maximum	16.65	$1,854,000	150%
Actual	16.67	$1,693,105	126%

The Compensation and Talent Committee determined that the PRSUs granted in June 2018 were earned at 126.0% as of the end of Fiscal 2020 because the actual cumulative average adjusted operating margin rate for the performance period was approximately 16.67% (exceeding the maximum performance goal) and actual cumulative adjusted cash flow from operations was approximately $1.693 billion, representing 103.2% and 100.5%, respectively, of the applicable target performance goals.

Fiscal 2020 Annual Total Direct Compensation Mix
In Fiscal 2020, we continued to align executive compensation with the Company’s performance, with incentive-based compensation representing a significant portion of our executive compensation. Set forth below is the 2020 annual total direct compensation mix for our NEOs. These charts represent actual pay mix for Fiscal 2020 in the manner in which the Compensation and Talent Committee actually attributes compensation to the named executive officers and may differ from the amounts set forth in the Summary Compensation Table. These charts exclude one-time special compensation and the compensation of any NEO not employed on the date the Annual Cash Incentive for Fiscal 2020 was paid.

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Establishing and Evaluating Executive Compensation
Market Data
One factor considered by the Compensation and Talent Committee and management in setting total compensation levels for our named executive officers is market data. Our Compensation and Talent Committee, on behalf of our Board and with the assistance of Willis Towers Watson, reviews compensation levels at select competitor companies of similar size and stage of development operating in the retail accessories and/or apparel and other related industries to better assess the range of compensation needed to attract, retain and motivate executive talent in our highly competitive industry and to inform and guide compensation decisions.
The Compensation and Talent Committee reviewed the compensation levels and structure with respect to all direct pay elements, including salary, cash incentives and long-term equity incentives, at the following 17 companies with similar characteristics to us: namely, retail accessories and/or apparel companies, with one or more strong consumer brands, and comparable size (based on revenue, net income and market capitalization):

Abercrombie & Fitch Co.	Hanesbrands Inc.	Tapestry, Inc.

American Eagle Outfitters, Inc.	L Brands, Inc.	Tiffany & Co.

ascena Retail Group Inc.	Levi Strauss & Co.	Under Armour, Inc.

Burberry Group	lululemon athletic inc.	Urban Outfitters Inc.

Columbia Sportswear Company	PVH Corp.	VF Corporation

Footlocker Inc.	Ralph Lauren Corporation
Compensation and Talent Committee Process
Considerations When Setting Executive Compensation
In connection with recommending and setting appropriate compensation levels for our NEOs, our Compensation and Talent Committee bases its decisions on a number of factors, including:

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•individual executive performance evaluations	•expected future contributions

•experience, nature and scope of responsibility	•market data at selected competitors

•terms of executive officer employment agreements	•Company performance, business unit performance, strategic goals and objectives

•retention considerations	•overall compensation philosophy

At the beginning of each fiscal year, we engage in a thorough process to develop an internal annual operating budget. In setting our operating budget, we consider our prior fiscal year actual results and, based on such results, project anticipated revenues and expenses for the fiscal year, taking into account known strategic and operational initiatives, as well as general industry trends that could impact the business positively or negatively. Our internal operating budget is directly related to the guidance that we provide to investors at the beginning of the fiscal year. The Compensation and Talent Committee approves performance targets for annual cash incentives under the Cash Incentive Plan based on our projected financial performance as set forth in our internal annual operating budget.
Upon the completion of the fiscal year, the Compensation and Talent Committee determines the extent, if at all, to which financial performance has been achieved against the pre-established targets and the degree of achievement, based on our final audited financial statements for such fiscal year, and, based on the degree of achievement, recommends that the Board approve annual cash incentives to our executive officers at the corresponding levels. Based upon such recommendation, the Board then approves the annual cash incentives for each of the named executive officers. The Compensation and Talent Committee has the authority to make adjustments to the financial performance goals to omit, among other things, the effect of unbudgeted extraordinary items (including increased expenditures resulting from unanticipated strategic events or due to revenues in excess of budget), unusual or infrequently occurring events and transactions (such as acquisitions), and cumulative effects of changes in accounting principles. This ensures that our executives will not be unduly influenced in their decision-making because they would neither benefit nor be penalized as a result of certain unexpected and uncontrollable or strategic events that may positively or negatively affect the performance metrics in the short-term. As a result, adjusted metrics under the Incentive Plan may differ from as reported adjusted financial metrics disclosed in our public filings.
Role of Compensation and Talent Committee and Management
The Compensation and Talent Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives and determining and approving our Chief Executive Officer’s compensation level based on this evaluation. With respect to the compensation of our other NEOs, the Compensation and Talent Committee reviews such executive officers’ compensation levels and makes recommendations to the full Board for approval. Mr. Idol also makes recommendations to the Compensation and Talent Committee with respect to the compensation levels of such named executive officers.
Role of Independent Compensation Consultant
In Fiscal 2020, the Compensation and Talent Committee engaged Willis Towers Watson as its independent compensation consultant. Willis Towers Watson provides the Compensation and

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Talent Committee with market data on executive compensation levels and practices at our selected competitors, advises the Compensation and Talent Committee on trends and best practices in the areas of executive compensation and governance, assists the Compensation and Talent Committee in its review and evaluation of our compensation policies and practices, reviews our compensation discussion and analysis, and also provides independent advice to our Compensation and Talent Committee on director compensation. Willis Towers Watson is prohibited from providing other services to the Company or our management, except at the direction of the Compensation and Talent Committee. For Fiscal 2020, and with the approval of the Compensation and Talent Committee, Willis Towers Watson provided risk and insurance brokering services to the Company with total fees of $346,675. The Compensation and Talent Committee has determined that its executive compensation consulting team at Willis Towers Watson is independent and that no conflicts exist. The Compensation and Talent Committee has the sole authority to retain or terminate advisers to the Compensation and Talent Committee that assist in the evaluation of the compensation of our named executive officers and our directors.
Other Compensation Program Features
Employee Benefits and Executive Perquisites
We provide our named executive officers with other compensation and benefits that we believe are reasonable, competitive and consistent with our overall executive compensation philosophy and objectives. Our named executive officers generally participate in the same benefit plans that eligible full-time employees in the United States participate in such as medical, dental and vision plans, life insurance, short and long-term disability coverage and matching contributions to a 401(k) plan, and are eligible for paid vacation and a merchandise discount on our products.
We also provide certain limited additional perquisites to John D. Idol pursuant to the terms of his employment agreement. The costs of these benefits constitute only a small percentage of Mr. Idol's total compensation. We believe that these benefits generally allow Mr. Idol to work more efficiently and facilitate the performance of his duties. Pursuant to our employment agreement with Mr. Idol, we pay the premiums, up to a maximum of $50,000 per annum in the aggregate, for Mr. Idol’s approximately $5.0 million whole life insurance and $500,000 term life insurance policy. We also provide the use of an automobile and a driver to Mr. Idol and permit him to use the corporate aircraft for personal purposes in accordance with his aircraft time sharing agreements. These payments are not grossed up for taxes.
See “All Other Compensation” in the Summary Compensation Table and related footnotes for a discussion of all perquisites and other personal benefits provided to our named executive officers in Fiscal 2020.
Non-Qualified Deferred Compensation Plan
We also adopted the Capri Holdings Limited Deferred Compensation Plan (the “Deferred Compensation Plan”) which allows a select group of management or highly compensated employees of the Company and its participating subsidiaries, including our NEOs, to defer up to 75% of their base salary and up to 100% of their annual cash incentive to a future distribution date or event. Participant deferrals of cash compensation are 100% vested at all times. Deferrals of vesting awards will become vested in accordance with the provisions of the underlying award. The Deferred Compensation Plan also allows for discretionary contributions by the Company, in the Company’s sole discretion, which will vest according to the vesting schedule established by the

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Company. A participant may elect to receive or begin receiving his or her deferred compensation and earnings thereon on a fixed date or following separation from service, in each case either in a lump sum or in annual installments, as provided in the Deferred Compensation Plan and elected by the participant. Pursuant to the terms of the Deferred Compensation Plan, payments may be accelerated in certain circumstances, including death of the participant, unforeseeable emergency, and at the election of the Company’s Compensation and Talent Committee, to the extent permitted under applicable treasury regulations. The Company has caused to be established a trust to assist the Company with its obligations under the Deferred Compensation Plan. From time to time, the Company may cause contributions to be made to the trust, which, along with any earnings on such amounts, may be available to pay the Deferred Compensation Plan benefits. Participants do not have an ownership interest in the investment options, the trust assets or in any specific assets of the Company. The Deferred Compensation Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and is administered by the Company’s Compensation and Talent Committee or its delegate. The Company may amend or terminate the Deferred Compensation Plan at any time in accordance with its terms. Contributions, withdrawals and distributions, earnings (losses) and account balances for the Deferred Compensation Plan are detailed in the “Fiscal 2020 Non-Qualified Deferred Compensation Table.”
Severance Protection and Change of Control Benefits
We have employment agreements with each of our named executive officers which specify the terms of employment including certain compensation levels and certain severance benefits. These employment agreements were designed to attract and retain the services of these particular executives and to assure us of each such executive’s continued employment. We believe the severance benefits provided, which are the result of negotiations between the parties, are commercially reasonable and typical of the rights afforded to similarly situated executives in other companies of similar size operating in the retail accessories and/or apparel industry.
In addition, all of the long-term equity incentive awards granted to our named executive officers pursuant to our Incentive Plan will be subject to accelerated vesting upon certain terminations of employment occurring within 24 months following a change in control. No named executive officer has any right to receive a tax gross up for any “golden parachute” excise tax imposed under the Code.
For a description of the severance protections contained in each named executive officers’ employment agreement, and the estimated amounts payable to each NEO in the event of termination or a change in control, including details regarding the effect of termination and change in control on outstanding equity awards, see “Executive Compensation—Potential Payments Upon Termination of Employment or Change in Control—Treatment of Long-Term Equity Incentives Upon Termination or Change in Control.”
Clawback Policy and Recovery of Equity-Based and Cash Awards
We have a clawback policy that applies to annual cash incentive compensation earned by, and performance-based long-term incentives awarded to, certain covered employees, including our NEOs. Under our clawback policy, in the event that we determine that our financial results must be restated to correct an accounting error due to material noncompliance with any financial reporting requirements under U.S. securities laws within three years from the first issuance of such financial results, any mistake in calculations or any other administrative error, we may recover all or part of

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any annual cash incentive compensation awarded or paid to these employees and we may cancel and require the executive to promptly repay any excess value received pursuant to a performance-based long-term incentive award to the Company. The employment agreement entered into between us and Mr. Idol also provides for a clawback of all or part of any annual cash incentive compensation paid or awarded to him in the event of a restatement due to material non-compliance with financial reporting requirements. See “Executive Compensation—Employment Agreements with Our Named Executive Officers” below.
Our long-term incentive award agreements provide that all vested share-based awards will be forfeited automatically under the Incentive Plan upon a breach by executive of any of the post-employment covenants such as any non-competition, employee or customer non-solicitation or non-disclosure obligations to which her or she is subject. The executive would be required to forfeit or repay any compensation previously received on exercise or settlement of the award in connection with any such breach. We view this recovery of awards feature as a necessary element of our long-term equity incentive program as it deters competitive activities that would likely cause significant harm to our business.
Certain Tax and Accounting Matters
In designing our compensation and benefits programs, the Compensation and Talent Committee reviews and considers the tax treatment of amounts awarded or paid to our executives to ensure that such amounts qualify as tax deductible to the Company for federal income tax purposes whenever possible, to the extent consistent with our overall compensation goals. As a result of amendments to Section 162(m) of the Code as part of the Tax Cuts and Jobs Acts of 2017, we are generally no longer able to take a deduction for any compensation paid to our current or former NEOs in excess of $1.0 million (subject to transition relief for certain performance-based compensation awarded or paid pursuant to a written agreement that was in effect on November 2, 2017).
Other provisions of the Code can also affect compensation decisions. Section 409A of the Code, which governs the form and timing of payment of deferred compensation, imposes a 20% additional tax and an interest penalty on the recipient of deferred compensation that does not comply with Section 409A. The Compensation and Talent Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to our executives and intends to structure any non-qualified deferred compensation plans or arrangements (including the Deferred Compensation Plan) to be exempt from or to comply with the requirements of Section 409A.
We believe it is important that our Compensation and Talent Committee retains flexibility and authority to adjust compensation as needed to address particular circumstances, or unexpected, unusual or non-recurring events, and to attract and retain key executive talent, even if this results in the payment of non-deductible compensation. Accordingly, our Compensation and Talent Committee may recommend payments that are not fully deductible if, in its judgment, such payments are necessary to achieve our compensation objectives and are in the best interests of the Company and its shareholders.
In addition, each element of the compensation paid to our executives is expensed in our financial statements as required by U.S. GAAP. The financial statement impact of various compensation awards is an important factor that the Compensation and Talent Committee considers in determining the amount, form and design of each pay component for our executives.

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Share Ownership Guidelines
We believe that it is important for our executive officers to have a meaningful ownership stake in our Company in order to further align their financial interests with those of our shareholders and to encourage the creation of long-term growth for our Company. The share ownership guidelines applicable to our named executive officers for Fiscal 2020 were as follows:

Position	Minimum Ownership Guidelines (Dollar Value of Shares)	Meets Guidelines
Chief Executive Officer	5x Base Salary	✓
Executive Vice President, Chief Financial Officer and Chief Operating Officer	3x Base Salary	✓
Senior Vice President, General Counsel and Chief Sustainability Officer	2x Base Salary	✓
Senior Vice President, Chief Human Resources Officer	2x Base Salary	—(1)
Senior Vice President, Chief Operations and Transformation Officer	2x Base Salary	—(1)
________________________________
(1) Not employed on the last day of Fiscal 2020.
Newly appointed executive officers have five years from their date of hire to accumulate the required share ownership level. We measure compliance with these share ownership guidelines annually based on share ownership as of the first day of the fiscal year using the average share price for the preceding fiscal year. Vested and unvested time-based restricted shares and RSUs, exercisable options whose strike price is greater than the Company’s share price as of the measurement date together with other shares owned in private investment or savings plan accounts are counted for purposes of determining compliance with the guidelines. If an executive is not in compliance with the share ownership guidelines, he or she is expected to hold 50% of their after-tax shares as they vest until compliance is attained. For a description of the share ownership guidelines applicable to our non-employee directors, see “Director Compensation—Director Share Ownership Guidelines.”

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COMPENSATION AND TALENT COMMITTEE RISK ASSESSMENT
Management periodically reviews with the Compensation and Talent Committee our compensation policies and practices and evaluates the degree to which the various design elements of our compensation program encourage excessive or inappropriate risk-taking, including by our named executive officers. We believe that the various elements of our compensation program discourage imprudent risk taking and are aligned with our strategy and objectives. As a result of its review and evaluation of our Fiscal 2020 compensation program, the Compensation and Talent Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.
The factors evaluated by management and the Compensation and Talent Committee included:
•the overall mix of pay between base salary, short-term and long-term incentives;
•the variety of performance metrics used in our performance-based incentive compensation plans;
•the range of performance required to earn a payout under performance-based compensation and capped payouts under our Incentive Plan;
•the timing of incentive payouts and the vesting schedules and vesting conditions under our Incentive Plan;
•our incentive compensation clawback policy;
•the balance between the use of time-based and performance-based equity incentives;
•share ownership guidelines for our non-employee directors and our executives;
•our policy against buying Company shares on margin or engaging in any hedging transactions;
•our rigorous management performance evaluation process with an emphasis on core competencies and leadership capabilities;
•our leadership and culture that values long-term value creation for our shareholders and strong financial performance; and
•its certification of all performance results, approval of all performance payouts, and ability to apply discretion as appropriate.
When we are developing new compensation programs or modifying existing programs and selecting performance measures for annual and long-term incentives, management and the Compensation and Talent Committee consider the associated risks when making its decisions.

48 | 2020 Proxy Statement

COMPENSATION AND TALENT COMMITTEE REPORT
The Compensation and Talent Committee reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, the Compensation and Talent Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in the proxy statement for the 2020 Annual Meeting of Shareholders and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 28, 2020.
COMPENSATION AND TALENT COMMITTEE

Jean Tomlin (Chair)
M. William Benedetto
Robin Freestone
Ann Korologos
Jane Thompson

49 | 2020 Proxy Statement

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth the compensation earned by, or awarded or paid to, each of our named executive officers for our last three completed fiscal years:

Name and Principal Position	Fiscal Year	Salary	Bonus	Share Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)
John D. Idol	2020	1,350,000	—	7,499,990	—	2,700,000	205,245	11,755,235
Chairman and Chief Executive Officer	2019	1,350,000	—	5,999,962	1,499,988	5,400,000	104,063	14,354,013
	2018	1,000,000	—	—	—	6,500,000	107,476	7,607,476

Thomas J. Edwards, Jr.	2020	800,000	500,000	1,499,998	—	560,000	6,188	3,366,186
Executive Vice President, Chief Financial Officer and Chief Operating Officer	2019	716,667	—	1,699,951	300,003	800,000	8,100	3,524,721
	2018	575,000	600,000	2,999,987	—	—	54,843	4,229,830

Krista A. McDonough(5)	2020	500,000	500,000	1,000,021	—	175,000	5,750	2,180,771
Senior Vice President, General Counsel and Chief Sustainability Officer

Pascale Meyran	2020	238,745	250,000	499,977	—	—	562,968(6)	1,551,690
Senior Vice President, Chief Human Resources Officer	2019	500,000	—	1,299,963	200,010	250,000	12,213	2,262,186
	2018	500,000	—	1,199,997	300,005	250,000	11,574	2,261,576
Cathy Marie Robinson(7)	2020	539,742	250,000	1,600,020	—	—	6,188	2,395,950
Senior Vice President, Chief Operations and Transformation Officer	2019	500,000	—	1,299,963	200,010	250,000	8,100	2,258,072
	2018	500,000	—	1,199,997	300,005	250,000	7,950	2,257,952
________________________________
(1)The amounts reported in this column for Fiscal 2020 reflect a special one-time cash incentive to each NEO (other than Mr. Idol) to incentivize and reward these executives for their respective roles in leading the successful integration of Versace. For Fiscal 2018, Mr. Edwards was entitled to his maximum annual cash incentive opportunity pursuant to the terms of his employment agreement entered into in connection with his commencement of employment with the Company on April 17, 2017.
(2)The amounts reported in these columns reflect the aggregate grant date fair value computed in accordance with Accounting Standards Codification topic 718, “Stock Compensation,” as issued by the Financial Accounting Standards Board (disregarding any forfeiture assumptions). These values have been determined based on the fair market value on the date of grant for each award. The aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value that the NEOs will realize from the award. The weighted average assumptions for share-based awards are set forth in Note 17 (Share-Based Compensation) to our audited financial statements included in our Annual Report on Form 10-K for Fiscal 2020. The value of the PRSUs included in the amount reported in this column is based on achieving target performance goals and represents 100% of the grant date fair value.
(3)The amounts reported in this column for John D. Idol for Fiscal 2018 were earned pursuant to his respective prior employment agreement. The amounts reported in this column for Mr. Idol in Fiscal 2019 and Fiscal 2020 and for the other NEOs for all fiscal years were earned under our Cash Incentive Plan for the applicable fiscal year. For a more detailed discussion of our cash incentive programs, see “Compensation Discussion and Analysis—Fiscal 2020 Elements of Executive Compensation—Fiscal 2020 Performance-Based Compensation—Fiscal 2020 Annual Cash Incentive.”
(4)For each of our NEOs, “All Other Compensation” consists of the payments that are shown in the table below for the applicable fiscal year.

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(5)Ms. McDonough was not a NEO for Fiscal 2018 and Fiscal 2019.
(6)Ms. Meyran’s last day of employment with the Company was September 20, 2019. This amount includes severance and benefits payments made to Ms. Meyran in connection with her separation of employment. Ms. Meyran was not eligible for an annual cash incentive pursuant to the Incentive Plan in Fiscal 2020.
(7)Ms. Robinson’s last day of employment with the Company was March 27, 2020. Ms. Robinson was not eligible for an annual cash incentive pursuant to the Incentive Plan in Fiscal 2020.
All Other Compensation

Perquisite	Mr. Idol ($)	Mr. Edwards ($)	Ms. McDonough ($)	Ms. Meyran ($)	Ms. Robinson ($)
Transportation Benefit(1)
2020	38,556	—	—	—	—
2019	11,175	—	(4)	—	—
2018	20,486	—	(4)	—	—
401(k) Company Match
2020	6,188	6,188	5,750	6,188	6,188
2019	8,100	8,100	(4)	8,100	8,100
2018	7,950	—	(4)	7,950	7,950
Company Paid Life Insurance Premiums
2020	50,000	—	—	—	—
2019	50,000	—	(4)	—	—
2018	50,000	—	(4)	—	—
Other
2020	110,501(2)	—	—	556,781(5)	—
2019	34,788(2)	—	(4)	4,113(6)	—
2018	29,040(2)	54,843(3)	(4)	3,624(6)	—
 _________________________________
(1)Represents the value of an automobile and driver provided on behalf of the Company to Mr. Idol for all fiscal years presented.
(2)Represents (i) a foreign tax credit in the amount of $20,258 for Fiscal 2020, $13,964 for Fiscal 2019 and $17,223 for Fiscal 2018 and (ii) the aggregate incremental cost associated with personal use of the Company aircraft in the amount of $90,243 for Fiscal 2020, $20,824 for Fiscal 2019 and $11,817 for Fiscal 2018 for Mr. Idol.
(3)Represents moving expenses in connection with Mr. Edward’s relocation to the New York City metropolitan area.
(4)Ms. McDonough was not an NEO in Fiscal 2019 or Fiscal 2018.
(5)For Fiscal 2020, this amount represents (i) a lump sum severance payment to Ms. Meyran in the gross amount of $500,000 in connection with Ms. Meyran’s separation of service from the Company, and pursuant to a written Agreement and General Release between the Company and Ms. Meyran, as explained in further detail below under “Employment Agreements with Our Named Executive Officers;” (ii) consulting fees paid to Ms. Meyran in the amount of $55,000; and (iii) a clothing allowance in the amount of $1,781.
(6)Represents clothing allowance for Ms. Meyran for Fiscal 2019 and Fiscal 2018.
Fiscal 2020 Grants of Plan-Based Awards
The following table sets forth information on potential payment opportunities in respect of Fiscal 2020 performance under our Cash Incentive Plan and equity awards granted during Fiscal 2020 under our Incentive Plan:

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			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Share and Option Awards ($)(2)
John D. Idol	RSUs	6/17/19	—	—	—	—	—	—	110,750	—	—	3,749,995
	PRSUs(3)	6/17/19	—	—	—	55,375	110,750	166,125	—	—	—	3,749,995
	Annual Cash Incentive Plan(4)	—	1,350,000	2,700,000	5,400,000	—	—	—	—	—	—	—
Thomas J. Edwards, Jr.	RSUs	6/17/19	—	—	—	—	—	—	22,150	—	—	749,999
	PRSUs(3)	6/17/19	—	—	—	11,075	22,150	33,225	—	—	—	749,999
	Annual Cash Incentive Plan(4)	—	400,000	600,000	800,000	—	—	—	—	—	—	—
Krista A. McDonough	RSUs	6/17/19	—	—	—	—	—	—	14,767	—	—	500,011
	PRSUs(3)	6/17/19	—	—	—	7,384	14,767	22,151	—	—	—	500,010
	Annual Cash Incentive Plan(4)	—	125,000	187,500	250,000	—	—	—	—	—	—	—
Pascale Meyran	RSUs	6/17/19	—	—	—	—	—	—	7,383	—	—	249,989
	PRSUs(3)	6/17/19	—	—	—	3,692	7,383	11,075	—	—	—	249,988
	Annual Cash Incentive Plan(4)	—	125,000	187,500	250,000	—	—	—	—	—	—	—
Cathy Marie Robinson	RSUs	6/17/19	—	—	—	—	—	—	32,487	—	—	1,100,010
	PRSUs(3)	6/17/19	—	—	—	7,384	14,767	22,151	—	—	—	500,010
	Annual Cash Incentive Plan(4)	—	137,500	208,250	275,000	—	—	—	—	—	—	—

 _________________________________
(1)The share-based awards reflected in these columns will vest in 25% installments on each of the four anniversary dates following the grant date, subject to the named executive officer’s continued employment with the Company through the vesting date, unless the executive officer is retirement eligible or otherwise dies or becomes permanently disabled within the meaning of the Incentive Plan.
(2)The amounts reported in these columns reflect the aggregate grant date fair value computed in accordance with Accounting Standards Codification topic 718, “Stock Compensation,” as issued by the Financial Accounting Standards Board (disregarding any forfeiture assumptions). These values have been determined based on the fair market value on the date of grant for each award. The aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value that the NEOs will realize from the award. The weighted average assumptions for share-based awards are set forth in Note 17 (Share-Based Compensation) to our audited financial statements included in our Annual Report on Form 10-K for Fiscal 2020. The value of the PRSUs included in the amount reported in this column is based on achieving target performance goals and represents 100% of the grant date fair value.
(3)The PRSUs will vest after three years in June 2022 based on achievement of pre-established cumulative performance goals for the applicable two-year performance period (March 31, 2019 to March 27, 2021), subject to the named executive officer’s continued employment with the Company through the vesting date, unless the executive officer is retirement eligible or otherwise dies or becomes permanently disabled within the meaning of the Incentive Plan. Each PRSU represents a contingent right to receive one ordinary share of the Company. The value of the ordinary shares earned with respect to such PRSUs will range from 0-150% of the value of the shares originally subject to the award, depending on actual achievement.
(4)Represents the range of possible cash payouts for Fiscal 2020 under the Cash Incentive Plan if performance metrics were attained at varying levels. If performance falls below the pre-established thresholds, the payout is $0. See “Compensation Discussion and Analysis—Fiscal 2020 Elements of Executive Compensation—Fiscal 2020 Performance-Based Compensation—Fiscal 2020 Annual Cash Incentive” for more information regarding cash incentive awards. Amounts actually earned for Fiscal 2020 are set forth in the Summary Compensation Table above.

52 | 2020 Proxy Statement

Employment Agreements with Our Named Executive Officers
John D. Idol
Pursuant to the employment agreement between the Company and Mr. Idol, Mr. Idol serves as our Chairman and Chief Executive Officer, reporting to the Board of Directors. We must use best efforts to cause Mr. Idol to be appointed or elected to the position of Chairman of the Board. Upon termination of his employment for any reason, Mr. Idol will immediately resign from the Board and from other officer and director positions with the Company and its subsidiaries.
The term of Mr. Idol’s employment agreement extends through March 31, 2021 and will thereafter be automatically renewed for additional one-year terms, unless either party gives advance written notice of non-renewal.
Mr. Idol is entitled to receive an annual base salary of at least $1.350 million (which he voluntarily agreed to forgo in Fiscal 2021 in light of the significant impact COVID-19 has had on our business). In addition, Mr. Idol is eligible to receive a cash incentive in accordance with, and subject to the terms and conditions of, our then existing executive cash incentive program which is a component of the Incentive Plan. The annual cash incentive payment will be equal to a percentage of Mr. Idol’s then-current base salary (with incentive levels set at 100% threshold – 200% target – 400% maximum). The annual cash incentive payment will be based upon the achievement of performance goals established by the Compensation and Talent Committee over a performance period also established by the Compensation and Talent Committee. Except in limited circumstances, Mr. Idol must be employed by us on the date that the annual cash incentive is actually paid, which will be the same date that annual cash incentives are paid to our other senior executives that participate in the Incentive Plan. If the Compensation and Talent Committee determines that Mr. Idol was overpaid as a result of certain restatements of the reported financial or operating results of the Company due to material non-compliance with financial reporting requirements, then it may reduce the amount of the cash incentive, or require the executive to re-pay the overpaid portion of the cash incentive, as long as the determination as to the fact that a cash incentive has been overpaid is made before the end of the third fiscal year following the year for which the cash incentive performance criteria were inaccurate, provided, that if steps have been taken within such period to restate the Company’s financial or operating results, such three year time period shall be extended until such restatement is completed.
Mr. Idol is entitled to participate in all employee benefit plans and programs generally available to our senior executives, including, without limitation, health and 401(k) plans, deferred compensation plans and long-term equity incentive compensation plans. We pay the premiums, up to a maximum of $50,000 per annum in the aggregate, for Mr. Idol’s approximately $5.0 million whole life insurance and $500,000 term life insurance policy. We also provide Mr. Idol with an automobile and driver for transportation to and from our offices and for business purposes as provided for in his employment agreement.
Mr. Idol has also agreed that during the term of his employment agreement he will not engage in or carry on any “Competitive Business” (as defined below); provided, that he may own 10% or less in a Competitive Business as a passive investor so long as he does not manage or exercise influence or control over such business. For purposes of Mr. Idol’s employment agreement, “Competitive Business” means a business which directly competes in any material respects with the Company or its parents, subsidiaries or affiliates.

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Pursuant to his employment agreement, to the extent permitted by law and our by-laws or other governing documents, we will indemnify Mr. Idol with respect to any claims made against him as an officer, director or employee of the Company or any subsidiary, except for acts taken in bad faith or in breach of his duty of loyalty to the Company. During the term of his employment agreement and for as long thereafter as is practicable, we agreed that Mr. Idol will be covered under a directors and officers liability insurance policy with coverage limits in amounts no less than that which we maintained as of the date of his employment agreement.
Mr. Idol has agreed that all rights to our intellectual property are and will remain the sole and exclusive property of the Company and Mr. Idol remains obligated to maintain the confidentiality of our proprietary information. For two years after termination of his employment, Mr. Idol has agreed not to hire any person who was employed or retained by the Company or any of its affiliates within the one-year period immediately preceding such employment or retention.
Thomas J. Edwards, Jr.
Pursuant to the employment agreement, dated as of April 17, 2017, between the Company and Mr. Thomas J. Edwards, Jr., our Executive Vice President, Chief Financial Officer and Chief Operating Officer, Mr. Edwards’ employment agreement extends through June 30, 2021 and will be automatically renewed for additional one-year terms unless either party gives written notice of non-renewal. Pursuant to the terms of his employment agreement, Mr. Edwards receives a base salary of $800,000 per year (which he voluntarily agreed to reduce to $640,000 effective May 1, 2020 in light of the significant impact COVID-19 has had on our business). Mr. Edwards is eligible to receive an annual cash incentive based on a percentage of his then-current base salary (with the incentive levels set at 50% threshold – 75% target – 100% maximum) in accordance with the terms of our Cash Incentive Plan. Mr. Edwards is also able to participate in all of our other benefit plans and programs, including, without limitation, health and 401(k) plans, deferred compensation plans and long-term equity incentive compensation plans.
Ms. Edwards is obligated to maintain the confidentiality of our proprietary information and has agreed that all rights to our intellectual property are and will remain the sole and exclusive property of the Company. Mr. Edwards has also agreed not to hire, for a two-year period following the termination of his employment, any person who was employed or retained by the Company or any of its affiliates within the one-year period immediately preceding such employment or retention.
Krista A. McDonough
Pursuant to the employment agreement, dated as of October 1, 2016, between the Company and Krista A. McDonough, our Senior Vice President, General Counsel and Chief Sustainability Officer, Ms. McDonough’s employment agreement automatically renews for additional one-year terms on November 1st of each year, unless either party gives advance written notice of non-renewal. Ms. McDonough receives a base salary of $500,000 per year (which she voluntarily agreed to reduce to $400,000 effective May 1, 2020 in light of the significant impact COVID-19 has had on our business). Ms. McDonough is eligible to receive an annual cash incentive based on a percentage of her then-current base salary (with incentive levels set at 25% threshold – 37.5% target – 50% maximum) in accordance with the terms of our Cash Incentive Plan. Ms. McDonough is also able to participate in all of our other benefit plans and programs, including, without limitation, health and 401(k) plans, deferred compensation plans and long-term equity incentive compensation plans.

54 | 2020 Proxy Statement

Ms. McDonough is obligated to maintain the confidentiality of our proprietary information and has agreed that all rights to our intellectual property are and will remain the sole and exclusive property of the Company. Ms. McDonough has also agreed not to hire, for a two-year period following the termination of her employment, any person who was employed or retained by the Company or any of its affiliates within the one-year period immediately preceding such employment or retention.
Pascale Meyran
Pursuant to the employment agreement, dated as of September 15, 2014, between the Company and Ms. Pascale Meyran, Ms. Meyran served as the Company’s Senior Vice President, Chief Human Resources Officer until her departure on September 20, 2019 (the “Meyran Separation Date”). She remained a consultant for the Company through June 30, 2020 in order to assist the Company in transitioning the role of Chief Human Resources Officer. Ms. Meyran received an annual base salary of $500,000 and was eligible to receive an annual cash incentive based on a percentage of her then-current base salary (with incentive levels set at 25% threshold – 37.5% target – 50% maximum) in accordance with the terms of our Cash Incentive Plan. Ms. Meyran was also entitled to a $5,000 clothing allowance each fiscal year as well as an additional clothing allowance of up to $20,000 that may be used at any time during the term of her employment agreement. Ms. Meyran was also able to participate in all of our other benefit plans and programs, including, without limitation, health and 401(k) plans and long-term equity incentive compensation plans.
In connection with Ms. Meyran’s separation of service from the Company, and pursuant to a written Agreement and General Release between the Company and Ms. Meyran (the “Separation Agreement”), the Company agreed to pay Ms. Meyran severance consistent with the terms of her employment agreement. Specifically, Ms. Meyran received a lump sum severance payment in the gross amount of $500,000 (less applicable tax withholdings and other payroll deductions). The Separation Agreement contains customary waivers, releases, confidentiality and non-disparagement provisions.
Ms. Meyran remains obligated to maintain the confidentiality of our proprietary information and has agreed that all rights to our intellectual property are and will remain the sole and exclusive property of the Company. Ms. Meyran has also agreed not to compete with us for one year after the Meyran Separation Date and has agreed not to hire, for a two-year period following the Meyran Separation Date, any person who was employed or retained by the Company or any of its affiliates within the one-year period immediately preceding such employment or retention.
Cathy Marie Robinson
Pursuant to the employment agreement, dated as of May 12, 2014, between the Company and Ms. Cathy Marie Robinson, Ms. Robinson served as the Company’s Senior Vice President, Chief Operations and Transformation Officer until her departure on March 27, 2020 (the “Robinson Separation Date”). Ms. Robinson received an annual base salary of $550,000 and was eligible to receive an annual cash incentive based on a percentage of her then-current base salary (with incentive levels set at 25% threshold – 37.5% target – 50% maximum) in accordance with the terms of our Cash Incentive Plan. Ms. Robinson was also able to participate in all of our other benefit plans and programs, including, without limitation, health and 401(k) plans, deferred compensation plans and long-term equity incentive compensation plans.

55 | 2020 Proxy Statement

Ms. Robinson remains obligated to maintain the confidentiality of our proprietary information and has agreed that all rights to our intellectual property are and will remain the sole and exclusive property of the Company. Ms. Robinson has also agreed not to compete with us for one year after the Robinson Separation Date and has agreed not to hire, for a two-year period following the Robinson Separation Date, any person who was employed or retained by the Company or any of its affiliates within the one-year period immediately preceding such employment or retention.

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Outstanding Equity Awards at 2020 Fiscal Year-End

The following table sets forth unexercised and unvested share options and other share-based awards that were outstanding as of the end of Fiscal 2020 for each named executive officer:

	Option Awards				Share Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units That Have Not Yet Vested (#)	Market Value of Shares or Units of Shares That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John D. Idol	128,447	—	5.00	3/25/2021	—	—	—	—
	84,219	—	62.24	6/3/2020	—	—	—	—
	89,316	—	94.45	6/2/2021	—	—	—	—
	107,604	—	47.10	6/15/2022	—	—	—	—
	10,878	3,625	49.88	6/15/2023	—	—	—	—
	15,313	45,936	67.52	6/15/2025	—	—	—	—
	—	—	—	—	146,077(4)	1,704,719	—	—
	—	—	—	—	55,983(5)	653,322	110,750	1,292,453
Thomas J. Edwards, Jr.	3,063	9,187	67.52	6/15/2025	—	—	—	—
	—	—	—	—	75,217(4)	877,782	—	—
					11,196(5)	130,662	22,150	258,491
Krista A. McDonough	2,507	—	62.24	6/3/2020	—	—	—	—
	1,063	—	94.45	6/2/2021	—	—	—	—
	3,443	3,442	34.68	6/15/2024	—	—	—	—
	1,225	3,675	67.52	6/15/2025	—	—	—	—
	—	—	—	—	27,408(4)	319,851
	—	—	—	—	11,400(5)	133,042	14,767	172,331
Pascale Meyran(6)	23,638	—	71.66	10/1/2021	—	—	—	—
	5,021	—	47.10	6/15/2022	—	—	—	—
	3,626	1,813	49.88	6/15/2023	—	—	—	—
	12,910	12,908	34.68	6/15/2024	—	—	—	—
	2,042	6,125	67.52	6/15/2025	—	—	—	—
	—	—	—	—	27,031(4)	315,452	—	—
	—	—	—	—	25,952(5)	302,854	13,307	155,293
Cathy Marie Robinson(7)	8,608	—	47.10	6/15/2022	—	—	—	—
	5,439	1,813	49.88	6/15/2023	—	—	—	—
	12,910	12,908	34.68	6/15/2024	—	—	—	—
	2,042	6,125	67.52	6/15/2025	—	—	—	—
	—	—	—	—	19,648(4)	229,292	—	—
	—	—	—	—	25,952(5)	302,854	20,691	241,464
  _____________________________
(1)The share options with an exercise price of (i) $5.00 per share were granted on March 25, 2011; (ii) $62.24 per share were granted on June 3, 2013; (iii) $94.45 per share were granted on June 2, 2014; and (iv) $47.10 per share were granted on June 15, 2015, and are immediately exercisable as of the last day of Fiscal 2020. The share options with an exercise price of (i) $49.88 per share were granted on June 15, 2016; (ii) $34.68 per share were granted on June 15, 2017; and (iii) $67.52 per share were granted on June 15, 2018, and vest 25% each year over four years on each of the first four anniversaries of the date of grant.

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(2)The aggregate market or payout value of unvested or unearned shares is based on $11.67, which is the closing price of the Company’s ordinary shares on the NYSE on March 27, 2020 (the last business day of Fiscal 2020).
(3)Represents PRSUs that will vest after three years in June 2022 based on achievement of pre-established cumulative performance goals for applicable two-year performance period (March 31, 2019 to March 27, 2021), subject to the named executive officer’s continued employment with the Company through the vesting date, unless the executive officer is retirement eligible or otherwise dies or becomes permanently disabled within the meaning of the Incentive Plan. Each PRSU represents a contingent right to receive one ordinary share of the Company. The value of the ordinary shares earned with respect to such PRSUs will range from 0-150% of the value of the shares originally subject to the award, depending on actual achievement. The number of unearned PRSUs reported in this column is based on achieving target performance goals, which represents 100% of the shares originally subject to the award.
(4)These RSUs vest 25% each year over four years on each of the first four anniversaries of the date of grant, subject to the named executive officer’s continued employment with the Company through the vesting date, unless the executive officer is retirement eligible or otherwise dies or becomes permanently disabled within the meaning of the Incentive Plan.
(5)Reflects PRSUs that were deemed earned but not yet vested as of the last day of Fiscal 2020.
(6)Ms. Meyran’s last day of employment with the Company was September 20, 2019 but she continued providing services to the Company in Fiscal 2020 and through June 30, 2020. As a result, she was eligible to vest in any previously awarded long-term incentive award that vested on or before June 30, 2020. Thereafter, all unvested equity was forfeited in accordance with the Incentive Plan.
(7)Ms. Robinson’s last day of employment with the Company was March 27, 2020. All unvested equity was forfeited as of this date in accordance with the Incentive Plan.
Option Exercises and Shares Vested During Fiscal 2020

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John D. Idol	—	—	33,607	1,137,933
Thomas J. Edwards, Jr.	—	—	24,498	1,020,068
Krista A. McDonough	—	—	6,672	223,591
Pascale Meyran	—	—	12,432	420,948
Cathy Marie Robinson	—	—	12,220	413,769

Fiscal 2020 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2)($)	Aggregate Earnings/(Losses) in Last FY(3)($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE(4)
John D. Idol	—	—	—	—	—
Thomas J. Edwards, Jr.	—	—	—	—	—
Krista A. McDonough	10,436	—	(1,626)	—	8,810
Pascale Meyran	—	—	—	—	—
Cathy Marie Robinson	—	—	—	—	—
  _____________________________
(1)Amounts shown in this column represent elective salary and/or annual cash incentive deferrals made by NEOs into the Deferred Compensation Plan in Fiscal 2020. All contributions shown are also reported as “Salary” and/or “Non-Equity Incentive Plan Compensation,” as applicable, for Fiscal 2020 in the Summary Compensation Table.
(2)In Fiscal 2020, the Company did not make any matching contributions to the accounts of employees who participated in the Deferred Compensation Plan.
(3)Amounts shown in this column represent total investment earnings (losses) under the Deferred Compensation Plan. The Deferred Compensation Plan does not pay above-market or preferential earnings on compensation that is deferred, and the amounts shown in this column are not reported as compensation in the Summary Compensation Table.
(4)The aggregate balance in this column includes contributions, withdrawals and distributions and total investment earnings (losses) for each NEO under the Deferred Compensation Plan in Fiscal 2020. Amounts shown in this column include amounts that were reported as compensation in the Summary Compensation Table to the extent that such amounts were contributed by the executive or the Company but not to the extent that such amounts represent earnings (losses). See Note (3) above.

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See “Compensation Discussion and Analysis—Non-Qualified Deferred Compensation Plan” for a description of the Deferred Compensation Plan.
Potential Payments Upon Termination of Employment or Change in Control
The following summaries and tables (including the Potential Payments Upon Termination of Employment and Change in Control Table) describe and quantify the potential payments and benefits that would be payable to our named executive officers in connection with termination of employment and/or change in control. In determining amounts payable, we have assumed in all cases that the termination of employment and/or change in control occurred on March 28, 2020 (the last day of Fiscal 2020). Accordingly, Pascale Meyran and Cathy Marie Robinson are excluded from the below analysis as neither was employed by us on the last day of Fiscal 2020. The amounts that would actually be paid to our executive officers upon a termination of employment and/or change in control will depend on the circumstances and timing of such termination or change in control.
Regardless of the reason for a named executive officer’s termination of employment, he or she may be entitled to receive certain other amounts or accrued benefits, including unused vacation pay, any vested balance in his or her 401(k) plan and the ability to convert individual life insurance.
Severance Benefits
John D. Idol
Mr. Idol’s employment agreement will terminate upon Mr. Idol’s death or “Total Disability” (as defined in his employment agreement) upon six months’ advance notice or with Good Reason, subject to certain notice and cure rights. We may terminate Mr. Idol’s employment for Cause (as defined in his employment agreement) upon 10 days’ advance written notice, subject to Mr. Idol having certain rights to meet with the Board, and a majority of the Board approving his dismissal.
If Mr. Idol’s employment is terminated by us without Cause or by him for Good Reason, he will be entitled to receive a pro rata portion of his annual cash incentive (as described under “—Employment Agreements with Our Named Executive Officers—John D. Idol”) that would have been payable in respect of the fiscal year, or part fiscal year, as of the date of termination plus severance equal to two times the sum of his then-current base salary (which shall be calculated using a base salary of $1.35 million during the period that Mr. Idol has voluntarily elected to forgo his base salary due to the significant impact COVID-19 has had on the business) and the annual cash incentive paid or payable to him with respect to the Company’s last full fiscal year, payable in a single lump sum within 30 days following termination as well as payment of any accrued benefits including earned but unpaid base salary, cash incentives and reimbursement of any reimbursable expenses incurred prior to the termination date. If Mr. Idol dies or has a Total Disability, in addition to the accrued benefits referenced above, Mr. Idol (or his estate, as applicable) is entitled to a pro rata portion of his cash incentive that would have been payable to Mr. Idol in respect of such fiscal year as of the date of death or Total Disability. He would also be entitled to a benefit under his whole life insurance policy (currently valued at approximately $5.0 million) and his term life insurance policy (currently valued at approximately $500,000) upon termination due to death. In the event Mr. Idol is terminated for Cause, he is not entitled to receive any compensation or benefits other than for accrued benefits.

“Good Reason” is defined in Mr. Idol’s employment agreement as:

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•the assignment of duties or responsibilities that are inconsistent in any material respect with the scope of the duties or responsibilities of his title or position;
•the Company’s failure to perform substantially any material term of his employment agreement and such failure, if curable, is not cured within 60 days after the Company receives notice of the breach;
•Mr. Idol’s office is relocated more than 50 miles from his then-current office;
•the employment agreement is not assumed by any successor-entity to the Company following a change in control (as defined in the Incentive Plan);
•Mr. Idol’s duties or responsibilities are significantly reduced (and such reduction is not initiated or recommended by Mr. Idol);
•Mr. Idol is involuntarily removed from the Board (other than in connection with a termination for Cause, voluntary termination without Good Reason, death or Total Disability); or
•subject to the terms of the employment agreement, the Board is managing the day-to-day operations of the Company and, after receipt of written notice from Mr. Idol and sufficient time to cease such involvement, the Board continues to do so.
“Cause” is defined in Mr. Idol’s employment agreement as Mr. Idol’s:

•gross negligence, willful misconduct or dishonesty in performing his duties;
•conviction of a felony (other than a felony involving a traffic violation);
•commission of a felony involving fraud or other business crime against the Company or any of its subsidiaries; or
•breach of the no-hire, confidentiality or non-compete covenants contained in his employment agreement if such breach, if curable, is not cured within 30 days after written notice of such breach.
Thomas J. Edwards, Jr.
Mr. Edwards’ employment agreement continues until it is terminated in accordance with its terms.
If Mr. Edwards’ employment is terminated by us without “Cause” (as defined in his employment agreement) or by Mr. Edwards for “Good Reason” (as defined in his employment agreement), he will be entitled to receive severance pay equal to $800,000 (which equates to one year of his base salary prior to the voluntary 20% reduction in salary applicable to Mr. Edwards in light of the significant impact COVID-19 has had on the business), payable in equal installments over such one-year period consistent with our payroll practice and continuation of medical, dental and insurance benefits, subject to offset for any compensation and benefits that he receives from other employment during the severance period and his execution of a release of claims.
“Good Reason” is defined in Mr. Edwards’ employment agreement as a significant reduction of his duties or responsibilities relating to the position of Chief Financial Officer, except with respect to any Company action initiated or recommended by him and approved by the Board, or a material breach by the Company of its obligations under his employment agreement, in each case, that it has failed to cure (as determined by the Company acting in good faith) within thirty (30) days following notice.
“Cause” is defined in Mr. Edwards’ employment agreement as Mr. Edwards’:

•material breach of his obligations under his employment agreement that is not cured within 30 days following notice of such breach;

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•insubordination or refusal to perform his duties under his employment agreement for at least five days following notice from the Company;
•gross negligence, willful misconduct or dishonesty in performing his duties or with respect to the Company or any of its affiliates or licensees, or any of their respective businesses, assets or employees;
•commission of a fraud or theft against the Company or any of its affiliates or licensees or his conviction for the commission of, or aiding or abetting, a felony or of a fraud or a crime involving moral turpitude or a business crime; or
•possession or use of illegal drugs or prohibited substances, the excessive drinking of alcoholic beverages on a recurring basis which impairs his ability to perform his duties under his employment agreement, or the appearance during hours of employment on a recurring basis of being under the influence of such drugs, substances or alcohol.

Krista A. McDonough
Ms. McDonough’s employment agreement continues until it is terminated in accordance with its terms.
If Ms. McDonough’s employment is terminated by us without “Cause” (as defined in her employment agreement) or by Ms. McDonough for “Good Reason” (as defined in her employment agreement), she will be entitled to receive severance pay equal to $500,000 (which equates to one year of her base salary prior to the voluntary 20% reduction in salary applicable to Ms. McDonough in light of the significant impact COVID-19 has had on the business), payable in equal installments over such one year period consistent with our payroll practice and continuation of medical, dental and insurance benefits, subject to offset for any compensation and benefits that she receives from other employment during the severance period and her execution of a release of claims.
“Good Reason” is defined in Ms. McDonough’s employment agreement as a material breach by the Company of its obligations under her employment agreement that is not cured within 30 days following notice of such breach.
“Cause” is defined in Ms. McDonough’s employment agreement as Ms. McDonough’s:

•material breach of her obligations under her employment agreement that is not cured within 30 days following notice of such breach;
•insubordination or refusal to perform her duties under her employment agreement for at least five days following notice from the Company;
•misconduct with respect to the Company or any of its affiliates or licensees, or any of their respective businesses, assets or employees;
•commission of a fraud or theft against the Company or any of its affiliates or licensees or her conviction for the commission of, or aiding or abetting, a felony or of a fraud or a crime involving moral turpitude or a business crime; or
•possession or use of illegal drugs or prohibited substances, the excessive drinking of alcoholic beverages on a recurring basis which impairs her ability to perform her duties under her employment agreement, or the appearance during hours of employment on a recurring basis of being under the influence of such drugs, substances or alcohol.

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Change in Control Benefits
We do not provide our named executive officers with any single-trigger change in control payments or benefits unless, in the event of a change in control, the successor corporation does not assume the awards issued under the Incentive Plan or the obligations under the applicable employment agreement. If a change in control were to have occurred on March 28, 2020, and none of our named executive officers were terminated, there would have been no payments due to our named executive officers under our Incentive Plan or their respective employment agreements. Each named executive officer’s share options and other share-based awards granted pursuant to the Incentive Plan will become 100% vested in connection with any termination by us without “cause” or by the executive for “good reason” (each as defined in the Incentive Plan) that occurs within 24 months following a “change in control.” A “change in control” is generally defined in the Incentive Plan and/or the executive’s employment agreement as:

•during any 24-month period, the individuals serving on the Board cease to comprise a majority of the Board;
•the acquisition by a third party of securities representing 30% or more of the voting power of the Company;
•the consummation of a merger, consolidation or similar corporate transaction that requires approval of the Company’s shareholders, unless: (i) more than 50% of the voting power is retained by the holders of the voting securities immediately prior to the transaction, (ii) no person acquires securities of the Company representing more than 30% of the total voting power of the Company, and (iii) at least a majority of the directors on the Board were the same as those serving immediately prior to the transaction; or
•the shareholders of the Company approve a complete liquidation of the Company or sale of substantially all of the assets of the Company.
No named executive officer has any right to receive a “gross up” for any excise tax imposed by Section 4999 of the Code, or any other U.S. federal, state or local income tax.

Treatment of Long-Term Equity Incentives Upon Termination or Change in Control
In general, unless stated otherwise in an employment agreement, the share options and other share-based awards granted to our named executive officers under the Incentive Plan would have been treated as follows in the event of termination or change in control in Fiscal 2020:

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Reason for Termination	Impact on Equity Awards
Voluntary by Executive (No Grounds for Company to Terminate for Cause)	Unvested share options, RSUs and PRSUs are forfeited Vested share options are exercisable for 30 days following termination

By Company without Cause	Unvested share options, RSUs and PRSUs are forfeited Vested share options are exercisable for 90 days following termination

By Company for Cause	Vested but unexercised share options and unvested share options are forfeited and unvested RSUs and PRSUs are forfeited

Death or Disability	All unvested share options and RSUs will vest in full and unvested PRSUs will vest at target

Vested share options are exercisable by executive or beneficiary (as applicable) for one year following death or disability (or, if earlier, the expiration date set forth in the applicable award agreement)

Termination on (or within 24 months of) Change in Control by Company without Cause or by Executive with Good Reason	Vesting of unvested share options will be accelerated and remain fully exercisable for a two-year period (or, if earlier, the expiration date set forth in the applicable award agreement)

Unvested restricted shares/units will fully vest and all restrictions, limitations and conditions will lapse

Unvested PRSUs will be earned and payable based on achievement of performance goals or based on target performance and all restrictions, limitations and conditions will lapse

Change in Control without Termination	There is no single-trigger accelerated vesting of any awards issued to date, except for single trigger vesting of awards if the successor corporation does not assume awards
In addition, if a named executive officer retires from the Company at the age of at least 60 years old and having completed at least 10 years of service with the Company or any of its subsidiaries, such executive will continue to vest in all outstanding equity awards on the vesting schedule set forth in the applicable award agreement, including with respect to PRSUs, which vest at the end of the performance period on a pro rata basis based on the number of completed months worked during the performance period. Share options remain exercisable for four years following retirement (or, if earlier, the expiration date set forth in the applicable award agreement).
Potential Payments Upon Termination of Employment and Change in Control Table

Name(1)	Benefit	By the Company Without Cause/By the Executive for Good Reason($)	Termination By the Company Without Cause/By the Executive for Good Reason on or within 24 months following a Change in Control($)
John D. Idol	Cash Severance(2)	13,500,000	13,500,000
	Plan Benefits	—	—
	Share Options(3)	—	—
	Restricted Shares/Units(4)	—	3,650,493
	Total	13,500,000	17,150,493
Thomas J. Edwards, Jr.	Cash Severance(5)	800,000	800,000
	Plan Benefits(6)	8,639	8,639
	Share Options(3)	—	—
	Restricted Shares/Units(4)	—	1,266,934
	Total	808,639	2,075,573
Krista A. McDonough	Cash Severance(5)	500,000	500,000
	Plan Benefits(6)	10,138	10,138
	Share Options(3)	—	—
	Restricted Shares/Units(4)	—	625,224
	Total	510,138	1,135,362

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______________________________
(1)Ms. Pascale Meyran and Ms. Cathy Marie Robinson are not included in this table as they were no longer employed by the Company on March 28, 2020 (the last day of Fiscal 2020).
(2)Reflects severance pay equal to two times the sum Mr. Idol’s Fiscal 2020 base salary and the annual cash incentive paid or payable to him with respect to the Company’s last full fiscal year (Fiscal 2019), payable in a single lump sum within 30 days following the date of termination. Because termination is assumed to have occurred on the last day of Fiscal 2020, the amounts presented in this row assume all accrued obligations under Mr. Idol’s employment agreement and any annual cash incentive for Fiscal 2020 have been paid.
(3)Represents the market value as of the last day of Fiscal 2020 of unvested share options that will become fully vested and exercisable upon a termination by the Company without “cause” or by the named executive officer for “good reason” within 24 months following a change in control, pursuant to the terms of the Incentive Plan.
(4)Represents the value of unvested RSUs and unearned PRSUs that will become fully vested or earned upon a termination by the Company without “cause” or by the named executive officer for “good reason” within 24 months following a change in control, pursuant to the terms of the Incentive Plan. The payout for unearned PRSUs reflected in this row is based on achieving target performance goals and represents the market value as of the last trading day of Fiscal 2020.
(5)Reflects severance pay equal to one year of executive’s Fiscal 2020 base salary payable in equal installments over a one-year period consistent with our payroll practices.
(6)Reflects the cost of continuation of medical, dental, vision and basic life and accidental death and dismemberment insurance benefits for executive for one year.

CEO PAY RATIO
We are a global fashion luxury group operating in three principal geographic markets: the Americas (including North America, Latin America and the Caribbean), Europe and Asia. For countries that were in-scope, we employed approximately 16,716 employees as of the end of Fiscal 2020, consisting of approximately 10,440 full-time employees and approximately 6,276 part-time employees. Approximately 13,707 of these employees are engaged in retail selling or administrative positions. Presented below is the ratio of the annual total compensation paid to John D. Idol, our Chief Executive Officer, in Fiscal 2020 to the annual total compensation of our median employee, excluding Mr. Idol’s compensation. This ratio is a reasonable estimate calculated in compliance with Item 402(u) of Regulation S-K of the Securities Act.
Methodology
The methodology and the material assumptions, adjustments and estimates that we used to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” were as follows:
•We included Versace employees (who were excluded from our analysis last year) but excluded Alberto Gozzi Srl employees (who we acquired in January 2020) in accordance with the pay ratio disclosure rules.
•We selected February 1, 2020 as the date on which to determine our median employee.
•We relied on the de minimis exemption provided for under the pay ratio disclosure rules which permit us to exclude non-U.S. employees constituting less than 5% of the total employee population from the median employee calculation.
◦We excluded 834 employees (representing fewer than 5% of our total employee population, excluding the CEO, as of February 1, 2020) from 12 countries as follows: 4 employees in Finland, 7 employees in Greece, 8 employees in Lithuania, 9 employees in Romania, 10 employees in Latvia, 27 employees in Hungary, 28 employees in Czechia, 49 employees in Malaysia, 56 employees in Ireland, 59 employees in Poland, 147 employees in Taiwan and 430 employees in Spain.
•We analyzed the actual total earnings compiled from our payroll records for the one-year period ending December 31, 2019 to determine the median employee. Actual earnings included base pay, overtime compensation, bonuses and other incentive pay (including commissions, fringe benefits and 401(k) match).

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◦We annualized the compensation of the employees who were hired during the applicable period, but who did not work for us during the entire 12 months.
◦We did not make any cost-of-living adjustments to adjust for employees living outside of New York City.
◦For employees in foreign jurisdictions, we converted amounts paid in local currencies to U.S. dollars using the exchange rate as of February 1, 2020.
Calculation
•We determined that our median employee was a part-time, hourly retail sales associate located in the United States.
•The estimated annual total compensation for our median employee was $27,592.
•Fiscal 2020 annual total compensation for our Chief Executive Officer as set forth in the Summary Compensation Table was $11,755,235.
•The estimated ratio of our Chief Executive Officer’s annual total compensation to our median employee’s total compensation for Fiscal 2020 was 426 to 1.
DIRECTOR COMPENSATION
Director Compensation Generally
Non-employee directors receive annual cash compensation comprised primarily of an annual cash retainer (including additional cash retainers for the Lead Director and committee Chairs) and additional cash compensation for committee service. For Fiscal 2020, annual cash compensation for our non-employee directors was as follows:

Annual Retainer	$90,000
Additional Retainers
Lead Director	$40,000
Audit Committee Chair	$30,000
Compensation and Talent Committee Chair	$25,000
Governance, Nominating and Corporate Social Responsibility Committee Chair	$25,000
Committee Service	$12,500 per committee
Travel Fee	$3,000 per intercontinental trip to Board meeting
Directors who are employees receive no additional compensation for their services as directors. A portion of John D. Idol’s annual base salary, equal to one-fourth of the amount of the annual retainer and meeting fees paid to the Company’s independent directors, is payable to him by the Company on a quarterly basis at the same time such retainer and meeting payments are paid to the independent directors of the Company. This is not additional compensation for Mr. Idol and is merely an allocation of salary from the U.S. entity that employs him to the Company for his services as a director of the Company.

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In addition to the annual cash fees set forth in the table above, each non-employee director is entitled to receive an annual grant of RSUs under our Incentive Plan with a fair value at the time of grant equal to approximately $150,000, which generally cliff vests on the earlier of the one year anniversary of the date of grant or the Company’s annual shareholder meeting that occurs in the calendar year following the date of grant. Non-employee directors may defer settlement of the RSUs beyond the vesting date in accordance with Section 409A of the Code. Our annual equity grants to non-employee directors are made on the date of the annual meeting of shareholders. Any non-employee director appointed to our Board subsequent to the date of the annual meeting of shareholders is granted, on the date of such appointment, a pro rata portion of the annual equity grant based on the time between the director’s date of appointment and the next annual meeting of shareholders.
Our directors are permitted to use the Company aircraft to travel to and from Board and committee meetings, and we reimburse our non-employee directors for reasonable travel and other related expenses in connection with such meetings. Non-employee directors (like all of our eligible full-time employees) are also provided with a merchandise discount on our products.

Director Compensation Table
The following table sets forth the amount of compensation earned by each of our non-employee directors for service on our Board during Fiscal 2020:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)(2)	Total ($)
M. William Benedetto	164,000	150,000	314,000
Robin Freestone	145,000	150,000	295,000
Judy Gibbons	115,000	150,000	265,000
Ann Korologos	149,000	150,000	299,000
Stephen F. Reitman	127,000	150,000	277,000
Jane Thompson	115,000	150,000	265,000
Jean Tomlin	140,000	150,000	290,000
  _____________________________________
(1)The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with Accounting Standards Codification topic 718, “Stock Compensation,” as issued by the Financial Accounting Standards Board (disregarding any forfeiture assumptions). These values have been determined based on the fair market value on the date of grant for each award. The weighted average assumptions for share-based awards are set forth in Note 17 (Share-Based Compensation) to our audited financial statements included in our Annual Report on Form 10-K for Fiscal 2020.
(2)These RSUs generally vest on the earlier of the one year anniversary of the date of grant or the Company’s annual shareholder meeting that occurs in the calendar year following the date of grant, but settlement may be deferred in accordance with Section 409A of the Code.
Director Share Ownership Guidelines
We have share ownership guidelines for our non-employee directors, which provide that each non-employee director must attain ownership of an amount of shares equal to at least five times the annual cash retainer for directors within five years from the date such non-employee director is appointed to the Board.
Independent Director Share Ownership at Fiscal Year End
As of the end of Fiscal 2020, each non-employee director held ordinary shares and/or unvested RSUs in accordance with our share ownership guidelines as follows:

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Name	Ordinary Shares	Meets Guidelines
M. William Benedetto	24,486	✓
Robin Freestone	9,247	✗(1)
Judy Gibbons	24,151	✓
Ann Korologos	20,578	✓
Stephen F. Reitman	17,709	✓
Jane Thompson	14,278	✓
Jean Tomlin	15,274	✓
_______________________
(1) Has until November 4, 2021 to meet guidelines.

PROPOSAL NO. 4
APPROVAL OF CAPRI HOLDINGS LIMITED SECOND AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

Our Board of Directors is submitting the Capri Holdings Limited Second Amended and Restated Omnibus Incentive Plan (the “Amended Incentive Plan”) for shareholder approval at the annual meeting. The Amended Incentive Plan is an amendment and restatement of the Capri Holdings Limited Amended and Restated Incentive Plan (the “Existing Incentive Plan”), which was first adopted by our Board of Directors on May 19, 2015, and approved by our shareholders on July 30, 2015.

The Board is seeking shareholder approval of the Amended Incentive Plan because the Board believes the Amended Incentive Plan is the best way to continue to motivate employees and non-employee directors to further the growth, development and financial success of Capri, and continue to enable us to attract, motivate and retain the services of employees and non-employee directors who are essential to our long-term success by offering them an opportunity to own, and benefit from the ownership of, Capri ordinary shares.

The Board of Directors believes that the Amended Incentive Plan is a critical part of our pay-for-performance incentive compensation program. On an annual basis, we grant long-term share-based awards to more than 400 of our employees around the world, including our executive officers, any employee with a title of director-level or above, including key retail field personnel, and non-employee directors. Long-term equity incentive compensation aligns the interests of our key employees with our shareholders, and gives us a competitive edge to attract and retain top talent in the luxury retail industry. Accordingly, our Board believes that it is in the best interests of our Company and our shareholders to approve the Amended Incentive Plan.

In Fiscal 2020, more than 97% percent of equity awards granted under the Existing Incentive Plan were granted to employees other than our NEOs and long-term equity incentive awards covering approximately 2.16 million ordinary shares were issued from our Existing Incentive Plan. To date, in fiscal year 2021, long-term equity incentive awards covering approximately 1.58 million ordinary shares were issued from our Existing Incentive Plan on June 15, 2020 in accordance with our historical grant cycle. Due to the impact of COVID-19 on our business, we made the difficult decision to grant less ordinary shares overall to a smaller group of employees than is typically eligible. Even with this conservative approach to grants in fiscal 2021, we only have approximately 1.8 million ordinary shares available for grant which will be insufficient to satisfy our long-term equity incentive compensation needs through our next annual grant cycle in June 2021 under the Existing Incentive Plan. We expect to return to our normal share grant levels for our typical pool of eligible employees

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next year and issue more shares than we have historically granted due to the significant impact COVID-19 has had on our share price, but we do not anticipate any material changes to the types of awards, the fair market value of the awards or the number of award recipients under the Existing Incentive Plan.

We believe that the Existing Incentive Plan should be amended to reserve an additional 3,600,000 ordinary shares for awards (the “Share Increase”). If our shareholders do not approve the Amended Incentive Plan, the Share Increase will not be effective and we will have insufficient shares available for future equity award grants, which we believe will adversely affect our ability to attract, retain and reward the many employees and non-employee directors who are critical to our long-term success and to engage key new talent to drive the future growth of our business. If the Amended Incentive Plan is approved by our shareholders at the 2020 annual shareholders meeting, it will supersede and replace the Existing Incentive Plan. Shareholder approval of the Amended Incentive Plan will not affect existing awards under the Existing Incentive Plan or any former share incentive plan with outstanding awards, which continue in effect in accordance with their terms.

Changes to Existing Incentive Plan

The Amended Incentive Plan is based on the terms of the Existing Incentive Plan as currently in effect, with the following key changes:

•Available Share Reserve. A total of 15,246,000 shares were originally authorized for awards under the Existing Incentive Plan (as adopted in 2011). As of March 28, 2020, there were 2,686,919 ordinary shares available for future grants of equity awards under the Existing Incentive Plan less one share for every share granted after this date for a total of 1,809,323 shares currently available for future issuance under the Existing Incentive Plan as of the Record Date. As discussed in more detail below, pursuant to the Share Increase, 3,600,000 additional ordinary shares will be available for issuance under the Amended Incentive Plan, for a total of 6,286,919 ordinary shares available for issuance (excluding shares under the Existing Incentive Plan or any prior plan that subsequently expire, terminate, are cancelled, forfeited or settled in cash and are again available for issuance under the Amended Incentive Plan) less one share for every share granted after March 28, 2020 for a total of 5,409,323 shares as of the Record Date. As further discussed below, the available share reserve may be adjusted as provided in the Amended Incentive Plan in the event of certain corporate adjustment events.

•Minimum One Year Vesting Condition. The Existing Incentive Plan imposes a minimum one year vesting period on share options and share appreciation rewards. Under the Amended Incentive Plan, this minimum one year vesting period will also apply to restricted share awards, restricted share unit awards, other share-based awards, performance shares and performance units. In addition, the exception that provides that share options and share appreciation rights of up to five percent of available shares authorized for issuance under the Existing Plan may vest in less than one year has been expanded under the Amended Incentive Plan to also include within this cap restricted share awards, restricted share unit awards, other share-based awards, performance shares and performance units.

•Minimum One Year Performance Period. The Amended Incentive Plan provides for a minimum one year performance period for performance-based awards subject to the five percent cap referred to above.

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•No Dividends or Dividend Equivalents on Unvested or Unearned Awards. No dividends or dividend equivalents are earned under the Amended Incentive Plan unless the underlying award is earned and vests.

•Change in Control Vesting for Performance-Based Awards and Elimination of Compensation and Talent Committee Discretion. The Amended Incentive Plan clarifies the change in control treatment of awards with performance-based vesting conditions and removes any ambiguity that the Compensation and Talent Committee has discretion to determine treatment of awards in the event of a Change in Control.

•Remove legacy 162(m) provisions. The Amended Incentive Plan removes legacy provisions that were only applicable to awards granted pursuant to 162(m) of the Code. The Amended Incentive Plan retains criteria applicable to performance awards and individual participant award limits. The Compensation and Talent Committee continues to believe that compensation should be performance-based and reward achievement of performance goals that enhance shareholder value.

The Amended Incentive Plan was approved by our Board of Directors on June 25, 2020, subject to and effective upon shareholder approval with respect to the Share Increase. The expiration of the Amended Incentive Plan will be extended to June 25, 2030 (the tenth anniversary of the effective date). The other changes to the Existing Plan described above do not require shareholder approval. The Amended Incentive Plan and awards granted under the Amended Incentive Plan will be void if shareholder approval is not obtained and the Existing Plan will remain in effect.

Overview of Burn Rate and Overhang

Upon approval of the Amended Incentive Plan, 6,286,919 ordinary shares will be available for issuance to eligible employees or consultants of the Company and its affiliates (as described below) or to the Company’s non-employee directors less one share for every share granted after March 28, 2020 for a total of 5,409,323 shares as of the Record Date. In its determination to approve the Share Increase, the Board reviewed an analysis prepared by management and reviewed by Willis Towers Watson, the Compensation and Talent Committee’s independent compensation consultant, which included an analysis of certain burn rates, dilution and overhang metrics, select competitor market practices and trends, and the costs of the Amended Incentive Plan. Specifically, the Board considered that our three-year average historical burn rate under the Existing Incentive Plan is 1.10% of ordinary shares outstanding. The burn rates for the three most recently completed fiscal years are shown below:

Fiscal Year	Options Granted(1)	Time-Based Full Value Awards Granted(1)	Target Performance-Based Awards Granted(1)	Target Performance-Based Awards Earned	Total Awards(2)	Basic Weighted Average Shares Outstanding(1)	Burn Rate
2020	0	1,987,450	169,817	193,364	2,180,814	149,425,612	1.46%
2019	224,582	902,457(3)	166,617(4)	169,093	1,296,132	149,765,468	0.87%
2018	208,264	1,166,168(5)	139,562(6)	105,900	1,480,332	152,283,586	0.97%
						Three-Year Average	1.10%
_______________________
(1) As reported in the Company's Annual Report on Form 10-K at the end of each applicable fiscal year.

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(2) Total awards includes options granted, time-based full-value awards granted, and performance-awards earned.
(3) 1,687,082 shares were granted in Fiscal 2019 in connection with the Company's acquisition of Versace and have been excluded from the number of time-based full value awards granted in Fiscal 2019.
(4) 150,046 shares were granted in Fiscal 2019 in connection with the Company's acquisition of Versace and have been excluded from the number of target performance-based awards granted in Fiscal 2019.
(5) 224,286 shares were granted in Fiscal 2018 in connection with the Company's acquisition of Jimmy Choo and have been excluded from the number of time-based full value awards granted in Fiscal 2018.
(6) 224,286 shares were granted in Fiscal 2018 in connection with the Company's acquisition of Jimmy Choo and have been excluded from the number of target performance-based awards granted in Fiscal 2018.

To provide a complete picture of the overall share pool, the below table shows equity plan data as of the end of Fiscal 2020 and the Record Date:

	March 28, 2020	July 15, 2020
Unexercised options outstanding	2,071,096	1,622,290
Weighted average exercise price	$50.66	$47.89
Weighted average remaining term	1.91 years	1.86 years
Unvested RSUs outstanding(1)	5,073,363	5,452,914
Total shares remaining for future grants(2)	2,686,919	1,809,323
_______________________
(1) Includes 641,065 performance-based awards (assuming target performance level) as of March 28, 2020 and 531,606 as of July 15, 2020 (the Record Date).
(2) Assumes target performance level for performance-based awards granted.

If the Amended Incentive Plan is approved, the issuance of the additional ordinary shares to be reserved under the Amended Incentive Plan would dilute the holdings of shareholders by 2.1% of our ordinary shares outstanding as of the Record Date, bringing our overhang to approximately 7.7% (including the new shares that will be reserved for issuance under the Amended Incentive Plan). See “Compensation Discussion and Analysis—Establishing and Evaluating Executive Compensation—Market Data.” Accordingly, the Board believes that the Share Increase will not be excessively dilutive to shareholders.

	Share Options
Fiscal Year	# Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Yrs)	Total Full Value Awards Outstanding(2)	Shares Available	Ordinary Shares Outstanding	Total Equity Dilution
2018	3,796,514	$32.78	2.69	2,745,678	7,193,763	149,698,407	8.4%
2019	2,131,259	$50.66	2.92	4,549,549	4,402,559	150,932,306	6.8%
2020	2,071,096	$50.66	1.91	5,073,363	2,686,919	149,425,612	6.2%
Current(1)	1,622,290	$47.89	1.86	5,452,914	1,809,323	150,306,584	5.6%
New shares					3,600,000		2.1%
Total equity dilution (incl new shares)					5,409,323		7.7%
_______________________
(1) As of the Record Date.
(2) Assumes performance-based awards with incomplete performance periods are earned at target performance level.

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We believe that the ability to continue to grant long-term incentive compensation to our employees is vital to our ability to attract and retain talent. The Board has determined, after considering the factors set forth above, that the size of the share reserve under the Amended Incentive Plan is reasonable and appropriate at this time.

Our Board of Directors and Compensation and Talent Committee also believe the Amended Incentive Plan contains several features that are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

•No “evergreen” provision. The number of ordinary shares of the Company available for issuance under the Amended Incentive Plan is fixed and will not adjust based upon the number of shares outstanding from time to time (though such number will adjust in connection with certain changes in our capitalization structure and similar events, as described in the summary of the Amended Incentive Plan terms, below).

•Share option exercise prices and SAR grant prices will not be lower than the fair market value on the grant date. The Amended Incentive Plan prohibits granting share options with exercise prices and SARs with grant prices lower than the fair market value of our ordinary shares on the grant date, except in connection with substitution of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

•No repricing or exchange without shareholder approval. The Amended Incentive Plan prohibits the repricing of outstanding share options or SARs, or the cancellation of out-of-the-money outstanding share options or SARs for cash or consideration, without shareholder approval, except in connection with certain corporate transactions involving the Company.

•No Liberal Share Recycling. Under the Amended Incentive Plan, if an Award is exercised through, or if withholding tax liabilities are satisfied by, the tendering of shares or by the withholding of shares by the Company, then the shares tendered or withheld are not available for issuance under the Amended Incentive Plan. SARS that are not issued in connection with share settlement or exercise and shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options are also not available for issuance under the Amended Incentive Plan. These same provisions apply with respect to a substitute award under the Amended Incentive Plan.

•Limited Change in Control Acceleration. The Amended Incentive Plan prohibits “single trigger” acceleration of awards to employees in connection with a change in control unless outstanding awards are not assumed or substituted on a substantially equivalent basis. If awards are assumed or substituted, the Amended Incentive Plan provides for double-trigger vesting if the employee is terminated in certain limited circumstances within 24 months following a change in control.

•Limitation on Non-Employee Director Awards. During any fiscal year, the maximum aggregate grant date fair value of awards granted to a non-employee director cannot exceed $500,000 (excluding awards made at the election of such director in lieu of cash retainers).

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•“Clawback” provisions. The Amended Incentive Plan contains “clawback” provisions, which provide that the Compensation and Talent Committee may include clawback, forfeiture or similar provisions in an award, that provide that if a participant engages in activity that is in conflict with or adverse to the interest of the Company, including fraud or conduct contributing to any financial restatements or irregularities or if the participant violates non-solicit or nondisclosure covenants, he or she will surrender and return to the Company any shares received and/or to repay any profits or any other economic value made or realized by the participant. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act of 2002, and Section 954 of the Dodd-Frank Act), awards shall be subject to clawback, forfeiture or similar requirement.

We are seeking shareholder approval of the Share Increase included in the Amended Incentive Plan to comply with a NYSE listing requirement that requires shareholder approval of equity compensation plans of NYSE-listed companies.

We anticipate filing a registration statement on Form S-8 with the SEC to register ordinary shares for the additional share reserve under the Amended Incentive Plan, subject to and effective upon shareholder approval, as soon as practicable following shareholder approval of the Amended Incentive Plan.

Interests of Certain Persons in the Proposal

To the extent that our directors and executive officers may in the future receive awards under the Amended Incentive Plan, they may be deemed to have an interest in the Amended Incentive Plan.

Vote Required and Board Recommendation

Approval of this proposal requires the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted, as well as the presence of a quorum representing a majority of all of our outstanding ordinary shares, either in person or by proxy.

Our Board of Directors unanimously recommends that you vote FOR” this proposal to approve the Capri Holdings Limited Second Amended and Restated Omnibus Incentive Plan.

Summary of the Amended Incentive Plan

The following is a summary of certain material features of the Amended Incentive Plan, which is qualified in its entirety by reference to the complete terms of the Amended Incentive Plan attached as Appendix A to this proxy statement, and should be read in conjunction with the following summary. Capitalized terms used and not defined below have the meaning set forth in the Amended Incentive Plan.

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Purpose

The purpose of the Amended Incentive Plan is to assist us in attracting and retaining individuals to serve as employees, directors, consultants and advisors who are expected to contribute to our success and achieve long-term objectives that will benefit our shareholders through the additional incentives inherent in awards granted under the Amended Incentive Plan.

Effective Date and Term

The Amended Incentive Plan will be effective on the date of the approval of the Amended Incentive Plan by our shareholders. The Amended Incentive Plan and awards granted under the Amended Incentive Plan will be void if shareholder approval is not obtained and the Existing Plan will remain in effect. Awards may be granted under the Amended Incentive Plan until June 25, 2030, on which date the Amended Incentive Plan will expire except as to Awards then outstanding under the Amended Incentive Plan. Such outstanding Awards remain in effect until they have been exercised or terminated, or have expired.

Administration

The Amended Incentive Plan is administered by the Compensation and Talent Committee. The Compensation and Talent Committee may form a subcommittee of its members to act as the committee administering the Amended Incentive Plan. If no Compensation and Talent Committee or subcommittee exists, the Board may act as the committee administering the Amended Incentive Plan. To the extent not inconsistent with applicable law or the rules and regulations of the NYSE, the Compensation and Talent Committee may delegate to a committee of one or more directors of the Company any of the authority of the Compensation Committee under the Amended Incentive Plan, including the right to grant, cancel or suspend awards. The Compensation and Talent Committee may also delegate to one or more executive officers of the Company any of the authority of the Compensation and Talent Committee under the Amended Incentive Plan to make grants of awards to eligible individuals who are not “officers” for purposes of Section 16 of the Exchange Act. Any committee administering our Amended Incentive Plan is referred to in this summary as “the Committee.”

Authority

The Committee’s authority, subject to the Amended Incentive Plan and orders or resolutions adopted by the Board, includes: (i) selecting the individuals to whom awards are granted; (ii) determining the types of awards granted; (iii) determining the number of shares (or dollar value) to be covered by each award; (iv) determining the terms and conditions, not inconsistent with the Amended Incentive Plan, of any award; (v) interpreting and administering the Amended Incentive Plan and any instrument or agreement entered into in connection with the Amended Incentive Plan; (vi) disapplying the minimum vesting and performance conditions in connection with a participant’s termination of service or termination due to death, disability or a change in control (as defined in the Amended Incentive Plan) and correcting any defect, supplying any omission or reconciling any inconsistency in the Amended Incentive Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (vii) establishing rules and regulations and appointing agents for administration of the Amended Incentive Plan; (viii) determining whether an Award, other than an Option or SAR will have dividend equivalents; (ix) to the extent not inconsistent with the terms of the

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Amended Incentive Plan, accelerating the vesting or exercisability of any award; and (x) making any other determination and taking any other action necessary or desirable for the administration of the Amended Incentive Plan. Committee decisions are final, conclusive and binding on all persons or entities, including participants and the Company.

No Re-pricing

Other than in connection with certain corporate adjustment events mentioned below, the Committee may not do any of the following, and the Board may not amend or alter the Amended Incentive Plan or any award to do any of the following, without obtaining approval of our shareholders: (i) lower the option price of an option or grant price of a SAR, after such award is granted, (ii) cancel an option or SAR that has an option price or grant price equal to or greater than the fair market value of one share in exchange for cash or another award (other than in connection with a change in control of the Company), or (iii) take any other action that would be treated as a re-pricing under the rules and regulations of the NYSE.

Type of Shares Authorized for Grant

The shares authorized for issuance under the Amended Incentive Plan are our ordinary shares, no par value (the “Shares”), and may consist of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

Awards

The types of awards that may be granted under the Amended Incentive Plan are options, share appreciation rights (“SARs”), restricted share awards, restricted share unit awards (“RSUs”), other share-based awards, performance awards, and any other right, interest or option relating to Shares, other property or cash (“Awards”). Awards may be granted alone or in addition to other Awards (or, in the case of SARs, in tandem with options). The terms of Awards are set by the Committee and set forth in individual award agreements, or, in the case of performance awards, in resolutions adopted by the Committee. Terms need not be the same for each participant in the Amended Incentive Plan. Unless otherwise provided in an individual award agreement and subject to minimum vesting conditions, all Awards (other than performance awards or awards to our non-employee directors) vest as to 25% of the Award on each of the first four anniversaries of the date that the Award is granted, as long as the participant is employed by or providing services to the Company on the relevant vesting date. Subject to minimum vesting conditions, the Committee may waive the vesting restrictions and any other conditions applicable to the Award under terms and conditions it deems appropriate.

Substitute Awards

The Amended Incentive Plan may govern awards granted or Shares issued in assumption of, or in substitution or exchange for, awards, rights or obligations by a company acquired by us or with which we combine (“Substitute Awards”).

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Number of Shares Authorized

Prior to the Amended Incentive Plan, a total of 15,246,000 Shares were originally authorized for awards under the Existing Plan. On the effective date of the Amended Incentive Plan, a total of 6,286,919 Shares will be available for grants of awards under the Amended Incentive Plan less one share for every share granted after March 28, 2020. The Shares are authorized for grant under the Amended Incentive Plan, which may be adjusted as provided in the Amended Incentive Plan in the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (other than a regular cash dividend), share split, reverse share split, spin-off or similar transaction, or other change in corporate structure affecting the Shares or their value (referred to in this summary as “corporate adjustment events”). Substitute Awards and dividend equivalents in cash in conjunction with outstanding Awards do not reduce the Shares authorized for grant under the Amended Incentive Plan or the applicable Amended Incentive Plan limitations on grants to individual participants.

To the extent (i) any Shares subject to an Award under the Amended Incentive Plan or under any plan pursuant to which Awards were granted prior to our IPO (our “prior equity plans”) are forfeited, or (ii) an Award under the Amended Incentive Plan or our prior equity plans expires or terminates without issuance of Shares or is settled for cash, the Shares subject to the Award are again available for issuance under the Amended Incentive Plan.

If a company acquired by us, or with which we combine, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, then shares available for grant under such plan may be used for Awards and do not reduce the Shares authorized for grant under the Amended Incentive Plan, as long as certain conditions set out in the Amended Incentive Plan are met.

No Liberal Share Recycling

If an Award granted under the Amended Incentive Plan or our prior equity plans, is exercised through, or if withholding tax liabilities are satisfied by, the tendering of Shares or by the withholding of Shares by the Company, then the Shares tendered or withheld are not available for issuance under the Amended Incentive Plan. For the avoidance of doubt, (i) Shares subject to SARs under the Amended Incentive Plan or our prior equity plans that are not issued in connection with share settlement on exercise thereof and (ii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options under the Amended Incentive Plan or our prior equity plans, shall not be available for issuance under the Amended Incentive Plan.

Similarly, if any of the circumstances described in the preceding paragraph occur with respect to a Substitute Award, this will not result in the Shares subject to such Substitute Award becoming available for issuance under the Amended Incentive Plan.

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Adjustments

In the event of any corporate adjustment event (described above), such adjustments and substitutions must be made to the Amended Incentive Plan and Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Amended Incentive Plan, the individual limitations on Awards (other than to Awards denominated in cash) described below, the maximum number of Shares that may be issued pursuant to incentive share options and, in the aggregate or to any participant under the Amended Incentive Plan, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Amended Incentive Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee determines appropriate, but the number of Shares subject to any Award will always be a whole number.

Minimum Vesting Condition

Participants who are granted Options, SARs, Restricted Share Awards, Restricted Share Unit Awards, Other Share-Based Awards, Performance Shares, Performance Units or Dividend Equivalents under the Amended Incentive Plan will be required to continue to provide services to the Company or an Affiliate for not less than one (1) year following the date of grant in order for any such Award to fully or partially vest or be exercisable. Notwithstanding the foregoing, up to five percent (5%) of the available Shares authorized for issuance under the Amended Incentive Plan may provide for vesting of Options, SARs, Restricted Share Awards, Restricted Share Unit Awards, Other Share-Based Awards, Performance Shares, Performance Units or Dividend Equivalents, partially or in full, in less than one (1) year.

Limits on Director Awards

The aggregate grant date fair value of awards granted to any member of our Board who is not our employee during any single fiscal year (excluding awards made at the election of such director in lieu of cash retainers) shall not exceed $500,000.

Eligibility

Employees, prospective employees (subject to and effective upon their becoming employees), certain consultants and advisors and non-employee members of our Board are eligible to receive an award under the Amended Incentive Plan.

Share Options

Share Options granted under the Amended Incentive Plan are rights allowing participants to purchase Shares at a price and during a period determined by the Committee.

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Option Price

Other than in connection with Substitute Awards, the Option price per Share purchasable under any Option will not be less than the fair market value (as defined in the Amended Incentive Plan) of one Share on the date that the Option is granted. For Options intended to qualify as incentive share options under Section 422 of the U.S. tax code, if such Option is granted to a participant who, at grant, owns Shares representing more than 10% of the voting power of all classes of shares of the Company or any Subsidiary, the Option price per share will be no less than 110% of the fair market value of one Share on the date of grant.

Option Term

The term of each Option is fixed by the Committee in its sole discretion, but is not more than ten years from its grant date, except in the case of a participant’s death or disability. If an incentive share option is granted to an individual who, at grant, owns Shares representing more than 10% of the voting power of all classes of shares of the Company or any Subsidiary, then the term of the Option will not exceed five years from grant. However, if on the last business day of the term of an Option (i) the exercise of the Option, other than an incentive share option, is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain of our employees or directors due to a “black-out period” or a “lock-up” agreement, the term shall be extended for 30 days following the end of the legal prohibition, black-out period or lock-up agreement, if such extension does not cause adverse tax consequences to the participant under Section 409A of the U.S. tax code.

Exercise

Once vested and exercisable, Options may be exercised in whole or in part, by the participant’s giving notice (in a form prescribed by the Committee) to the Company, specifying the number of Shares to be purchased. Options may be exercised by a participant or (i) the participant’s spouse, children or grandchildren (including adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of any of them, or of the participant, (iii) a partnership, limited liability company or corporation in which the individuals in clause (i) or the participant are the only partners, members or shareholders or (iv) a charity, if permitted under the Amended Incentive Plan (referred to in this summary as “permitted assignees”).

Incentive Share Options

The Committee may grant incentive share options to any eligible employee, subject to the requirements of Section 422 of the U.S. tax code. The maximum aggregate number of Shares that may be issued pursuant to incentive share options under the Amended Incentive Plan shall be 6,286,919 Shares less one share for every share granted after March 28, 2020, subject to adjustment in connection with corporate adjustment events and to take into account Shares that subsequently expire, terminate, are cancelled, forfeited or settled in cash and are again available for issuance under the Amended Incentive Plan. No Option will be treated as an incentive share option unless the Amended Incentive Plan is approved by our shareholders in a manner intended to comply with the requirements of Section 422(b)(1) of the U.S. tax code. Any option intended to be an incentive share option will not fail to be effective solely on account of a failure to obtain such approval; rather, such option will be treated as a non-qualified Option unless and until such approval is obtained.

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SARs

A SAR gives its holder the right to exercise vested SARs and receive the excess of (i) the fair market value of one Share on the date of exercise (or a lesser amount) over (ii) the grant price of the SAR. The Committee will determine whether payment on exercise of a SAR is in cash, in Shares, restricted Shares, other property or any combination. The Committee may grant SARs in tandem with all or a part of an Option or other Award, when granted or at any later time during the Option or Award term. A SAR will have a grant price per Share not less than the fair market value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to which a SAR has been granted (subject to the requirements of Section 409A of the U.S. tax code) except in the case of Substitute Awards or in connection with an adjustment in connection with a corporate adjustment event.

Term

A SAR will have a term not greater than ten years, except in the event of death or disability. However, if on the last business day of the SAR’s term (i) its exercise is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain of our employees or directors due to a“black-out period” or a “lock-up” agreement, the term shall be extended for a 30 days following the end of the legal prohibition, black-out period or lock-up agreement to the extent such extension does not cause adverse tax consequences to the participant under Section 409A of the U.S. tax code.

Restricted Shares and RSUs

Restricted Shares and RSUs may be granted alone, together with another Award, or as a form of payment for performance awards, Options, SARs, and other earned cash-based incentive compensation. Unless otherwise provided in an individual Award agreement, a participant who is granted a restricted Share becomes a shareholder of the Company and has all rights of a shareholder, including the right to vote the restricted Shares and receive distributions made with respect to such Shares, except as otherwise provided in the Amended Incentive Plan. At the request of the Committee, a participant who is granted restricted Shares may be required to execute a stock power in blank. A participant who holds an RSU has only those rights specifically provided for in the individual award agreement, but will not have voting rights.

Other Share-Based Awards

The Committee may grant Awards of Shares or Awards valued by reference to or based on Shares or other property (“other share-based awards”), including deferred share units. Other share-based awards are also available as a form of payment of other Awards under the Amended Incentive Plan and other earned cash-based compensation. Except as provided in an individual Award agreement, other share-based Awards may be paid in cash, Shares, other property, or any combination thereof, in the discretion of the Committee. They may be paid in a lump sum or installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the U.S. tax code.

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Deferral of Director Fees

The Board may grant non-employee directors other share-based Awards in the form of deferred share units in lieu of all or a portion of their annual retainer and may allow such directors to elect to defer committee retainers and annual meeting fees in the form of deferred share units, if the election is in accordance with Section 409A of the U.S. tax code. The Committee shall establish rules and procedures for such elections and for payment in deferred share units.

Performance Awards

Performance awards consist of (i) cash incentives, (ii) units valued by reference to a designated number of Shares and (iii) units valued by reference to a designated amount of cash or value of property other than Shares, in each case, that are payable upon achievement of performance goals established by the Committee over a performance period, also established by the Committee.

Performance Criteria

The performance goals are determined by the Committee in its discretion and may include but are not limited to: (a) sales (including same store or comparable sales), net sales; or return on sales; (b) revenue, net revenue, gross revenue, product revenue or system-wide revenue (including growth of same); (c) operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); (d) earnings or loss per share (including on a diluted or undiluted basis, before or after taxes); (e) net income or loss (before or after taxes); (f) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (g) Share price (including, but not limited to, growth measures and total shareholder return); (h) market share; (i) enterprise value; (k) gross profits, gross or net profit margin or gross profit growth; (l) net operating profit (before or after taxes); (m) operating earnings, earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and/or amortization); (n) economic value-added models or “value creation” or similar metrics; (o) comparisons with various stock market indices; (p) expense targets or other reductions in costs goals or meeting divisional or project budgets; (q) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (r) return on capital (including return on total capital or return on invested capital); (s) general and administrative expense savings; (t) inventory control; (u) operating margin or gross margin; (v) year-end cash, cash margin or debt reduction; (w) operating efficiencies; (x) customer satisfaction, customer retention or; customer growth; (y) employee retention, succession and hiring; (z) productivity or productivity ratios; (aa) cost of capital, debt level year-end cash position or book value; (bb) competitive market metrics; (cc) timely completion of new product roll-outs; timely launch of new facilities (such as new store openings, gross or net); (dd); royalty income; (ee) implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects or (ff) acquisitions and divestitures, reorganization and other corporate transactions or expansions of specific business operations; or (gg) any combination of the foregoing. The foregoing list of performance criteria is not exhaustive and the Committee shall have the discretion to establish such other performance criteria as the Committee deems appropriate from time to time.

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Adjustments

The Committee may, in its sole discretion, provide that one or more adjustments shall be made to one or more of the performance goals. Such adjustments may include, without limitation, one or more of the following: (a) items related to a change in accounting principle; (b) items relating to financing activities; (c) expenses for restructuring or reorganization initiatives; (d) other non-operating items; (e) items related to acquisitions; (f) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (g) items related to the disposal of a business or segment of a business; (h) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (i) items attributable to any share dividend, share split, combination or exchange of shares occurring during the Performance Period; (j) any other items of significant income or expense which are determined to be appropriate adjustments; (k) items relating to unusual or extraordinary corporate transactions, events or developments; (l) items related to amortization of acquired intangible assets; (m) items that are outside the scope of the Company’s core, on-going business activities; (n) items related to acquired in-process research and development; (o) items relating to changes in tax laws; (p) items relating to major licensing or partnership arrangements; (q) items relating to asset impairment charges; (r) items relating to gains or losses for litigation, arbitration and contractual settlements; (s) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (t) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions; (u) or such other adjustments the Committee determines appropriate, in its sole discretion, taking into account such factors that the Committee deems relevant.

Payment

The amount to be distributed under any Performance Award is determined by the Committee. Payouts for performance Awards occur only after the end of the relevant performance period (other than in the case of a change in control, or as determined by the Committee or provided in an individual Award agreement subject to the minimum performance condition). Performance Awards may be paid in cash, Shares, other property, or any combination, in the sole discretion of the Committee. They may be paid in a lump sum or in installments or on a deferred basis subject to the requirements of Section 409A of the U.S. tax code and in accordance with procedures established by the Committee.

Limitations on Grants to Individual Participants

Subject to adjustment upon corporate adjustment events described above, the following limits will apply to Awards of the specified type granted, or in the case of Performance Awards denominated in cash, payable, to any one participant in any single fiscal year:

(i) Appreciation Awards (Options and SARs) and Full Value Awards (Restricted Shares, RSUs, Performance Awards and/or Other Share-Based Awards that are denominated in Shares): 1,500,000 Shares; and

(ii) Cash Awards (Performance Awards that are denominated in cash): $20,000,000.

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In applying the foregoing limits, (a) all Awards of the specified type granted to the same Participant in the same fiscal year will be aggregated and made subject to one limit; (b) the limits applicable to Options and Share Appreciation Rights refer to the number of Shares subject to those Awards, (c) the Share limit for Full Value Awards refers to the maximum number of Shares that may be delivered under an Award or Awards of the type specified therein assuming a maximum payout; and (d) the dollar limit under clause (ii) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (ii) assuming a maximum payout.

Change in Control Provisions

In the event of a change in control of the Company, with respect to each outstanding Award, such outstanding Award will, except as otherwise set forth in the Amended Incentive Plan, continue in effect, or be assumed or an equivalent Award substituted by a successor company. Notwithstanding any other provision in the Amended Incentive Plan, and unless otherwise provided in an Award Agreement prior to June 25, 2020, the portion of such Award subject to performance-based vesting (including, without limitation, any Performance Shares or Performance Units) will have any performance goals or other performance-based conditions deemed to be achieved at the target level of performance and any performance period deemed to have expired, but will continue to be subject to time-based vesting in accordance with the same time-based vesting schedule that applied to the Award immediately prior to the change in control without any performance-based condition.

Assumption or Substitution

Unless otherwise provided in an individual Award agreement prior to June 25, 2020, in the event of a change in control in which the successor assumes, substitutes or continues an Award (as described in the Amended Incentive Plan), if a participant’s employment terminates within 24 months after the change in control and under the circumstances specified in the individual Award agreement: (i) outstanding Options and SARs immediately vest, become fully exercisable and remain exercisable for two years (or if earlier, until the original Award expiration date), (ii) the restrictions, limitations and other conditions applicable to restricted Shares and RSUs lapse and the Awards become fully vested and free of all restrictions, limitations and conditions, and (iii) the restrictions, limitations and other conditions applicable to any other Awards lapse, and such other Awards become free of all restrictions, limitations and conditions and become fully vested and transferable. Unless otherwise provided in an individual Award agreement prior to June 25, 2020, to the extent a successor does not assume, substitute or continue Awards, then, immediately before the change in control: (i) outstanding Options and SARs immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to restricted Shares and RSUs lapse and the restricted Shares and RSUs become fully vested and free of all restrictions, limitations and conditions and (iii) the restrictions, other limitations and other conditions applicable to any other Share-based Awards or any other Awards lapse, and the Awards become free of all restrictions, limitations and conditions and become fully vested and transferable.

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Amendment and Termination

The Board may amend, suspend or terminate the Amended Incentive Plan as it deems advisable, subject to any requirement for shareholder approval imposed by law or by the NYSE, but it may not amend the Amended Incentive Plan in a manner that would result in noncompliance with Rule 16b-3 under the Exchange Act and may not, without approval of the Company’s shareholders if required by law, amend the Amended Incentive Plan to (i) increase the number of Shares that may be the subject of Awards under the Amended Incentive Plan (except for adjustments upon corporate adjustment events), (ii) expand the types of awards available under the Amended Incentive Plan, (iii) materially expand the class of persons eligible to participate in the Amended Incentive Plan, (iv) eliminate the requirements relating to minimum Option and grant prices for Options and SARs and shareholder approval requirements for re-pricings, (v) increase the maximum permissible term of any Option or SAR, or (vi) increase any of the individual limitations on Awards over annual and other vesting or performance periods. In addition, no amendments to or termination of the Amended Incentive Plan may impair the rights of a participant in any material respect under any Award previously granted to the participant, without such participant’s consent.

Transferability

Except as provided below, no Award and no Shares as to which any applicable restriction, performance or deferral period has not lapsed, may be transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative. Except in the case of incentive share options, to the extent and only pursuant to terms and conditions determined by the Committee, a participant may assign or transfer an Award without consideration to permitted assignees, but (i) the assignees are bound by and subject to the Amended Incentive Plan and individual Award agreements relating to the transferred Award and must execute an agreement satisfactory to the Company evidencing such obligations and (ii) the participant must remain bound by the Amended Incentive Plan.

Termination of Employment or Services

The Committee shall determine and set forth in each individual Award agreement to what extent any Awards granted in such individual Award agreement will continue to be exercisable, continue to vest or be earned on and after termination of employment or services (including as a member of the Board). The date of termination will be determined by the Committee, which determination will be final.

Deferral; Dividend Equivalents

The Committee is authorized to establish procedures for deferral of payment of any Award. Subject to the Amended Incentive Plan, the Committee may provide that a participant is entitled to receive, currently or on a deferred basis, dividend equivalents with respect to the number of Shares covered by an Award. The Committee may provide that dividend equivalents (if any) are deemed to have been reinvested in additional Shares or otherwise reinvested. Dividend equivalents may accrue in connection with an Award, but will not be paid to a participant prior to the date on which the Award (or the applicable portion of the Award to which the dividend equivalents relate) becomes vested. To the extent such vesting does not occur with respect to an Award, any related accrued dividend

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equivalents will be forfeited. In addition, dividend equivalents credited in connection with an Award that vests based on the achievement of performance goals are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividend equivalents have been credited. No Dividend Equivalents are payable with respect to Options or SARs.

Tax Withholding

The Company has the right to make all payments or distributions pursuant to the Amended Incentive Plan net of any applicable federal, state and local taxes required to be paid or withheld as a result of (i) the grant of any Award, (ii) the exercise of an Option or SAR, (iii) the delivery of Shares or cash, (iv) the lapse of any restrictions in connection with any Award or (v) any other event occurring pursuant to the Amended Incentive Plan. The Company has the right to withhold from wages or other amounts otherwise payable to a participant or permitted assignee withholding taxes required by law, or to otherwise require the participant or permitted assignee to pay such taxes. If the participant or permitted assignee fails to make such tax payments as are required, the Company or its Subsidiaries have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to such participant or permitted assignee or to take other action necessary to satisfy such withholding obligations. The Committee is authorized to establish procedures for satisfaction of such obligations for by tendering previously acquired Shares, or by directing the Company to retain Shares (up to the minimum required statutory tax withholding rate for the participant or permitted assignee) otherwise deliverable in connection with an Award.

Cancellation of Award; Forfeiture of Gain

Awards are subject (including on a retroactive basis) to cancellation, and a participant must return to the Company any Shares or cash received or payable on vesting or exercise of the Award and any proceeds from the sale, gain or other value realized on the vesting or exercise of the Award upon (i) certain accounting restatements, (ii) a violation of a non-solicitation or non-disclosure covenant or agreement, (iii) a participant’s engaging in an activity that is in conflict with or adverse to the interest of the Company, as determined by the Committee or (iv) any other event required by law or the rules and regulations of the NYSE or by written policy adopted by the Company.

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal tax treatment of awards granted under the Amended Incentive Plan based on the federal tax laws currently in effect. The rules governing the tax treatment of awards are technical and the following discussion is necessarily general in nature and does not purport to be complete. The statutory provisions and interpretations described below are subject to change, and their application may vary in individual circumstances. Award holders are encouraged to seek professional tax advice when exercising awards under the Amended Incentive Plan.

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Non-Qualified Share Options

If an optionee is granted non-qualified share options under the Amended Incentive Plan, the optionee will not have taxable income on the grant of the option, nor will the Company be entitled to any deduction. Generally, on exercise of non-qualified share options, an optionee will recognize ordinary income, in an amount equal to the difference between the exercise price and the fair market value of the ordinary shares on the date of exercise. The holder’s basis for the ordinary shares for purposes of determining gain or loss on subsequent disposition of the shares acquired upon exercise generally will be the fair market value of the ordinary shares on the date the option is exercised. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Share Options

There is no taxable income to an optionee who is granted an incentive share option under the Amended Incentive Plan, or when that option is exercised. However, the amount by which the fair market value of the ordinary shares at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee. The sale of ordinary shares acquired upon exercise of an option that satisfies all of the incentive share option requirements, including the holding periods described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on sale and the exercise price of the option. To receive this treatment, the optionee must have been an employee of the Company (or certain of its subsidiaries) at all times during the period beginning on the date the incentive share option was granted and ending on the date three months before the date of exercise, and the optionee must not have disposed of the ordinary shares acquired upon exercise of the option either (A) within two years after the date of grant of the incentive share option or (B) within one year of the date of exercise. If the ordinary shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the exercise price and the fair market value of the ordinary shares on the date of the option’s exercise will be taxed at ordinary income rates. An incentive share option exercised more than three months after an optionee retires, other than by reason of death or disability, will be taxed as a non-qualified share option, and the optionee will have been deemed to have received income upon exercise that is taxable at ordinary income rates. The aggregate fair market value of ordinary shares (determined at the time of grant) with respect to which incentive share options can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified share option.

Restricted Shares

An award holder will generally not have income upon the grant of restricted shares unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a holder will have compensation income on the date of grant equal to the value of the shares less the purchase price and, when the shares are sold, the holder will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the date of grant. If the holder does not make an 83(b) election, then when the shares vest the holder will have compensation income equal to the value of the shares on the vesting date less the purchase price. When the shares are sold, the holder will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. Generally, any capital gain or loss will be long-term if the holder held the shares for more than one year. If the shares were held for one year or less it will be short-term capital gains or loss. The holding period for purposes of capital gain or loss generally will

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commence on the date of vesting (or, if an 83(b) election is made, the date of grant).

Restricted Share Units

An award holder will not have income upon the grant of an RSU award. A holder is not permitted to make a Section 83(b) election with respect to an RSU award. When the RSU vests, the holder will have compensation income on the vesting date in an amount equal to the fair market value of the shares on the vesting date less the purchase price, if any. When the shares acquired upon settlement of an RSU award is sold, the holder will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. Generally, any capital gain or loss will be long-term if the holder held the shares for more than one year. If the shares were held for one year or less it will be short-term capital gains or loss.

Performance Awards

An award holder will generally recognize taxable ordinary income on the amount of cash paid to, or value of shares received by, the award holder under a performance award (including a performance share unit award).

Dividend Equivalents

An award holder will generally recognize taxable ordinary income on dividend equivalents as they are paid.

Share Payments

An award holder will generally recognize taxable ordinary income on the fair market value of the shares delivered as payment of bonuses or other compensation under the Amended Incentive Plan.

Share Appreciation Rights

No taxable income is realized on the receipt of a SAR, but on exercise of the SAR the fair market value of the ordinary shares (or cash in lieu of ordinary shares) received must be treated as compensation taxable as ordinary income to the award holder in the year of the exercise.

Parachute Payments

In the event that the payment of any award under the Amended Incentive Plan is accelerated because of a change in ownership (as defined in Section 280G(b)(2) of the Code) and such payment of an award, either alone or together with any other payments made to certain participants, constitutes parachute payments under Section 280G of the Code, then, subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion.

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Section 409A of the Code

Section 409A of the Code provides that all amounts deferred under a non-qualified deferred compensation plan are included in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been included in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the Amended Incentive Plan are anticipated to be exempt from the requirements of Section 409A of the Code, awards that are not exempt are intended to comply with Section 409A of the Code.

Tax Effects to the Company; Section 162(m) of the Code

Generally, the Company may be entitled to a tax deduction in connection with an award under the Amended Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a non-statutory share option), provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code. Special rules under Section 162(m) of the Code, as modified by the Tax Cuts and Jobs Act, limit the deductibility of compensation paid by a public company during a tax year to its chief executive officer, its chief financial officer and its other three most highly compensated executive officers for that tax year (collectively, “covered employees”) and for any individual who was a covered employee of the Company during tax years beginning in 2017. Under Section 162(m) of the Code, the annual compensation paid to any covered employee will be deductible only to the extent that it does not exceed $1,000,000. The Committee has discretionary authority to grant awards under the Amended Incentive Plan in excess of this limit.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the awards granted under the Amended Incentive Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

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PROPOSALS OF SHAREHOLDERS FOR THE 2021 ANNUAL MEETING
We currently intend to hold our 2021 Annual Meeting of Shareholders in July 2021. Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at the 2021 Annual Meeting of Shareholders must submit the proposal to us at our principal executive offices, addressed to our Corporate Secretary, no later than March 25, 2021. Assuming that the 2021 Annual Meeting of Shareholders is held no more than 30 days before, and no more than 70 days after, the anniversary date of the 2020 Annual Meeting, shareholders who intend to present a proposal at the 2021 Annual Meeting of Shareholders without inclusion of such proposal in our proxy materials or who intend to nominate a director are required to provide us with notice of such proposal or nomination no later than June 26, 2021 or earlier than May 27, 2021. In the event that the date of the 2021 Annual Meeting of Shareholders is more than 30 days before, or more than 70 days after, such anniversary date, notice of any such proposal or director nomination must be provided to us no later than the later of the 90th day prior to the date of the 2021 Annual Meeting of Shareholders or the 10th day following the first public announcement of the date of the meeting and no earlier than the close of business on the 120th day prior to the date of the 2021 Annual Meeting of Shareholders. Additionally, shareholders must comply with other applicable requirements contained in Regulations 69, 70 and 71 of our Memorandum. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements contained in our Memorandum and applicable laws.
OTHER MATTERS
Our Board of Directors has no knowledge of any other matters to be presented at the Annual Meeting other than those described herein. If any other business properly comes before the shareholders at the Annual Meeting, however, it is intended that the proxy holders will vote on such matters in accordance with their discretion.
ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended March 28, 2020, as filed with the SEC (including with exhibits if requested), will be sent to any shareholder, without charge, upon oral or written request addressed to the Corporate Secretary of the Company at the Company’s principal executive office or by electronically submitting the Information Request form located on the Resources page of the Company’s website at www.capriholdings.com. You also may obtain our Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or on our website.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the other proxy materials provided herewith contain forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. The forward-looking statements contained in this proxy statement and the other proxy materials provided herewith are based on assumptions that the Company has made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2020 (File No. 001-35368), filed on July 8, 2020 with the SEC.
YOUR VOTE IS IMPORTANT. OUR BOARD OF DIRECTORS URGES YOU TO VOTE VIA INTERNET, TELEPHONE OR BY MARKING, DATING, SIGNING AND RETURNING A PROXY CARD.
By Order of the Board of Directors
John D. Idol
Chairman and Chief Executive Officer

London, United Kingdom
July 22, 2020

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ANNEX A

SECOND AMENDED AND RESTATED
OMNIBUS INCENTIVE PLAN

Capri Holdings Limited (the “Company”), a British Virgin Islands limited liability company, hereby establishes and adopts the following Second Amended and Restated Omnibus Incentive Plan (the “Plan”).

1. PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2. DEFINITIONS

2.1. “Award” shall mean any Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit Award, Other Share-Based Award, Performance Award, Dividend Equivalent or any other right, interest or option relating to Shares, other property or cash granted pursuant to the provisions of the Plan.

2.2. “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3. “Board” shall mean the board of directors of the Company.

2.4. “Cause” means, in the case of a Participant who has an employment or service agreement with the Company or any of its Subsidiaries in effect at the time of his termination of employment or service, the definition of “Cause” set forth in such employment or service agreement. Otherwise, “Cause” means: (i) Participant’s gross negligence or willful misconduct, or willful failure to substantially perform Participant’s duties as an Employee, Consultant or Director of the Company or any of its Subsidiaries, as applicable, (other than due to physical or mental illness or incapacity), (ii) Participant’s conviction of, or plea of guilty or nolo contendere to a felony (or the equivalent of a felony in a jurisdiction other than the United States), (iii) Participant’s willful breach of a material provision of the Plan or Award Agreement or any employment, service or other agreement with the Company or any of its Subsidiaries, (iv) Participant’s willful violation of the Company or any of its Subsidiaries’ written policies that the Committee determines is detrimental to the best interests of the Company or any of its Subsidiaries; (v) Participant’s fraud or misappropriation, embezzlement or material misuse of funds or property belonging to the Company or any of its Subsidiaries; (vi) Participant’s use of alcohol or drugs that interferes with the performance of Participant’s duties as an Employee, Consultant, or Director of the Company or any of its Subsidiaries, as applicable; or (vii) any action or conduct of Participant that materially adversely affects the integrity and reputation of the Company or any of its Subsidiaries, their employees or their products, as determined by the Committee.

2.5.  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

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2.6. “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder or, if no such Compensation Committee or subcommittee thereof exists, the Board. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, in each case, when and to the extent necessary to satisfy Rule 16b-3 and the rules of the principal U.S. national securities exchange.

2.7. “Consultant” shall mean any consultant or advisor, who is a natural person and who provides services to the Company or any Subsidiary so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital‑raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company's securities and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 registration statement.

2.8. “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.9. “Director” shall mean a member of the Board who is not an employee.

2.10. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.
2.11. “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.
2.12. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.13. “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, or if the Shares are not regularly traded on any such exchange or system, the amount determined by the Committee, in its sole discretion, to be the fair market value of the Shares. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.14. “Incentive Share Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.15. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

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2.16. “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.17. “Participant” shall mean an Employee, Director or Consultant who is selected by the
Committee to receive an Award under the Plan.

2.18. “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.
2.19. “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.20. "Performance Criteria" shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the performance goal or performance goals for a Performance Period, determined as set forth in Section 10.1

2.21. “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.22. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.
2.23. “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.24. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.25. “Prior Plans” shall mean the Amended and Restated Michael Kors (USA), Inc. Stock Option Plan, as amended from time to time, and any other plans pursuant to which equity-based compensation awards were granted prior to the IPO.

2.26. “Restricted Share” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.27. “Restricted Share Award” shall have the meaning set forth in Section 7.1.

2.28. “Restricted Share Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.29. “Restricted Share Unit Award” shall have the meaning set forth in Section 7.1

2.30. “SEC” means the Securities and Exchange Commission.

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2.31. “Shares” shall mean the ordinary shares, no par value, of the Company.

2.32. “Share Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.33. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.34. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.35. “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3. SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. (a) Subject to adjustment as provided in Section 12.2, as of the effective date of this amended and restated Plan as defined in Section 13.13, a total of 6.287 million (6,286,919) Shares shall be authorized for Awards granted under the amended and restated Plan less one share for every share granted after March 28, 2020.

(b) If (i) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part), such Shares shall, to the extent of such forfeiture, expiration, termination or cash settlement, again be available for issuance under the Plan or (ii) any Shares subject to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or an award under the Prior Plans is settled for cash (in whole or in part), expires or otherwise terminates without issuance of such Shares, such Shares shall, to the extent of such forfeiture, expiration, termination or cash settlement, again be available for issuance under the Plan.

(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall not be available for issuance under the Plan. In the event that (i) any option or award granted under the Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall not be available for issuance under the Plan. For the avoidance of doubt, Shares subject to a Share Appreciation Right, or a share appreciation right under any Prior Plans, that are not issued in connection with its share settlement on exercise thereof and Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options, or options under any Prior Plans, shall not be available for issuance under the Plan.

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(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations for grant to a Participant under Section 10.3, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in paragraphs (b) and (c) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(e) The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

3.3. Minimum Vesting Condition. Participants who are granted Options, Share Appreciation Rights, Restricted Share Awards, Restricted Share Unit Awards, Other Share-Based Awards, Performance Shares, Performance Units or Dividend Equivalents under this Plan will be required to continue to provide services to the Company or an Affiliate for not less than one (1) year following the date of grant in order for any such Award to fully or partially vest or be exercisable. Notwithstanding the foregoing, up to five percent (5%) of the available Shares authorized for issuance under the Plan pursuant to Section 3.1 may provide for vesting of Options, Share Appreciation Rights, Restricted Share Awards, Restricted Share Unit Awards, Other Share-Based Awards, Performance Shares, Performance Units or Dividend Equivalents, partially or in full, in less than one (1) year.

3.4 Limits on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single fiscal year (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers) shall not exceed $500,000.

4. ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

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4.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares, Restricted Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) disapply Sections 3.3 and/or 9.3 in connection with a Participant’s termination of service or termination due to death, disability or a Change in Control, and correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Share Appreciation Right, will have Dividend Equivalents; (xii) to the extent not inconsistent with the terms of the Plan, accelerate the vesting or exercisability of any Award; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary.

(c) To the extent not inconsistent with applicable law or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded), the Committee may delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards. The Committee may also delegate to one or more executive officers of the Company any of the authority of the Committee under the Plan to make grants of Awards to eligible individuals who are not “officers” for purposes of Section 16 of the Exchange Act.

5. OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Agreements. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

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5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Share Option granted to a Participant who, at the time of the grant, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s shareholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option that has an exercise price that is equal to or greater than the Fair Market Value in exchange for cash or another Award (other than in connection with a Change in Control (as defined in Section 11.3), as described in Section 11.2) or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

5.4. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Share Option granted to a Participant who, at the time of the grant, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Subsidiary. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option, other than an Incentive Share Option, is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement to the extent such extension does not cause adverse tax consequences to the Participant under Section 409A of the Code.

5.5. Vesting and Exercise of Options. (a) Unless otherwise provided in an Award Agreement and subject to Section 3.3, any Option granted under the Plan shall vest and become exercisable as to 25% of the Shares subject thereto on each of the first four anniversaries of the date the Option is granted, in each case so long as the Participant continues to be employed by or provide services to the Company or any of its Subsidiaries on the relevant vesting date. Subject to Section 3.3, the Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in the Plan and any Award Agreement under such terms and conditions as the Committee shall deem appropriate.

(b) Vested Options granted under the Plan shall be exercised by the Participant (or by a Permitted Assignee thereof or the Participant’s executors, administrators, guardian or legal representative, to the extent provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

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(c) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(d) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Share Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.6. Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Shares or other similar securities.

5.7. Incentive Share Options. The Committee may grant Incentive Share Options to any eligible Employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Share Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Share Options granted under the Plan shall be 6.287 million (6,286,919) Shares less one share for every share granted after March 28, 2020, subject to adjustment as provided in Section 3.1(b) and Section 12.2. No Option shall be treated as an Incentive Share Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Share Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a nonqualified option unless and until such approval is obtained.
6. SHARE APPRECIATION RIGHTS

6.1. Grant, Vesting and Exercise. The Committee may grant Share Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion. Unless otherwise provided in an Award Agreement and subject to Section 3.3, any Share Appreciation Rights granted under the Plan shall vest and become exercisable as to 25% of such Share Appreciation Rights on each of the first four anniversaries of the date the Share

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Appreciation Rights are granted, in each case so long as the Participant continues to be employed by or provide services to the Company or any of its Subsidiaries on the relevant vesting date.

6.2. Terms and Conditions. Share Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

1.Upon the exercise of a Share Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Share Appreciation Right.

2.The Committee shall determine in its sole discretion whether payment on exercise of a Share Appreciation Right shall be made in cash, in whole Shares, Restricted Shares, other property or any combination thereof.

3.The terms and conditions of Share Appreciation Rights need not be the same with respect to each recipient.

4.The Committee may impose such other terms and conditions on the exercise of any Share Appreciation Right, as it shall deem appropriate. A Share Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Share Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than ten (10) years, except in the event of death or disability. Notwithstanding clause (ii) of the preceding sentence, in the event that on the last business day of the term of a Share Appreciation Right (x) the exercise of the Share Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement to the extent such extension does not cause adverse tax consequences to the Participant under Section 409A of the Code.

5.An Award Agreement may provide that if on the last day of the term of a Share Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Share Appreciation Right, the Participant has not exercised the Share Appreciation Right or the tandem Option (if applicable), and the Share Appreciation Right has not expired, the Share Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

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6.Without the approval of the Company’s shareholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Share Appreciation Right after the date of grant (ii) cancel any Share Appreciation Right that has a grant price that is equal to or greater than the Fair Market Value in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (iii) take any other action with respect to a Share Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

7. RESTRICTED SHARE AND RESTRICTED SHARE UNITS

7.1. Grants. Awards of Restricted Shares and of Restricted Share Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Share Award” or “Restricted Share Unit Award” respectively), and such Restricted Share Awards and Restricted Share Unit Awards shall also be available as a form of payment of Performance Awards, Options, Share Appreciation Rights and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Share or Restricted Share Units, subject to such minimum consideration as may be required by applicable law.

7.2. Award Agreements. The terms of any Restricted Share Award or Restricted Share Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Share Awards and Restricted Share Unit Awards need not be the same with respect to each Participant.

7.3. Rights of Holders of Restricted Share and Restricted Share Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Share Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Share, except as otherwise provided in this Section. A Participant who holds a Restricted Share Unit Award shall only have those rights specifically provided for in the Award Agreement; provided, however, in no event shall the Participant have voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares, other property or cash distributed as a dividend or otherwise with respect to any Restricted Share Award or Restricted Share Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Share Award or Restricted Share Unit Award, and the Committee shall have the sole discretion to determine whether, if at all, any cash-denominated amount that is subject to such restrictions shall earn interest and at what rate. Notwithstanding the provisions of this Section, cash dividends, shares and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Share Award or Restricted Share Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Shares or Restricted Share Units with respect to which such cash, shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

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7.4. Vesting Period. Unless otherwise provided in an Award Agreement, and subject to Section 3.3 any Restricted Shares or Restricted Share Units granted under the Plan shall vest and become exercisable as to 25% of the Shares subject to such Award on each of the first four anniversaries of the date the Award is granted, in each case so long as the Participant continues to be employed by or provide services to the Company or any of its Subsidiaries on the relevant vesting date. Subject to Section 3.3, the Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in the Plan and any Award Agreement under such terms and conditions as the Committee shall deem appropriate.

7.5. Issuance of Shares. Any Restricted Share granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a share certificate or certificates, which certificate or certificates shall be held by the Company. Such book entry registration, certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Share. At the request of the Committee, as a condition to any grant of Restricted Shares, a Participant may be required to execute a stock power in blank.

7.6.  Dividend Equivalents. Subject to Section 12.5 the Committee may, in its sole discretion, provide that Dividend Equivalents shall be earned by a Participant of Restricted Share Units based on dividends declared on the Shares to be credited as of dividend payment dates during the period between the date an Award of Restricted Share Units is granted to a Participant and the settlement date of such Award.

8. OTHER SHARE-BASED AWARDS

8.1. Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred share units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2. Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, and subject to Section 12.5, Dividend Equivalents with respect to the Shares covered by an Other Share-Based Award that vests based on achievement of performance goals shall be subject to the vesting conditions, restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such cash, shares or other property has been distributed.

8.3. Vesting Period. Unless otherwise provided in an Award Agreement, and subject to Section 3.3, any Other Share-Based Awards granted under the Plan shall vest and become exercisable as to 25% of the Shares subject to such Award on each of the first four anniversaries of the date the Award is granted, in each case so long as the Participant continues to be employed by or provide services to the Company or any of its Subsidiaries on the relevant vesting date. Subject to Section 3.3, the Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in the Plan and any Award Agreement under such terms and conditions as the Committee shall deem appropriate.

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8.4. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

8.5. Deferral of Director Fees. Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred share units in lieu of all or a portion of their annual retainer. In addition Directors may elect to receive Other Share-Based Awards in the form of deferred share units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for payment in deferred share units.

9. PERFORMANCE AWARDS

9.1. Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.1 or such other criteria as determined by the Committee in its discretion.

9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents, in accordance with Section 12.5. The terms of Performance Awards need not be the same with respect to each Participant.

9.3. Performance Period. Subject to the last sentence of Section 3.3, Performance Awards granted to Participants under the Plan shall have a Performance Period of not less than one (1) year.

9.4. Terms and Conditions. The Performance Criteria to be achieved during any Performance Period and, subject to Section 9.3, the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.5. Payment. Except as provided in Article 11, as provided by the Committee or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10. PERFORMANCE CRITERIA

10.1. Performance Criteria. An Award may be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels and may include but shall not be limited to the following: (a) sales (including same

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store or comparable sales), net sales; or return on sales; (b) revenue, net revenue, gross revenue, product revenue or system-wide revenue (including growth of same); (c) operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); (d) earnings or loss per share (including on a diluted or undiluted basis, before or after taxes); (e) net income or loss (before or after taxes); (f) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (g) Share price (including, but not limited to, growth measures and total shareholder return); (h) market share; (i) enterprise value; (k) gross profits, gross or net profit margin or gross profit growth; (l) net operating profit (before or after taxes); (m) operating earnings, earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and/or amortization); (n) economic value-added models or “value creation” or similar metrics; (o) comparisons with various stock market indices; (p) expense targets or other reductions in costs goals or meeting divisional or project budgets; (q) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (r) return on capital (including return on total capital or return on invested capital); (s) general and administrative expense savings; (t) inventory control; (u) operating margin or gross margin; (v) year-end cash, cash margin or debt reduction; (w) operating efficiencies; (x) customer satisfaction, customer retention or; customer growth; (y) employee retention, succession and hiring; (z) productivity or productivity ratios; (aa) cost of capital, debt level year-end cash position or book value; (bb) competitive market metrics; (cc) timely completion of new product roll-outs; timely launch of new facilities (such as new store openings, gross or net); (dd); royalty income; (ee) implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects or (ff) acquisitions and divestitures, reorganization and other corporate transactions or expansions of specific business operations; or (gg) any combination of the foregoing. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Any performance goals that are financial metrics, may be determined in accordance with United States generally accepted accounting principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including, but not limited to (a) restructurings or reorganizations, discontinued operations, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, transaction costs associated with refinancing or repurchasing of bank loans or debt securities, unbudgeted capital expenditures, business interruption events, extraordinary items, and other unusual or infrequently occurring items or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. The foregoing list of Performance Criteria is not exhaustive and the Committee shall have the discretion to establish such other Performance Criteria as the Committee deems appropriate from time to time.

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10.2. Adjustments. The Committee may, in its sole discretion, provide that one or more adjustments shall be made to one or more of the performance goals. Such adjustments may include, without limitation, one or more of the following: (a) items related to a change in accounting principle; (b) items relating to financing activities; (c) expenses for restructuring or reorganization initiatives; (d) other non-operating items; (e) items related to acquisitions; (f) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (g) items related to the disposal of a business or segment of a business; (h) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (i) items attributable to any share dividend, share split, combination or exchange of shares occurring during the Performance Period; (j) any other items of significant income or expense which are determined to be appropriate adjustments; (k) items relating to unusual or extraordinary corporate transactions, events or developments; (l) items related to amortization of acquired intangible assets; (m) items that are outside the scope of the Company’s core, on-going business activities; (n) items related to acquired in-process research and development; (o) items relating to changes in tax laws; (p) items relating to major licensing or partnership arrangements; (q) items relating to asset impairment charges; (r) items relating to gains or losses for litigation, arbitration and contractual settlements; (s) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (t) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions; (u) or such other adjustments the Committee determines appropriate, in its sole discretion, taking into account such factors that the Committee deems relevant. The Committee shall have the discretion to determine whether, when and to what extent an adjustment is necessary or advisable based upon consideration of such factors that the Committee deems appropriate in light of the facts and circumstances.The Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.3. Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, the following limits will apply to Awards of the specified type granted, or in the case of Performance Awards denominated in cash, payable, to any one Participant in any single fiscal year:

(i) Appreciation Awards (Options and Share Appreciation Rights) and Full Value
Awards (Restricted Share Awards, Restricted Share Unit Awards, Performance Awards and/or Other Share-Based Awards that are denominated in Shares): 1,500,000 Shares; and

(ii) Cash Awards - Performance Awards that are denominated in cash: $20,000,000.

In applying the foregoing limits, (a) all Awards of the specified type granted to the same Participant in the same fiscal year will be aggregated and made subject to one limit; (b) the limits applicable to Options and Share Appreciation Rights refer to the number of Shares subject to those Awards, (c) the Share limit for Full Value Awards refers to the maximum number of Shares that may be delivered under an Award or Awards of the type specified therein assuming a maximum payout; and (d) the dollar limit under clause (ii) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (ii) assuming a maximum payout.

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11. CHANGE IN CONTROL PROVISIONS

11.1. Impact on Certain Awards. In the event of a Change in Control of the Company (as defined in Section 11.3), with respect to each outstanding Award, such outstanding Award shall, except as otherwise set forth below, continue in effect, or be assumed or an equivalent Award substituted by a successor company. Notwithstanding any other provision in the Plan, and unless otherwise provided in an Award Agreement prior to June 25, 2020, the portion of such Award subject to performance-based vesting (including, without limitation, any Performance Shares or Performance Units) shall have any performance goals or other performance-based conditions deemed to be achieved at the target level of performance and any performance period deemed to have expired, but shall continue to be subject to time-based vesting in accordance with the same time-based vesting schedule that applied to the Award immediately prior to the Change in Control without any performance-based condition.

11.2. Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, prior to June 25, 2020, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control and under the circumstances specified in the Award Agreement: (i) Options and Share Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable and shall remain exercisable for a two-year period (or if earlier, until the original expiration date set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Share and Restricted Share Units outstanding as of the date of such termination of employment shall lapse and the Restricted Share and Restricted Share Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable. For the purposes of this Section 11.2, an Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether shares, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company with a fair market value substantially equal to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of what fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

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(b) Unless otherwise provided in an Award Agreement, prior to June 25, 2020, in the event of a Change in Control of the Company, to the extent the successor company does not assume or substitute for an Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Share Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Share and Restricted Share Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Share and Restricted Share Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable.

11.3. Change in Control. For purposes of the Plan and Awards, Change in Control means the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person;

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(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur when the percentages set forth in this section are met.

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12. GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act; and further provided that the Board may not, without the approval of the Company's shareholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and shareholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Share Appreciation Right specified by Section 6.2(d), or (f) increase any of the limitations in Section 10.3. The Board may not (except pursuant to Section 12.2 or in connection with a Change in Control), without the approval of the Company’s shareholders, cancel an Option or Share Appreciation Right in exchange for cash or take any action with respect to an Option or Share Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Share Appreciation Right or the exchange of an Option or Share Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant's consent.

12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner that the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the limitations in Section 10.3 (other than to Awards denominated in cash), the maximum number of Shares that may be issued pursuant to Incentive Share Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

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12.3. Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Except in the case of Incentive Share Options, to the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4. Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with a Subsidiary or affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or a Subsidiary; and (ii) if a Participant’s employment with the Company and its Subsidiaries terminates, but such Participant continues to provide services to the Company or its Subsidiaries in a non-employee capacity (including as a Director) (or vice-versa), such change in status shall not be considered a termination of employment or service with the Company or a Subsidiary for purposes of the Plan.

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12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award, if so determined by the Committee, shall be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, shares or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, (i) Dividend Equivalents may accrue in connection with an Award, but shall not be paid to a Participant prior to the date on which the Award (or the applicable portion of the Award to which the Dividend Equivalents relate) becomes vested; (ii) to the extent such vesting does not occur with respect to an Award, any related accrued Dividend Equivalents shall be forfeited; and (iii) Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Share Appreciation Rights.

13. MISCELLANEOUS

13.1. Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Share Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the minimum required statutory tax withholding rate for the Participant (or Permitted Assignee or such other rate that will not cause adverse tax or accounting consequences or cost)) otherwise deliverable in connection with the Award.

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13.3. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5. Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:

(a) In the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, any mistake in calculations or other administrative error, in each case, which reduces the amount of the Award that would have been earned had the financial results been properly reported (as determined by the Committee) (i) the Award will be cancelled and (ii) the Participant will forfeit (A) the Shares received or payable on the vesting or exercise of the Award and (B) the amount of the proceeds of the sale, gain or other value realized on the vesting or exercise of the Award (and the Participant may be required to return or pay such Shares or amount to the Company).

(b) If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled without payment therefor and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the compensation, gain or other value (whether or not taxable) realized upon the exercise of any Option or Share Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement.

(c) To the extent required by applicable law (including without limitation Section 302 of the Sarbanes-Oxley Act and Section 954 of the Dodd Frank Act) and/or the rules and regulations of any U.S. national securities exchange or inter-dealer quotation system on which Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company (as in effect and/or amended from time to time), Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award agreements).

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13.6. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company or a Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary as permitted by such plans.

13.8. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

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13.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan providing incentive compensation to a select group of employees and other individuals. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary, on the one hand, and a Participant or beneficiary thereof, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Rather, in its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the British Virgin Islands, without reference to principles of conflict of laws that would cause the laws of any other jurisdiction to apply, and construed accordingly.

13.13. Effective Date of Plan; Termination of Plan. The original Plan was effective as of December 1, 2011 and amended and restated as of May 20, 2015. The Plan (as further amended and restated herein) was adopted by the Board as of June 25, 2020, and shall become effective upon approval of the second amended and restated Plan by the Company’s shareholders. This second amended and restated Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect, provided, however, that in such case the original amended and restated Plan effective May 20, 2015 shall continue in effect and any Awards granted from time to time thereunder shall remain effective. Awards may be granted under the Plan at any time and from time to time on or prior to June 25, 2030, on which date the Plan (as further amended and restated herein) will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14. Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

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13.15. Compliance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, this Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any Award (including any taxes or penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

13.16. No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

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13.17. Data Privacy. As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company or any Subsidiary, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, management and administration of the Participant’s participation in the Plan, and that the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

13.18. Indemnity. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.19. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

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13.20. Fractional Shares. No fractional Shares or fractional equity securities may be issued under the Plan. Any fractional Shares or equity securities shall be settled in the form of cash (but may be treated as a fractional share prior to any such settlement).

13.21 Purchase for Investment. Whether or not Awards under the Plan have been registered under applicable securities laws, including the Securities Act, each person exercising an Option or Share Appreciation Right under the Plan or otherwise acquiring Shares pursuant to an Award or receiving an Award, may be required by the Committee to give a representation in writing that such person is acquiring such Shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

13.22 No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the Committee in writing prior to the making of such election or pursuant to an Award Agreement. If a Participant makes such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

13.23. Covered Employees. Notwithstanding any other provision of the Plan, the Committee shall have discretionary authority to grant awards to Covered Employees under the Plan in excess of any tax deductibility limit imposed by Section 162(m) of the Code or otherwise.

26 | 2020 Proxy Statement

ANNEX B

CAPRI
HOLDINGS LIMITED

33 KINGSWAY
LONDON WC2B 6UF
UNITED KINGDOM

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D18237-P41374

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAPRI HOLDINGS LIMITED

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. John D. Idol	☐	☐	☐
1b. Robin Freestone	☐	☐	☐
1c. Ann Korologos	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D18238-P41374

CAPRI
HOLDINGS LIMITED

Annual Meeting of Shareholders
September 23, 2020 1:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John D. Idol, Thomas J. Edwards and Krista A. McDonough, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Ordinary shares of CAPRI HOLDINGS LIMITED that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM, local time on September 23, 2020, at Baker & McKenzie LLP, 100 New Bridge Street, London, United Kingdom 6JA EC4V, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side